File No. [  ]

As filed with the Securities and Exchange Commission on March 18, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	2834	87-0652870
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Vikram Grover

Chief Executive Officer

Bio-Path Holdings, Inc.

625 Stanwix St. #2407

Pittsburgh, Pennsylvania 15222

(630) 708-0750

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this offering statement is qualified by the Securities and Exchange Commission.

☐ Check box if the only securities being qualified on this Form are being offered pursuant to dividend or interest reinvestment plans.

☒ Check box if securities being qualified on this Form are being offered on a delayed or continuous basis pursuant to Rule 251(d)(3).

☒ Check box if this Form is filed for a Tier 1 offering pursuant to Rule 251.

No underwriters are participating in this best-efforts offering, and no dealer or broker is obligated to take or pay for any of the securities being qualified hereby.

We may file post-qualification amendments to this offering statement as required by Regulation A under the Securities Act of 1933.

This offering is being conducted on a best-efforts, self-underwritten basis directly by the Company, without the use of any underwriter or placement agent.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND REGULATION A THEREUNDER. THE INFORMATION IN THIS OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT.

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The information in this preliminary offering circular is not complete and may be changed. We may not sell these securities until the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION	DATED MARCH 18, 2026

PART II — CIRCULAR FORM 1-A TIER 1

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

BIO-PATH HOLDINGS, INC.

20,000,000 shares of Common Stock

We are offering, on a primary, best-efforts basis and without any underwriter or broker-dealer, up to 20,000,000 shares of our common stock, $0.001 par value per share (the “Common Stock”), at a fixed offering price of $0.03 per share. This is a Tier 1 offering pursuant to Regulation A under the Securities Act of 1933, as amended. We will offer the shares directly to investors without the use of an underwriter, although we reserve the right to engage one or more registered broker-dealers or finders in the future. There are currently no selling stockholders, and no existing security holders are offering shares for resale in this offering.

The qualification of this offering statement does not require any investor to purchase any minimum number of shares, and does not mean that all, or any, of the offered shares will be sold. We cannot predict when or in what amounts any shares of our Common Stock may be sold in this offering.

We are offering the shares on a best-efforts basis directly to investors at a fixed price of $0.03 per share. We may in the future enter into arrangements with one or more registered broker-dealers to assist in the offer and sale of the shares; any such arrangement would be described in a post-qualification amendment or supplement to this offering circular. See the section titled “Plan of Distribution and Terms of the Offering” for more information.

There is currently a limited public trading market for our Common Stock.

This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold, whichever is earlier (such earlier date, the “Termination Date”).

Our common stock is quoted on the OTC Markets (“OTC”) under the symbol “BPTH.” The last reported sale price of our common stock on the OTC on March 17, 2026, was $0.06 per share.

We will bear all of the expenses incurred in connection with the qualification of this offering under Regulation A and the offer and sale of the Common Stock. Because there is no underwriter, there are currently no underwriting discounts or commissions. If we later engage any broker-dealer or placement agent, we may pay customary selling commissions or fees as disclosed in a post-qualification amendment or supplement.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this offering circular and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning sssssssssss42 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS OFFERING CIRCULAR IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this offering circular from time to time by filing amendments or supplements to our offering statement as required. You should read the entire offering circular and any amendments or supplements carefully before you make your investment decision.

The date of this offering circular is March 18, 2026.

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BIO-PATH HOLDINGS, INC.

We are offering to sell, and seeking offers to buy, our Securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our Securities. Neither the delivery of this Offering Circular nor any sale or delivery of our Securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular and any documents incorporated by reference herein and therein may contain forward- looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this offering circular and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this offering circular and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this offering circular, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this offering circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this offering circular. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this offering circular to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this offering circular, or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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SUMMARY

We are a clinical and preclinical stage oncology and obesity-focused RNAi nanoparticle drug development company utilizing a novel technology that achieves systemic delivery for target-specific protein inhibition for any gene product that is over-expressed in disease. Our drug delivery and antisense technology, called DNAbilize®, is a platform that uses P-ethoxy, which is a deoxyribonucleic acid (DNA) backbone modification that is intended to protect the DNA from destruction by the body’s enzymes when circulating in vivo, incorporated inside of a lipid bilayer having neutral charge. We believe this combination allows for high efficiency loading of antisense DNA into non-toxic, cell-membrane-like structures for delivery of the antisense drug substance into cells. In vivo, the DNAbilize® delivered antisense drug substances are systemically distributed throughout the body to allow for reduction or elimination of target proteins in blood diseases and solid tumors. Through testing in numerous animal studies and dosing in clinical trials, our DNAbilize® drug candidates have demonstrated an excellent safety profile. DNAbilize® is a registered trademark of the Company.

Using DNAbilize® as a platform for drug development and manufacturing, we currently have four drug candidates in development to treat at least five different cancer disease indications and one indication in obesity. Our lead drug candidate, BP1001, or “prexigebersen” (pronounced prex” i je ber’ sen), which is being developed to target growth factor receptor-bound protein 2 (“Grb2”), initially started the efficacy portion of a Phase 2 clinical trial for untreated acute myeloid leukemia (“AML”) patients in combination with low-dose cytarabine (“LDAC”). However, the changing landscape of AML treatment led to the amendment of the Phase 2 clinical study by removing the combination treatment of prexigebersen and LDAC and replacing it with the combination treatment of prexigebersen and decitabine.

In October 2020, the U.S. Food and Drug Administration (“FDA”) granted approval of venetoclax in combination with LDAC, decitabine or azacytidine (the latter two drugs are DNA hypomethylating agents) as frontline therapy for newly diagnosed AML in adults who are 75 years or older, or who have comorbidities precluding intensive induction chemotherapy. We believe this approval of the frontline venetoclax and decitabine combination therapy provides an opportunity for developing prexigebersen as an addition to the combination therapy for the treatment of newly diagnosed AML patients. In preclinical efficacy studies, four AML cancer cell lines were treated with three different combinations of decitabine, venetoclax and prexigebersen. Decrease in AML cell viability was the primary measure of efficacy. The triple combination of decitabine, venetoclax and prexigebersen showed significant improvement in efficacy in three of the four AML cell lines. Based on these results, we believe that adding prexigebersen to the treatment combination of decitabine and venetoclax could lead to improved efficacy in AML patients.

Our approved amended Phase 2 clinical trial currently has three cohorts of subjects. The first two cohorts treat patients with the triple combination of prexigebersen, decitabine and venetoclax. The first cohort includes newly diagnosed AML patients, while the second cohort includes relapsed/refractory AML patients. The third cohort treats relapsed/refractory AML patients who are venetoclax- resistant or -intolerant with the two-drug combination of prexigebersen and decitabine. The full trial design plans have approximately 98 evaluable patients for the first cohort having newly diagnosed AML patients with a preliminary review performed after 19 evaluable patients and a formal interim analysis after 38 evaluable patients. The full trial design plans have approximately 54 evaluable patients for each of the second cohort, having relapsed/refractory AML patients, and the third cohort, having AML patients who are venetoclax- resistant or -intolerant, in each case with a review performed after 19 evaluable patients. The study is anticipated to be conducted at up to ten clinical sites in the U.S., and Gail J. Roboz, MD, is the national coordinating Principal Investigator for the Phase 2 trial. Dr. Roboz is a professor of medicine and director of the Clinical and Translational Leukemia Program at the Weill Medical College of Cornell University (the “Weill Medical College”) and the New York-Presbyterian Hospital in New York City.

The safety run-in of the triple combination of prexigebersen, decitabine and venetoclax for the Phase 2 clinical study was successfully completed. The preliminary data, presented at the 2021 ASH Annual Meeting, showed the treatment was well-tolerated and there were no dose limiting toxicities attributed to prexigebersen.

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On June 3, 2024, we announced additional interim data for the first two cohorts of the Phase 2 clinical trial. In Cohort 1, 31 newly diagnosed patients were enrolled; 20 evaluable patients with a median age of 75 years, treated with at least one cycle of prexigebersen, decitabine and venetoclax, had adverse-risk or secondary AML evolved from myelodysplastic syndromes, chronic myelomonocytic leukemia or treatment- related AML. Fifteen patients (75%) achieved complete remission (“CR”), CR with partial recovery of peripheral blood counts (“CRh”), or CR with incomplete hematologic recovery (“CRi”). One patient achieved partial remission (“PR”), three patients achieved stable disease, and one patient had toxicity attributed to decitabine and venetoclax treatment. In Cohort 2, 40 relapsed/refractory patients were enrolled; 23 evaluable patients with a median age of 63 years, treated with at least one cycle of prexigebersen, decitabine and venetoclax, had adverse-risk or secondary AML. Twelve patients (55%) achieved CR/CRi/ CRh, one patient achieved PR, eight patients achieved stable disease and two patients had progressive disease or treatment failure. Among the evaluable patients of both cohorts, adverse events were consistent with those expected with decitabine and venetoclax and/or AML, including fatigue (72%), anemia (60%) and neutropenia (49%), while the most frequent severe adverse events were febrile neutropenia (26%) and sepsis (5%). The interim analysis data was selected as an oral presentation in the 2024 American Society of Clinical Oncology (“ASCO”) Annual Meeting and as a poster presentation in the 2024 European Hematology Association (“EHA”) Annual Meeting. Based on this interim data, we expect to continue enrollment of up to 98 and 54 evaluable patients for Cohorts 1 and 2, respectively and plan to pursue FDA expedited programs for Fast Track designation. We are evaluating whether to seek to expand Stage 2 of the Phase 2 clinical trial in Europe. We expect to complete enrollment in cohorts 1 and 2 in 2026.

Our second drug candidate, Liposomal Bcl-2 (“BP1002”), targets the protein Bcl-2, which is responsible for driving cell survival in up to 60% of all cancers. A Phase 1 clinical trial to evaluate the ability of BP1002 to treat refractory/relapsed lymphoma and refractory/relapsed chronic lymphocytic leukemia (“CLL”) patients was being conducted at the Georgia Cancer Center, The University of Texas Southwestern and New York Medical College.

On December 11, 2024, we announced that the Phase 1 clinical trial was discontinuing enrollment based on enrollment challenges in these niche indications, particularly given the crowded development landscape that includes multiple competing trials. Furthermore, reducing this development program allows us the ability to increase our focus on the initiation of our obesity development program.

Additionally, preclinical studies suggest that the combination of BP1002 with decitabine is efficacious in venetoclax-resistant cells. An abstract of the preclinical study was presented at the 2021 American Association for Cancer Research (“AACR”) Annual Meeting. A Phase 1/1b clinical trial to investigate the ability of BP1002 to treat refractory/relapsed AML patients, including venetoclax-resistant patients, is being studied. A recent study found that AML patients who had relapsed from frontline venetoclax-based treatment had a very poor prognosis, with a median survival of less than three months. Since venetoclax and BP1002 utilize different mechanisms of action, we believe that BP1002 may be a potential treatment for venetoclax-relapsed AML patients. The Phase 1/1b clinical trial is being conducted at several leading cancer centers in the United States, including the Weill Medical College, The University of Texas MD Anderson Cancer Center (“MD Anderson”), Scripps Health and The University of California at Los Angeles Cancer Center. On October 7, 2024, we announced that the FDA had completed its review of PK/PD data from the first two dosing cohorts (20 and 40 mg/m2) and that enrollment for the third dosing cohort (60 mg/m2) was complete. We are now enrolling cohort four in the next planned higher dose of 90 mg/m2. The approved treatment cycle is two doses per week over four weeks, resulting in eight doses administered over twenty-eight days. The Phase 1b portion of the study is expected to commence after completion of BP1002 monotherapy cohorts and will assess the safety and efficacy of BP1002 in combination with decitabine in refractory/relapsed AML patients.

Our third drug candidate, Liposomal STAT3 (“BP1003”), targets the STAT3 protein and is currently in IND enabling studies as a potential treatment of pancreatic cancer, non-small cell lung cancer (“NSCLC”) and AML. Preclinical studies showing BP1003’s ability to inhibit STAT3 protein expression and cancer cell viability had been presented at AACR Annual Meetings. On September 16, 2024, we announced a publication in the peer-reviewed journal, Biomedicines, which highlights the therapeutic potential and broad anti-tumor effect of BP1003 in numerous preclinical solid tumor models, including breast, ovarian, and pancreatic cancer. The lead indication for which we intend to develop BP1003 is pancreatic cancer due to the severity of this disease and the lack of effective, life-extending treatments. For example, pancreatic adenocarcinoma is projected to be the second most lethal cancer behind lung cancer by 2030. Typical survival for a metastatic pancreatic cancer patient is about three to six months from diagnosis. We have successfully completed several IND enabling studies of BP1003 and have one additional IND enabling study to complete. Once the additional study is successfully completed, our goal is to file an IND application and initiate the first-in-humans Phase 1 study of BP1003 in patients with refractory, metastatic solid tumors, including pancreatic cancer and NSCLC.

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In addition, a modified product named BP1001-A, our fourth drug candidate, has shown to enhance chemotherapy efficacy in a preclinical study involving solid tumor models. Results of the preclinical study were published in the scientific journal Oncotarget in July 2020. BP1001-A incorporates the same drug substance as prexigebersen but has a slightly modified formulation designed to enhance nanoparticle properties. A BP1001-A Phase 1/1b clinical trial in patients with advanced or recurrent solid tumors is being conducted at several leading cancer centers in the United States, including Karmanos Cancer Institute, Mary Crowley Cancer Research and Holy Cross Hospital, Maryland. On July 17, 2023, we announced completion of the first cohort of the dose escalation portion of the Phase 1/1b clinical trial. A total of nine evaluable patients are scheduled to be treated with BP1001-A monotherapy over three dose levels in a standard 3+3 dose escalation design. The first dose cohort consisted of a starting dose of 60 mg/m2, and there were no dose limiting toxicities. Enrollment is now open for patients for the second dose cohort of 90 mg/m2 which we expect to be complete in the second quarter of 2025 in order to advance to dose level 3. The Phase 1b portion of the study is expected to commence after successful completion of BP1001-A monotherapy cohorts and is intended to assess the safety and efficacy of BP1001-A in combination with paclitaxel in patients with recurrent ovarian or endometrial tumors. Phase 1b studies are also expected to be opened in combination with gemcitabine in Stage 4 pancreatic cancer and combination therapy in breast cancer.

Development and Treatment for Obesity

Insulin resistance is a major contributor to obesity, Type 2 diabetes and other related metabolic diseases. Insulin lowers blood glucose level by activating the phosphoinositol-3 kinase (PI3K)/AKT pathway. However, this insulin pathway is dysfunctional in obese patients who have Type 2 diabetes. Literature suggests that Grb2 is an inhibitor of the insulin/PI3K/AKT pathway. Upregulation of the Grb2 gene has been reported for patients with Type 2 diabetes. Knockdown of Grb2 expression enhanced insulin-induced AKT activity and glucose uptake in myoblast and hepatoma cells. Furthermore, insulin sensitivity was restored in Grb2 heterozygous knockout mice fed on high fat-induced diet. We are currently exploring the development of BP1001-A as a drug candidate to target insulin resistance. We are confirming our hypothesis in preclinical trials that by downregulating Grb2 expression, BP1001-A could potentially lower blood glucose level by enhancing insulin-mediated AKT activation and glucose uptake and storage.

On December 19, 2024, we announced the results of our initial preclinical work; BP1001-A, by downregulating Grb2 expression, increased the levels of phosphorylated AKT and phosphorylated FOXO-1 (a downstream AKT effector) in myoblast and hepatoma cells in the presence of insulin. Furthermore, high fat diet rich in saturated fatty acids can lead to insulin resistance. Palmitic acid, the most common saturated fatty acid in a high fat diet, has been shown to impair insulin signaling. On March 18, 2025, we announced preclinical results that BP1001-A attenuated fatty acid-induced insulin resistance and restored insulin sensitivity in muscle progenitor and skeletal muscle fiber cell models. These preliminary data confirmed that BP1001-A could affect the insulin/PI3K/AKT pathway and increase insulin sensitivity, thus validating BP1001-A as a potential candidate to target obesity in Type 2 diabetes patients. We have initiated animal studies to evaluate the efficacy of BP1001-A as a potential treatment for obesity and related metabolic diseases in Type 2 diabetes patients. If successful, we intend to file an IND with the FDA in a first-in-human Phase 1 clinical trial to further validate safety, measure pharmacokinetics and establish dosing for potential pivotal trials.

Our DNAbilize® technology-based products are available for out-licensing or partnering. We intend to apply our drug technology template to new disease-causing protein targets to develop new liposomal antisense drug candidates for inclusion in our pipeline that meet scientific, preclinical and commercial criteria and file new patents on these targets. We expect that these efforts will include collaboration with key scientific opinion leaders in the field of study and include developing drug candidates for diseases other than cancer. As we expand our drug development programs, we will look at indications where a systemic delivery is needed and antisense RNAi nanoparticles can be used to slow, reverse or cure a disease, either alone or in combination with another drug.

We are developing a molecular biomarker package to accompany prexigebersen treatment, the goal of which is to identify patients with a genetic profile more likely to respond to the investigational treatment and improve the probability of success for this program as a result. The emerging role of biomarkers has been enhancing cancer development over the past decade and has become a more common companion to many cancer development programs. We expect to develop molecular biomarker packages to accompany our new programs.

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We have certain intellectual property as the basis for our current drug products in clinical development, prexigebersen, BP1002, BP1003 and BP1001-A. We are developing RNAi antisense nanoparticle drug candidates based on our own patented technology to treat cancer, obesity and related metabolic diseases, and autoimmune disorders where targeting a single protein may be advantageous and result in reduced patient adverse effects as compared to small molecule inhibitors with off-target and non-specific effects. We have composition of matter and method of use intellectual property for the design and manufacture of antisense RNAi nanoparticle drug products.

Recent Developments

March 2025 Promissory Notes

On March 6, 2025, we entered into a securities purchase agreement with 1800 Diagonal Lending LLC, a Virginia limited liability company (the “Lender”), an accredited investor, for the issuance and sale of a promissory note in the aggregate principal amount of $161,000 (the “First Promissory Note”) for a purchase price of $140,000 after deducting the original issue discount of $21,000. The First Promissory Note bears a one-time interest charge of twelve percent that is applied on the date of issuance, March 6, 2025. The First Promissory Note shall be paid in five payments with the first payment of $90,160 due on August 30, 2025 and each subsequent payment shall be equal to $22,540 which are due on September 30, 2025, October 30, 2025, November 30, 2025 and December 30, 2025.

On March 28, 2025, we entered into a securities purchase agreement with the Lender, an accredited investor, for the issuance and sale of a promissory note in the aggregate principal amount of $100,050 (the “Second Promissory Note” and together, with the First Promissory Note, the “March Promissory Notes”) for a purchase price of $87,000 after deducting the original issue discount of $13,050. The Second Promissory Note bears a one-time interest charge of twelve percent that is applied on the date of issuance, March 28, 2025. The Second Promissory Note shall be paid in five payments with the first payment of $56,028 due on September 30, 2025 and each subsequent payment shall be equal to $14,007 which are due on October 30, 2025, November 30, 2025, December 30, 2025 and January 30, 2026.

Upon the occurrence and during any continuation of any Event of Default (as defined in the Promissory Notes), the Promissory Notes shall become immediately due and payable and the Company shall pay to the Lender, in full satisfaction, an amount equal to 150% times the sum of (i) the then outstanding principal amount of such Promissory Note plus (ii) accrued and unpaid interest on the unpaid principal amount of such Promissory Note to the date of payment plus (iii) default interest, if any, at a rate of 22% per annum on the amounts referred to in clauses (i) and/or (ii) plus (iv) any amounts owed to the Lender pursuant to the Conversion Right (as defined below). In addition, only upon an Event of Default and during any continuation thereof, the Lender may elect to convert all or any part of the outstanding principal and interest on such Promissory Note in fully paid and non-assessable shares of the Company’s Common Stock at a conversion price per share equal to 65% of the lowest closing bid price of the Common Stock for the ten trading days prior to the date of conversion (the “Conversion Right”).

April 2025 Promissory Note

On April 28, 2025, we entered into a securities purchase agreement with Quick Capital, LLC, a Wyoming limited liability company (the “Second Lender” and together, with the Lender, the “Lenders”), an accredited investor, for the issuance and sale of a promissory note in the aggregate principal amount of $161,000 (the “April 2025 Promissory Note” and together, with the March Promissory Notes, the “Promissory Notes”) for a purchase price of $140,000 after deducting the original issue discount of $21,000. The April 2025 Promissory Note bears a one-time interest charge of twelve percent that is applied on the date of issuance, April 28, 2025. The April 2025 Promissory Note shall be paid in five payments with the first payment of $90,160 due on October 15, 2025 and each subsequent payment shall be equal to $22,540 which are due on November 15, 2025, December 15, 2025, January 15, 2026 and February 15, 2026.

Upon the occurrence and during any continuation of any Event of Default (as defined in the April 2025 Promissory Note), the April 2025 Promissory Note shall become immediately due and payable and we shall pay to the Second Lender, in full satisfaction, an amount equal to 150% times the sum of (i) the then outstanding principal amount of the April 2025 Promissory Note plus (ii) accrued and unpaid interest on the unpaid principal amount of the April 2025 Promissory Note to the date of payment plus (iii) default interest, if any, at a rate of 22% per annum on the amounts referred to in clauses (i) and/or (ii) plus (iv) any amounts owed to the Second Lender pursuant to the Conversion Right (as defined below). In addition, only upon an Event of Default and during any continuation thereof, the Second Lender may elect to convert all or any part of the outstanding principal and interest on the April 2025 Promissory Note in fully paid and non-assessable shares of the Company’s common stock at a conversion price per share equal to 65% of the lowest closing bid price of the common stock for the ten trading days prior to the date of conversion (the “Conversion Right”). The Second Lender, together with its affiliates, may not convert any portion of the April 2025 Promissory Note to the extent that the Second Lender would own more than 4.99% of the Company’s outstanding common stock immediately after the conversion.

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THE OFFERING

Common Stock offered by us	We are offering up to 20,000,000 shares of our Common Stock, $0.001 par value per share, on a primary basis directly by the Company at a fixed offering price of $0.03 per share.

Common Stock outstanding prior to the offering	9,342,151 shares

Over The Counter Pink Market Symbol	BPTH

Use of proceeds	We estimate that the net proceeds from this offering will be used for general corporate purposes, including working capital, servicing our existing indebtedness as it becomes due, and funding our growth strategies described in this offering circular. See “Use of Proceeds” for additional information.

Risk factors	You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our Common Stock.

The number of shares of our Common Stock that will be outstanding immediately after this offering is based on 9,342,151 shares of Common Stock outstanding as of March 18, 2026.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

We are a clinical stage biotechnology company with no significant revenue. We have incurred significant operating losses since our inception, and we expect to incur losses for the foreseeable future and may never achieve profitability.

We have incurred significant operating losses since our inception. As of December 31, 2025, we had an accumulated deficit of $(126.175) million. To date, we have not generated any revenue from the sale of our drug candidates and we do not expect to generate any revenue from sales of our drug candidates for the foreseeable future. We expect to continue to incur significant operating losses and we anticipate that our losses may increase substantially as we expand our drug development programs and commercialization efforts.

To achieve profitability, we must successfully develop and obtain regulatory approval for one or more of our drug candidates and effectively commercialize any drug candidates we develop. Even if we succeed in developing and commercializing one or more of our drug candidates, we may not be able to generate sufficient revenue and we may never be able to achieve or sustain profitability.

We will continue to require substantial additional capital for the foreseeable future. If we are unable to raise additional capital when needed, we may be forced to delay, reduce or eliminate our drug development programs and commercialization efforts.

We expect to continue to incur significant operating expenses in connection with our ongoing activities, including conducting clinical trials, manufacturing and seeking regulatory approval of our drug candidates, prexigebersen, BP1002, BP1003 and BP1001-A. In addition, if we obtain regulatory approval of one or more of our drug candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution.

As of December 31, 2025, we had $0.1 million in cash on hand, compared to $1.2 million as of December 31, 2024. We have determined that the Company’s available cash at December 31, 2025 will not be sufficient to fund current liabilities and capital expenditure requirements. Our ongoing future capital requirements will depend on numerous factors, including:

•	the rate of progress, results and costs of completion of ongoing clinical trials of our drug candidates;

•	the rate of progress, results and costs of completion of ongoing preclinical testing of our drug candidates;

•	the size, scope, rate of progress, results and costs of completion of any potential future clinical trials and preclinical tests of our drug candidates that we may initiate;

•	the costs to obtain adequate supply of the compounds necessary for our drug candidates;

•	the costs of obtaining regulatory approval of our drug candidates;

•	the scope, prioritization and number of drug development programs we pursue;

•	the costs for preparing, filing, prosecuting, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

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•	the extent to which we acquire or in-license other products and technologies and the costs to develop those products and technologies;
•	the costs of future commercializing activities, including product sales, marketing, manufacturing and distribution, of any of our drug candidates or other products for which marketing approval has been obtained;

•	our ability to establish strategic collaborations and licensing or other arrangements on terms favorable to us; and

•	competing technological and market developments.

Any additional fundraising efforts may divert our management from their day to day activities, which may adversely affect our ability to develop and commercialize our drug candidates. Our ability to raise additional funds will depend, in part, on the success of our product development activities and other factors related to financial, economic and market conditions, many of which are beyond our control. There can be no assurance that we will be able to raise additional capital when needed or on terms that are favorable to us, if at all. If adequate funds are not available on a timely basis, we may be forced to:

•	delay, reduce the scope of or eliminate one or more of our drug development programs;

•	relinquish, license or otherwise dispose of rights to technologies, drug candidates or products that we would otherwise seek to develop or commercialize ourselves at an earlier stage or on terms that are less favorable than might otherwise be available; or

•	liquidate and dissolve the Company.

If our operating plans change, we may require additional capital sooner than planned. Such additional financing may not be available when needed or on terms favorable to us. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current and future operating plan.

Our available cash will not be sufficient to fund current liabilities and capital expenditure requirements.

We have determined that the Company’s available cash at December 31, 2025 will not be sufficient to fund current liabilities and capital expenditure requirements. We may finance our foreseeable cash requirements through cash on hand, debt financings and public or private equity offerings. Additionally, we may seek collaborations and license arrangements for our drug candidates. We may seek to access the public or private equity markets whenever conditions are favorable. We currently have no lines of credit or other arranged access to debt financing. If we are unable to obtain funding due to unfavorable terms or market conditions, management has determined that it can reduce spending on its day-to-day operations, sell laboratory assets and temporarily delay planned activities if needed. However, our ability to continue operating is dependent upon obtaining funding through one or more sources described above to meet our planned obligations and pay our liabilities.

The pharmaceutical and biotechnology industry is highly competitive. If we are unable to compete effectively, our drug candidates may be rendered noncompetitive or obsolete.

We are engaged in segments of the pharmaceutical and biotechnology industry that are highly competitive and characterized by rapid and significant technological change. Many large pharmaceutical and biotechnology companies, academic and research institutions, governmental agencies and other public and private research organizations are pursuing the development of novel drugs that target AML, CML, ALL, MDS, lymphoma, ovarian, breast cancer, solid tumors and other cancers generally. We face, and expect to continue to face, intense and increasing competition as new products enter the market and advanced technologies become available. Our competitors may discover, develop or commercialize products or other novel technologies that are more effective, safer or less costly than our drug candidates. Our competitors may also obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for our drug candidates.

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Many of our competitors have:

•	significantly greater capital, technical and human resources than we have and may be better equipped to discover, develop, manufacture and commercialize drug candidates;

•	more experience in drug discovery, development and commercialization, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products;

•	drug candidates that have been approved or are in late-stage clinical development; and/or

•	collaboration arrangements in our target markets with leading companies and research institutions.

Mergers and acquisitions in the pharmaceutical and biotechnology industry may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patent registration for clinical trials, and acquiring technologies complementary to, or necessary for, our drug candidates and programs.

Competitive products and technological developments may render our drug candidates noncompetitive or obsolete before we can recover the expenses of developing and commercializing our drug candidates. Furthermore, the development of new treatment methods and/or the widespread adoption or increased utilization of any vaccine for the diseases we are targeting could render our drug candidates noncompetitive, obsolete or uneconomical. If we successfully develop and obtain approval for any of our drug candidates, we will face competition based on the safety and effectiveness of our drug candidates, the timing of their entry into the market in relation to competitive products in development, the availability and cost of supply, marketing and sales capabilities, reimbursement coverage, price, patent position and other factors. If we successfully develop drug candidates but those drug candidates do not achieve and maintain market acceptance, our business will not be successful.

Future collaboration arrangements to leverage our capabilities may not be successful.

As part of our business strategy, we may enter into collaborative arrangements for the development and commercialization of our drug candidates. For our collaboration efforts to be successful, we must identify partners whose competencies complement ours. We must also successfully enter into collaboration agreements with them on terms attractive to us and integrate and coordinate their resources and capabilities with our own. We may be unsuccessful in entering into collaboration agreements with acceptable partners or negotiating favorable terms in these agreements. In addition, we may face a disadvantage in seeking to enter into or negotiating collaborations with potential partners because other potential collaborators may have greater management and financial resources than we do.

If we do enter into collaborative arrangements, the success of these collaboration arrangements will depend heavily on the efforts and activities of our collaborators. Furthermore, we may face risks and uncertainties in connection with collaborative arrangements, including:

•	inability to integrate the resources or capabilities of collaborators;

•	collaborators may prove difficult to work with or less skilled than we originally expected;

•	disputes may arise with respect to the ownership of rights to technology developed with collaborators;

•	disagreements with collaborators could delay or terminate the research, development or commercialization of products or result in litigation or arbitration;
•	difficulty enforcing our arrangements if one of our collaborators fails to perform;

•	termination of our collaboration arrangements by collaborators, which could make it difficult for us to attract new collaborators or adversely affect the perception of us in the business or financial communities;

•	collaborators may have considerable discretion in electing whether to pursue the development of any additional drug candidates and may pursue technologies or products either on their own or in collaboration with our competitors that are similar to or competitive with our technologies; and

•	collaborators may change the focus of their development and commercialization efforts.

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If we are unsuccessful in our collaborative efforts, our ability to develop and market drug candidates could be severely limited.

If we are unable to attract and retain key management, scientific personnel and advisors, we may not successfully develop our drug candidates or achieve our other business objectives.

Our success depends on the availability and contributions of members of our senior management team, scientific team and other key personnel. The loss of services of any of these individuals could delay, reduce or prevent our drug development and other business objectives. Furthermore, recruiting and retaining qualified scientific personnel to perform drug development work will be critical to our success. We face intense competition for qualified individuals from numerous pharmaceutical and biotechnology companies, universities, governmental entities and other public and private research institutions. We may be unable to attract and retain these individuals, and our failure to do so could materially adversely affect our business and financial condition.

Our employees, agents, consultants and commercial partners may engage in misconduct or other improper activities, including non-compliance with applicable regulatory standards and requirements.

We are exposed to the risk of fraud or other misconduct by our employees, principal investigators, consultants, advisors and commercial partners. Misconduct by these persons could include intentional failures to comply with the regulations of the FDA and non-U.S. regulators, comply with healthcare fraud and abuse laws and regulations in the U.S. and abroad, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Such misconduct could involve the improper use of information obtained in the course of clinical studies, which could result in regulatory sanctions and cause serious harm to our business, financial condition and reputation. We currently have codes of business conduct and ethics applicable to all of our employees, but it is not always possible to identify and deter employee misconduct, and our codes of business conduct and ethics and the other precautions we take to detect and prevent improper activities may not be effective in controlling unknown or unmanaged risks or losses, or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of significant fines or other sanctions, which could materially adversely affect our business and financial condition. Whether or not we are successful in defending against such actions or investigations, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these claims or investigations.

We expect to expand our operations, including clinical trials, in the future and may face challenges in managing our growth, which may result in disruptions to our operations.

We expect to expand our operations, including clinical trials for our drug candidates, over time. To successfully manage future growth, we may need to implement and improve our managerial, operational and financial resources, and may need to expand our facilities and recruit and train additional qualified personnel. Our expected growth may also require significant financial resources, which may not be available when needed or on terms favorable to us. Our senior management may be required to devote substantial attention to managing growth activities and may be unable to effectively manage the expansion of our operations due to our limited resources, which may result in disruptions to our business operations and could harm our business and financial condition.

If we acquire or license technologies, resources or drug candidates, we will incur a variety of costs and may never realize benefits from the transaction.

If appropriate opportunities become available, we may license or acquire technologies, resources, drugs or drug candidates. We may never realize the anticipated benefits of such a transaction. In particular, due to the risks inherent in drug development, we may not successfully develop or obtain marketing approval for the drug candidates we acquire. Future licenses or acquisitions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, the creation of contingent liabilities, material impairment expenses related to goodwill and impairment or amortization expenses related to other intangible assets, which could harm our business and financial condition.

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Our business has a substantial risk of product liability claims. If we are unable to obtain or maintain appropriate levels of insurance, a product liability claim could adversely affect our business.

Our business exposes us to significant potential product liability risks that are inherent in the development, manufacturing and sales and marketing of human therapeutic products. Although we do not currently commercialize any products, claims could be made against us based on the use of our drug candidates in clinical trials. Product liability claims could delay or prevent completion of our clinical development programs. We currently have product liability insurance, but we may not be able to maintain such insurance on acceptable terms. However, even if we maintain or obtain other product liability insurance, our insurance may not provide adequate coverage against potential liabilities. As a result, we may be unable to obtain or maintain insurance coverage at a reasonable cost to protect against losses that could harm our business and financial condition. If any claims are brought against us, and we are not successful in defending ourselves, those claims could result in damage awards against us, which could materially adversely affect our business and financial condition. Whether or not we are successful in defending against such claims, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these claims.

We are increasingly dependent on information technology systems to operate our business and a cyber-attack or other breach of our systems, or those of third parties on whom we may rely, could subject us to liability or interrupt the operation of our business.

We are increasingly dependent on information technology systems to operate our business. A breakdown, invasion, corruption, destruction or interruption of critical information technology systems by employees, others with authorized access to our systems or unauthorized persons could negatively impact operations. In the ordinary course of business, we collect, store and transmit confidential information and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. Additionally, we outsource certain elements of our information technology systems to third parties. As a result of this outsourcing, our third party vendors may or could have access to our confidential information making such systems vulnerable. Data breaches of our information technology systems, or those of our third party vendors, may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. For example, the loss of clinical trial data from completed or ongoing clinical trials or preclinical studies could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. While we believe that we have taken appropriate security measures to protect our data and information technology systems, and have been informed by our third party vendors that they have as well, there can be no assurance that our efforts will prevent breakdowns or breaches in our systems, or those of our third party vendors, that could materially adversely affect our business and financial condition.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation experiences an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to utilize its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change taxable income or taxes may be limited. Our prior and potential future equity offerings and other changes in our stock ownership, some of which are outside of our control, may have resulted or could in the future result in an ownership change under Section 382 of the Code. If a limitation were to apply, utilization of a portion of our domestic net operating loss and tax credit carry-forwards could be limited in future periods and a portion of the carry-forwards could expire before being available to reduce future income tax liabilities.

On December 22, 2017, the U.S. government enacted legislation referred to as the Tax Cuts and Jobs Act (the “Tax Act”). Under the Tax Act, net operating losses generated prior to 2018 will continue to be governed by the net operating loss tax rules as they existed prior to the adoption of the new Tax Act, which means that generally they will expire 20 years after they were generated if not used prior thereto. Accordingly, our net operating losses could expire unused and be unavailable to offset future income tax liabilities, if any. Under the Tax Act, net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such net operating losses is limited to 80% of current year taxable income. We continue to examine the impact that this provision of the Tax Act, among other provisions, may have on our business.

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Provisions of our charter documents or Wyoming law could delay or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders, and could make it more difficult to change management.

Provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders might otherwise consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:

•	limitations on our stockholders’ ability to call special meetings of stockholders;

•	an advance notice requirement for stockholder proposals and nominations for members of our Board;

•	the authority of our Board to determine the number of director seats on our Board;

•	the authority of our Board to fill vacancies occurring on the Board;

•	the authority of our Board to issue preferred stock with such terms as our Board may determine.

In addition, because we are governed by Wyoming law, we are subject to the provisions of Section 203 of the Wyoming General Corporation Law, which prohibits a publicly held Wyoming corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns or within the last three years has owned 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

We face competition from entities that have developed or may develop therapeutic candidates for our target disease indications, including companies developing novel treatments and technology platforms based on modalities and technology that may be similar to ours. If these companies develop technologies, including delivery technologies, or therapeutic candidates more rapidly than we do, or their technologies are more effective, our ability to develop and successfully commercialize therapeutic candidates may be adversely affected.

While we believe that our DNAbilize® technology is the only delivery method of its type, the area of cancer treatment research is rapidly progressing, with many stakeholders, including for-profit and nonprofit institutions, conducting preclinical and clinical studies of various types of therapeutic products for the same or similar indications for use as our drug candidates. We expect that such work by others will continue, which may make it difficult for us to effectively recruit and enroll a satisfactory number of participants in clinical trials.

Our success will partially depend on our ability to develop therapeutics that are safer and more effective than competing therapeutics. Our commercial opportunity and success will be reduced or eliminated if competing therapeutics are safer, more effective, or less expensive than the therapeutics we develop, or if any are granted exclusive marketing approval by the FDA that precludes the marketing of our drug candidates for a period of time. If our lead drug candidates are approved for the indications we are currently pursuing, they will compete with a range of therapeutic treatments that are either in development or currently marketed. For example, the FDA has recently approved a number of drugs indicated for treatment of AML, some of which may have target patient populations similar to that of our drug candidates.

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Many of our competitors may have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than we do. If we successfully obtain FDA approval for any drug candidate, we will face competition based on many different factors, including the safety and effectiveness of our products, the ease with which our products can be administered, the timing and scope of regulatory approvals (if we are able to obtain any) for these drug candidates, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Competing therapeutics could present superior treatment alternatives, including by being more effective, safer, less expensive or marketed and sold more effectively than any therapeutics we may develop. Competitive alternatives may make any drugs that we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our drug candidates, if we are able to obtain regulatory approval to commercialize such drug candidates.

We may be subject, directly or indirectly, to certain U.S. federal and state healthcare laws and regulations, such as anti-kickback, false claims laws, physician payment transparency laws or similar fraud and abuse laws, which could expose us to potential criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and others will play a primary role in the recommendation, ordering and utilization of any products for which we obtain regulatory approval. If we obtain FDA approval for any of our products and begin commercializing those products in the U.S., our operations may be subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act, and physician payment transparency laws and regulations. These laws may impact, among other things, our potential sales, marketing and education programs and our relationships with physicians, patients, and other persons or entities in a position to refer, use, or recommend our future products. The laws that may affect our ability to operate could include, but are not limited to:

•	the federal Anti-Kickback Statute, which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs;

•	federal civil and criminal false claims laws and civil monetary penalty laws, including the False Claims Act, which may be pursued through civil whistleblower or qui tam actions, impose criminal and civil penalties against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment or approval from Medicare, Medicaid or other third-party payors that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•	federal criminal statutes under the Health Insurance Portability and Accountability Act of 1996, which prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters;

•	the federal transparency requirements under The Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (known collectively as the “Affordable Care Act”), including the provision commonly referred to as the Physician Payments Sunshine Act, which requires manufacturers of drugs, biologics, devices and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the Centers for Medicare and Medicaid Services information related to payments or other transfers of value made to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members; and

•	State law equivalents of each of the healthcare laws described above, some of which may be broader in scope and apply regardless of the type of payor, such as state anti-kickback statutes and false claims acts, and state pricing, marketing, and transparency statutes that require us to adopt compliance programs, report pricing information, or disclose payments or other transfers of value to physicians or other covered recipients.

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Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws once our products are commercialized. In addition, healthcare reform legislation has strengthened these laws and additional laws or requirements may be implemented in the future. For example, the Affordable Care Act, among other things, amended the intent requirement of the federal Anti-Kickback and criminal healthcare fraud statutes. As a result of such amendment, a person or entity no longer needs to have actual knowledge of these statutes or specific intent to violate them in order to have committed a violation. Moreover, the Affordable Care Act provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

Efforts to ensure that our business arrangements comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our existing or future business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. Any such actions instituted against us could have a significant adverse impact on our business, including the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations. Even if we are successful in defending against such actions, we may nonetheless be subject to substantial costs, reputational harm and adverse effects on our ability to operate our business.

If any of our employees, agents, or the physicians or other providers or entities with whom we expect to do business are found to have violated applicable laws, we may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs, or, if we are not subject to such actions, we may suffer reputational harm for conducting business with persons or entities found, or accused of being, in violation of such laws. Any such events could adversely affect our ability to operate our business and our results of operations.

Inadequate funding for the FDA, the SEC and other government agencies, or a work slowdown or stoppage at those agencies as part of a broader federal government shutdown, could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner, or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which could adversely affect our business. For example, in recent years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough employees and stop critical activities. If a prolonged government shutdown or a series of shutdowns occurs, it could significantly affect the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, future government shutdowns could impact our ability to gain access to the public markets and obtain necessary capital in order to properly capitalize and continue our operations, which could have a material adverse effect on our business and financial condition.

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Our business and operations have been affected by and could be materially and adversely affected in the future by the effects of health epidemics and pandemics, including the evolving and ongoing effects of the COVID-19 pandemic.

Our business and operations could be adversely affected by health epidemics and pandemics, including the ongoing COVID-19 pandemic, which has presented a substantial public health and economic challenge around the world and has affected, and continues to affect, our employees, clinical trial participants, communities, and business operations, as well as the U.S. and global economy and financial markets. To date, COVID 19’s impact on our operations has been limited to the inability to travel to clinical trial sites, clinical trial sites not allowing nonessential personnel on site for the purpose of monitoring activity, delays in the manufacture of our drug requirements by contracted third-party manufacturers and limitations on patient recruiting and enrollment. There can be no guarantee we will not experience other impacts, such as being forced to further delay or pause enrollment, experiencing potential interruptions to our supply chain, facing difficulties or additional costs in enrolling patients in future clinical trials or being able to achieve full enrollment of our studies within the timeframes we anticipate, or at all.

The negative impacts caused by the COVID-19 pandemic have been and may continue to be extensive in many aspects of society and could continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. The full extent to which the COVID-19 pandemic could ultimately impact our business, preclinical studies, clinical trials and financial results will depend on future developments, which are highly uncertain and cannot be accurately predicted, including the emergence of new variants and subvariants of the virus that causes COVID-19.

Other public health crises, including any future outbreaks of contagious diseases, could have additional material adverse effects on our business. The extent to which any future public health crises may impact our business, results of operations, and financial condition depends on many factors which are highly uncertain and are difficult to predict. These factors include, but are not limited to, the duration and spread of any outbreak, its severity, the actions to contain or address the impact of the outbreak, the timing, distribution, and efficacy of vaccines and other treatments, United States and foreign government actions to respond to possible reductions in global economic activity, and how quickly and to what extent normal economic and operating conditions can resume.

Unstable market and economic conditions may have serious adverse effects on our ability to raise funds, which may cause delays, restructuring or cessation of our operations.

From time to time, global and domestic credit and financial markets have experienced extreme disruptions, including severely diminished liquidity and credit availability, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. If the equity and credit markets deteriorate, it may make a debt or equity financing more difficult to complete, costlier, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms will have a material adverse effect on our business strategy and financial condition, and could require us to liquidate and dissolve the Company.

Risks Related to the Development of Our Drug Candidates

 We must complete extensive clinical trials to demonstrate the safety and efficacy of our drug candidates. If we are unable to demonstrate the safety and efficacy of our drug candidates, we will not obtain the regulatory approval necessary to market our drug candidates, which would have an adverse effect on our business.

To date, none of our drug candidates have been approved for sale in the U.S. or any foreign country. Before a new drug product can be marketed, it must obtain clearance from the FDA by submitting an investigational new drug application (“IND”), then by successfully completing human testing under three phases of clinical trials, and finally by submitting a new drug application (“NDA”).

Before an entity can begin clinical trials for a product candidate in the U.S., they must complete extensive nonclinical and preclinical studies that support their planned and future INDs. We cannot be certain of the timely completion or outcome of ongoing and future nonclinical and preclinical studies and cannot predict if the FDA will allow our future proposed clinical programs to proceed or if the outcome of their nonclinical and preclinical studies will ultimately support further development of our programs. We also cannot be sure that we will be able to submit INDs or similar applications with respect to our future product candidates on the timelines we expect, if at all, and we cannot be sure that submission of IND or similar applications will result in the FDA or other regulatory authorities allowing clinical trials to begin. With respect to INDs we have already obtained or are able to obtain in the future, we cannot be sure that our clinical trials will be successful to the satisfaction of the FDA.

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For purposes of NDA approval by the FDA, human clinical trials are typically conducted in the following phases (which may overlap):

•	Phase 1: The investigational product is initially given to healthy human subjects or patients and tested for safety, dosage tolerance, absorption, metabolism, distribution and excretion. These trials may also provide early evidence on effectiveness. During Phase 1 clinical trials, sufficient information about the investigational product’s pharmacokinetics and pharmacologic effects may be obtained to permit the design of well-controlled and scientifically valid Phase 2 clinical trials.

•	Phase 2: These clinical trials are conducted in a limited number of human subjects in the target population to identify possible adverse effects and safety risks, to determine the efficacy of the investigational product for specific targeted diseases and to determine dosage tolerance and dosage levels. Multiple Phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more costly Phase 3 clinical trials.

•	Phase 3: Phase 3 clinical trials are undertaken after Phase 2 clinical trials demonstrate that a dosage range of the investigational product appears effective and has a tolerable safety profile. The Phase 2 clinical trials must also provide sufficient information for the design of Phase 3 clinical trials. Phase 3 clinical trials are conducted to provide statistically significant evidence of clinical efficacy and to further test for safety risks in an expanded human subject population at multiple clinical trial sites. These clinical trials are intended to further evaluate dosage, effectiveness and safety, to establish the overall benefit-risk profile of the investigational product and to provide an adequate basis for product labelling and approval by the FDA. In most cases, the FDA requires two adequate and well- controlled Phase 3 clinical trials to demonstrate the efficacy of an investigational drug or biologic.

All clinical trials must be conducted in accordance with FDA regulations, GCP requirements and their protocols in order for the data to be considered reliable for regulatory purposes. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if serious adverse events occur. Phase 1, Phase 2 and Phase 3 clinical trials may not be completed successfully within any specified period, or at all. These government regulations may delay or prevent approval of product candidates for a considerable period of time and impose costly procedures upon our business operations.

The FDA may require, or companies may pursue, additional clinical trials, referred to as Phase 4 clinical trials, after a product is approved. Such trials may be made a condition to be satisfied for continuing drug approval. The results of Phase 4 clinical trials can confirm the effectiveness of a product candidate and can provide important safety information. In addition, the FDA has authority to require sponsors to conduct post-marketing trials to specifically address safety issues identified by the agency.

While antisense therapeutics have been in development for over 20 years, only a limited number of antisense drugs have been successfully developed to date. Further, the development of liposomal antisense therapeutics, which comprise our drug therapeutics technology, has faced many challenges and generally remains unproven in the treatment of cancers. The success of our business depends primarily on our ability to develop and commercialize our drug candidates successfully. In order to obtain FDA approval to market a new drug in the U.S., our drug candidates must satisfy rigorous standards of safety and efficacy to the satisfaction of the FDA before they may be approved for sale. In an effort to satisfy these standards, we must engage in expensive and lengthy testing of our drug candidates.

We may not be able to obtain authority from the FDA or other equivalent foreign regulatory agencies to move on to further efficacy segments of our ongoing clinical trials or commence and complete any other clinical trials for any of our drug candidates. Positive results in preclinical studies of a drug candidate may not be predictive of similar results in human clinical trials, and promising results from early clinical trials of a drug candidate may not be replicated in later clinical trials. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early-stage development. Accordingly, the results from the preclinical tests or clinical trials for our drug candidates may not be predictive of the results we may obtain in later stage trials. The failure of clinical trials to demonstrate safety and efficacy of one or more of our drug candidates will have a material adverse effect on our business and financial condition for any number of reasons including delays in development, additional unanticipated studies required by the FDA, or an ultimate inability to market a product candidate and generate a profit.

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Delays in the commencement of clinical trials of our drug candidates could result in increased costs to us and delay our ability to generate revenues.

Our drug candidates will require continued extensive clinical trials prior to the submission of a regulatory application for commercial sales. Because of the nature of clinical trials, we do not know whether future planned clinical trials will begin on time, if at all. Delays in the commencement of clinical trials could significantly increase our drug development costs and delay any commercialization of our drug candidates. In addition, many of the factors that may cause, or lead to, a delay in the commencement of clinical trials may also ultimately lead to denial of regulatory approval of a drug candidate.

The commencement of clinical trials can be delayed for a variety of reasons, including delays in:

•	demonstrating sufficient safety and efficacy in past clinical trials to obtain regulatory approval to commence a further clinical trial;

•	convincing the FDA that we have selected valid endpoints for use in proposed clinical trials;

•	reaching agreements on acceptable terms with prospective contract manufacturers for manufacturing sufficient quantities of our drug candidates; and

•	obtaining institutional review board approval to conduct a clinical trial at a prospective site.

In addition, the commencement of clinical trials may be delayed due to insufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites, the availability of effective treatments for the relevant disease and the eligibility criteria for the clinical trial.

Delays in the completion of, or the termination of, clinical trials of our drug candidates could result in increased costs to us and could delay or prevent us from generating revenues.

Once a clinical trial has begun, it may be delayed, suspended or terminated by us or the FDA or other regulatory authorities due to a number of factors, including:

•	regulators or institutional review boards may not authorize us to commence or conduct a clinical trial at a prospective trial site;

•	our preclinical tests or clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional preclinical testing or clinical trials or we may abandon projects that we expect may not be promising;

•	we might have to suspend or terminate our clinical trials if the participating patients are being exposed to unacceptable health risks;

•	regulators or institutional review boards may require that we hold, suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements;

•	the cost of our clinical trials may be greater than we currently anticipate and we may lack adequate funding to continue the clinical trial;

•	the timing of our clinical trials may be longer than we currently anticipate;

•	our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner (including delays or inability to manufacture or obtain sufficient quantities of materials for use in clinical trials);

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•	inadequacy of or changes in our manufacturing process or compound formulation;

•	slower than expected rates of patient recruitment and enrollment or lower than expected patient retention rates;

•	the effects of our drug candidates may not be the desired effects or may include undesirable side effects or our drug candidates may have other unexpected characteristics;

•	changes in applicable regulatory policies and regulations;
•	delays in identifying and reaching agreement on acceptable terms with prospective clinical trial sites;

•	uncertainty regarding proper dosing;

•	failure of our clinical research organizations to comply with all regulatory and contractual requirements or otherwise fail to perform their services in a timely or acceptable manner;

•	scheduling conflicts with participating clinicians and clinical institutions;

•	failure to construct appropriate clinical trial protocols;

•	insufficient data to support regulatory approval;

•	inability or unwillingness of medical investigators to follow our clinical protocols; and

•	the timing of discussions and meetings with the FDA or other regulatory authorities regarding the scope or design of our clinical trials.

Many of these factors that may lead to a delay, suspension or termination of clinical trials of our drug candidates may also ultimately lead to denial of regulatory approval of our drug candidates.

From time to time, we may publicly announce our expected timing of completing certain milestones relating to various scientific, clinical, regulatory, development and other objectives related to our business. For example, these milestones may include the commencement or completion of scientific studies or clinical trials or the submission or approval of regulatory filings. Our estimates for completion of these milestones are based on a variety of assumptions, some of which may be out of our control.

If we experience delays in the completion of, or termination of, clinical trials of any drug candidates in the future, or if we do not meet our milestones within the estimated timeframes that we have publicly announced, our business, financial condition and the commercial prospects for our drug candidates could be materially adversely affected, and our ability to generate product revenues could be delayed or eliminated. In addition, our stock price could decline.

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If we are unable to obtain U.S. and/or foreign regulatory approval, we will be unable to commercialize our drug candidates.

Our drug candidates are subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, record keeping, labeling, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process are required in the U.S. and in many foreign jurisdictions prior to the commercial sale of our drug candidates. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. It is possible that none of the drug candidates we are developing will obtain marketing approval. In connection with the clinical trials for our drug candidates, we face risks that:

•	the drug candidate may not prove to be sufficiently efficacious;

•	the drug candidate may not prove to be safe;

•	the drug candidate may not be readily co-administered or combined with other drugs or drug candidates;

•	the results may not confirm the positive results from earlier preclinical studies or clinical trials;

•	the results may not meet the level of statistical significance required by the FDA or other regulatory agencies; and

•	the FDA or other regulatory agencies may require us to carry out additional studies.

We have limited experience in conducting and managing later stage clinical trials necessary to obtain regulatory approvals, including approval by the FDA. However, this risk would be mitigated in the event the Company is successful entering into a co-development agreement with a pharma partner for late stage clinical development. The time required to complete clinical trials and for the FDA and other countries’ regulatory review processes is uncertain and typically takes many years. Our analysis of data obtained from preclinical and clinical trials is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unanticipated delays or increased costs due to government regulation from future legislation or administrative action or changes in FDA policy during the period of product development, clinical trials, and FDA regulatory review.

Any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product and affect reimbursement by third-party payors. These limitations may limit the size of the market for the product. We may also become subject to numerous foreign regulatory requirements governing the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process includes all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of foreign regulations. Approval by the FDA does not ensure approval by regulatory authorities outside the U.S. Foreign jurisdictions may have different approval procedures than those required by the FDA and may impose additional testing requirements for our drug candidates.

Even if we are successful in obtaining regulatory approval to market a drug candidate, we, and our third-party manufacturer(s) will be, subject to extensive regulation by the FDA.

Changes to some of the conditions established in an approved application, including changes in indications, labelling, manufacturing processes or facilities, require submission and FDA approval of a new NDA, or an NDA supplement, before the change can be implemented. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA supplements as it does in reviewing NDAs.

Drug products must also comply with applicable requirements, including monitoring and recordkeeping activities, manufacturing requirements, reporting to the applicable regulatory authorities of adverse experiences with the product, providing the regulatory authorities with updated safety and efficacy information, product sampling and distribution requirements, and complying with promotion and advertising requirements, which include, among others, standards for direct-to-consumer advertising, restrictions on promoting drugs for uses or in patient populations that are not described in the drug’s approved labeling, or off-label use, limitations on industry-sponsored scientific and educational activities and requirements for promotional activities involving the internet. Although physicians may, in their independent professional medical judgment, prescribe legally available drugs for off-label uses, manufacturers typically may not market or promote such off-label uses.

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In addition to regulations in the U.S., we may be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any commercial sales and distribution of our products, if approved.

Whether or not we obtain FDA approval for a drug candidate, we must obtain the requisite approvals from regulatory authorities in non-U.S. countries prior to the commencement of clinical trials or marketing of our products in those countries. Certain countries outside of the U.S. have a process that requires the submission of a clinical trial application, much like an IND, prior to the commencement of human clinical trials. In the E.U., for example, a CTA must be submitted to the competent national health authority and to independent ethics committees in each country in which a company intends to conduct clinical trials. Once the CTA is approved in accordance with a country’s requirements, clinical trial development may proceed in that country.

The requirements and process governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, the clinical trials must be conducted in accordance with GCP and other applicable regulatory requirements.

To obtain regulatory approval of an investigational drug under E.U. regulatory systems, we must submit a marketing authorization application. This application is similar to the NDA in the U.S., with the exception of, among other things, country-specific document requirements. Drugs can be authorized in the E.U. by using (i) the centralized authorization procedure, (ii) the mutual recognition procedure, (iii) the decentralized procedure or (iv) national authorization procedures.

The EMA implemented the centralized procedure for the approval of human drugs to facilitate marketing authorizations that are valid throughout the E.U. This procedure results in a single marketing authorization granted by the European Commission that is valid across the E.U., as well as in Iceland, Liechtenstein and Norway. The centralized procedure is compulsory for certain human drugs including those that are: (i) derived from biotechnology processes, such as genetic engineering, or (ii) contain a new active substance indicated for the treatment of certain diseases.

Changes in existing laws and regulations affecting the healthcare industry could increase our costs and otherwise adversely affect our business.

Our research and development activities, preclinical studies and clinical trials, and the manufacturing, marketing and labeling of any products we may develop, are subject to extensive regulation by the FDA and other regulatory authorities in the U.S. and other countries. Changes in existing federal, state and foreign laws and agency regulations may be established that could prevent or delay regulatory approval of our drug candidates or materially increase our costs, including:

•	changes in the FDA and foreign regulatory processes for new therapeutics that may delay or prevent the approval of any of our drug candidates;

•	new laws, regulations, or judicial decisions related to healthcare availability or the payment for healthcare products and services, including prescription drugs, that would make it more difficult for us to market and sell products once they are approved by the FDA or foreign regulatory agencies;

•	changes in FDA and foreign regulations that may require additional safety monitoring prior to or after the introduction of new products to market, which could materially increase our costs of doing business; and

•	changes in FDA and foreign current cGMP that would make it more difficult for us to manufacture our drug candidates in accordance with cGMP.

Delays in obtaining or preventing our obtaining regulatory approval of our drug candidates could materially adversely affect our ability to commercialize any of our drug candidates and our ability to receive product revenues or to receive milestone payments or royalties from any product rights we might license to others.

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We rely on third parties to conduct clinical trials for our drug candidates, and their failure to timely and properly perform their obligations may result in costs and delays that prevent us from obtaining regulatory approval or successfully commercializing our drug candidates.

We rely on independent contractors, including clinical research organizations, in certain areas that are particularly relevant to our research and drug development plans, such as for data management for the conduct of clinical trials. The competition for these relationships is intense, and we may not be able to maintain our relationships with them on acceptable terms. Independent contractors generally may terminate their engagements at any time, subject to notice. As a result, we can control their activities only within certain limits, and they will devote only a certain amount of their time conducting research on and trials of our drug candidates and assisting in developing them. If they do not successfully carry out their duties under their agreements with us, fail to inform us if these trials fail to comply with clinical trial protocols or fail to meet expected deadlines, our clinical trials may need to be extended, delayed or terminated. We may not be able to enter into replacement arrangements without undue delays or excessive expenditures. If there are delays in testing or regulatory approvals as a result of the failure to perform by our independent contractors or other outside parties, our drug candidate development costs will increase and we may not be able to attain regulatory approval for or successfully commercialize our drug candidates.

In addition, we have no control over the financial health of our independent contractors. Several of our independent contractors are in possession of valuable and sensitive information relating to the safety and efficacy of our drug candidates, and several others provide services to a significant percentage of the patients enrolled in our clinical trials in which such independent contractors participate. Should one or more of these independent contractors become insolvent, or otherwise are not able to continue to provide services to us, the clinical trial in which such contractor participates could become significantly delayed and we may be materially adversely affected as a result of the delays and additional expenses associated with such event.

We may not be able to obtain or maintain orphan drug exclusivity for our product candidates.

Prexigebersen has received orphan drug designations for the treatment of AML in the U.S. Orphan designation is available to drugs intended to treat, diagnose or prevent a rare disease or condition that affects fewer than 200,000 people in the U.S. at the time of application for orphan designation. Orphan drug designation must be requested before submitting an application for marketing authorization. Orphan designation qualifies the sponsor of the product for a tax credit and marketing incentives. The first sponsor to receive FDA marketing approval for a drug with an orphan designation is entitled to a seven-year exclusive marketing period in the U.S. for that product for that indication and, typically, a waiver of the prescription drug user fee for its marketing application. However, orphan drug exclusivity may not effectively protect the product candidate from competition for several reasons including different drugs with different active ingredients may be approved for the same conditions and competitors also potentially could secure approval of the same drug for different non-orphan conditions. Even after an orphan drug is approved, the FDA can subsequently approve the same drug during the seven-year exclusive marketing period for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. Orphan drug exclusive marketing rights may also be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug.

Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the product candidate any advantage in the regulatory review or approval process. Orphan drug designation in no way ensures ultimate regulatory approval.

In October 2016, prexigebersen also received orphan drug designation for AML in the E.U. from the EMA. To receive orphan drug designation from the EMA, a therapy must be intended for the treatment of a life-threatening or chronically debilitating rare condition with a prevalence of less than five in 10,000 in the E.U. Orphan drug designation provides incentives designed to facilitate development, including fee reductions for protocol assistance, scientific advice and importantly, may provide up to ten years of market exclusivity in the E.U. following product approval.

There is no guarantee that any of our other drug candidates will receive orphan drug designation or that, even if such drug candidate is granted such status, the drug candidate’s clinical development and regulatory approval process will not be delayed or will be successful.

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Risks Related to Manufacturing Our Drug Candidates

We rely on third parties for manufacturing of our clinical drug supplies; our dependence on these manufacturers may impair the development of our drug candidates.

We have no ability to internally manufacture the drug candidates that we need to conduct our clinical trials. For the foreseeable future, we expect to continue to rely on third-party manufacturers and other third parties to produce, package and store sufficient quantities of our drug candidates and any future drug candidates for use in our clinical trials. We have entered into agreements with third-party manufacturers for the manufacture of our drug requirements, including agreements for the manufacture of prexigebersen for use in our Phase 2 clinical trial in AML, as well as agreements for the manufacture of BP1002, BP1003 and BP1001-A for use in our Phase 1 clinical trials. To date, we have made steady progress with our current third-party manufacturers, overcoming challenges associated with scaling up manufacturing to develop their capabilities to supply us with our necessary quantities of drug supplies for our clinical trials. However, we may face various risks and uncertainties in connection with our reliance on third-party manufacturers, including:

•	reliance on third-party manufacturers for regulatory compliance and quality assurance;

•	the possibility of breach of the manufacturing agreement by the third-party manufacturer because of factors beyond our control;

•	the possibility of termination or nonrenewal of our manufacturing agreement by the third-party manufacturer at a time that is costly or inconvenient for us;
•	the potential that third-party manufacturers will develop know-how owned by such third-party manufacturer in connection with the production of our drug candidates that is necessary for the manufacture of our drug candidates; and

•	reliance on third-party manufacturers to assist us in preventing inadvertent disclosure or theft of our proprietary knowledge.

Our drug candidates are complicated and expensive to manufacture. If our third-party manufacturers fail to deliver our drug candidates for clinical use on a timely basis, with sufficient quality, and at commercially reasonable prices, we may be required to delay or suspend clinical trials or otherwise discontinue development of our drug candidates. While we may be able to identify replacement third-party manufacturers or develop our own manufacturing capabilities for these drug candidates, this process would likely cause a delay in the availability of our drug candidates and an increase in costs. In addition, third-party manufacturers may have a limited number of facilities in which our drug candidates can be manufactured, and any interruption of the operation of those facilities due to events such as equipment malfunction or failure or damage to the facility by natural disasters could result in the cancellation of shipments, loss of product in the manufacturing process or a shortfall in available drug candidates.

We may in the future elect to manufacture certain of our drug candidates in our own manufacturing facilities. If we do so, we will require substantial additional funds and need to recruit qualified personnel in order to build or lease and operate any manufacturing facilities.

There are underlying risks associated with the manufacture of our drug candidates, which have never been manufactured in large scale. Furthermore, we anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA or other regulatory agencies for any of our drug candidates.

To date, our drug candidates have been manufactured in relatively small quantities for preclinical testing and clinical trials by third-party manufacturers, and have never been manufactured in large scale. Additionally, as in the development of any new compound, there are underlying risks associated with their manufacture. These risks include, but are not limited to, cost, process scale-up, process reproducibility, construction of a suitable process plant, timely availability of raw materials, as well as regulatory issues associated with the manufacture of an active pharmaceutical agent. Any of these risks may prevent us from successfully developing our drug candidates. Our failure, or the failure of our third-party manufacturers to achieve and maintain these high manufacturing standards, including the incidence of manufacturing errors and reliable product packaging for diverse environmental conditions, could result in patient injury or death, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could materially adversely affect our business and financial condition.

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If the FDA or other regulatory agencies approve any of our drug candidates for commercial sale, we expect that we would continue to rely, at least initially, on third-party manufacturers to produce commercial quantities of such approved drug candidates. These manufacturers may not be able to successfully increase the manufacturing capacity for any of our approved drug candidates in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FDA or other regulatory authorities must review and approve. If our third-party manufacturers are unable to successfully increase the manufacturing capacity for a drug candidate, or we are unable to establish our own manufacturing capabilities, the commercial launch of any approved products may be delayed or there may be a shortage in supply.

Identification of previously unknown problems with respect to a drug candidate and/or a commercial product(s) with which any of our candidates are being tested or a manufacturer or facility involved in the production of any such candidate or commercial product may result in restrictions on the drug candidate, product, manufacturer or facility that could have a material adverse effect on the development of our drug candidate(s).

The FDA stringently applies regulatory standards for the manufacturing of our drug candidates. Identification of previously unknown problems with respect to a drug candidate, manufacturer or facility may result in restrictions on the drug candidate, manufacturer or facility, including warning letters, suspensions of regulatory approvals, operating restrictions, delays in obtaining new product approvals, withdrawal of the product from the market, product recalls, fines, injunctions and criminal prosecution. Any of the foregoing could have a material adverse effect on our business and financial condition.

In addition, because we are developing at least one of our drug candidates in combination with one or more third-party commercial products, we could also be subject to delays, difficulties, and other adverse effects if any such commercial products (or the companies and/or facilities involved in their marketing and/or production) experience safety, efficacy, compliance, or other issues. For example, one of the therapies with which BP1001 is being studied as a combination therapy candidate may have unexpected safety issues that are improperly attributed to BP1001, or the administration of BP1001 with such other therapies may result in safety issues or adverse events that may not have been present if such other therapies or BP1001 would have been used alone. And, the commercial drug(s) with which any of our candidates is being developed could become unavailable due to any number of circumstances beyond our control. This could delay or prevent our ability to complete the affected clinical studies and/or pursue, obtain, or maintain FDA approval, as applicable.

We may experience delays in the development of our drug candidates if the third-party manufacturers of our drug candidates cannot meet FDA requirements relating to current Good Manufacturing Practices.

Our third-party manufacturers are required to produce our drug candidates under FDA cGMP in order to meet acceptable standards for our preclinical testing and clinical trials. If such standards change, the ability of third-party manufacturers to produce our drug candidates on the schedule we require for our preclinical tests and clinical trials may be affected. In addition, third-party manufacturers may not perform their obligations under their agreements with us or may discontinue their business before the time required by us to gain approval for or commercialize our drug candidates. Any difficulties or delays in the manufacturing and supply of our drug candidates could increase our costs or cause us to lose revenue or postpone or cancel clinical trials.

The FDA also requires that we demonstrate structural and functional comparability of a drug candidate produced by different third-party manufacturers. Because we may use multiple sources to manufacture our drug candidates, we may need to conduct comparability studies to assess whether manufacturing changes have affected the safety, identity, purity or potency of any drug candidate compared to the drug candidate produced by another manufacturer. If we are unable to demonstrate comparability, the FDA could require us to conduct additional clinical trials, which would be expensive and significantly delay commercialization of our drug candidates.

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Risks Related to Commercialization

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our drug candidates, we may not generate product revenue.

We have no commercial products, and we do not currently have an organization for the sales and marketing of pharmaceutical products. In order to successfully commercialize any drug candidates that may be approved in the future by the FDA or comparable foreign regulatory authorities, we must build our sales and marketing capabilities or make arrangements with third parties to perform these services. For certain drug candidates in selected indications where we believe that an approved product could be commercialized by a specialty sales force that calls on a limited but focused group of physicians, we may commercialize these products ourselves. However, in therapeutic indications that require a large sales force selling to a large and diverse prescribing population, we may enter into arrangements with other companies for commercialization. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

If our future drugs do not achieve market acceptance, we may be unable to generate significant revenue, if any.

Even if our drug candidates obtain regulatory approval, they may not gain market acceptance among physicians, health care payors, patients and the medical community. Factors that we believe could materially affect market acceptance of our drug candidates include:

•	the timing of market introduction of competitive drugs;

•	the demonstrated clinical safety and efficacy of our drug candidates compared to other drugs and other drug candidates;

•	the suitability of our drug candidates to be co-administered or combined with other drugs or drug candidates;
•	the durability of our drug candidates in their ability to prevent the emergence of drug-resistant viral mutants;

•	the convenience and ease of administration of our drug candidates;

•	the existence, prevalence and severity of adverse side effects;

•	other potential advantages of alternative treatment methods;

•	the effectiveness of marketing and distribution support;

•	the cost-effectiveness of our drug candidates; and

•	the availability of reimbursement from managed care plans, the government and other third-party payors.

If our approved drug candidates fail to achieve market acceptance, we would not be able to generate significant revenue. In addition, even if our approved drug candidates achieve market acceptance, we may not be able to maintain that market acceptance over time if:

•	new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete;

•	unforeseen complications arise with respect to the use of our products; or

•	sufficient third-party insurance coverage or reimbursement does not remain available.

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Even if we receive regulatory approval of any product candidate or therapy that we may develop, we will be subject to ongoing regulatory obligations, reporting requirements and continued regulatory review, which may result in significant additional expenses. If we fail to comply with regulatory requirements or experience unanticipated problems with our products or product candidates, we may be subject to substantial penalties, fines, delays, suspensions, refusals and withdrawals of approvals.

If BP1001 or any other product candidates that we are developing or may in the future are approved, they will be subject to ongoing regulatory requirements and reporting requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, recordkeeping, conduct of post-marketing studies and submission of safety, efficacy and other post-market information, including both federal and state requirements in the U.S. and requirements of comparable non-U.S. regulatory authorities. In addition, we will be subject to continued compliance with cGMP and GCP requirements for any clinical trials that we conduct post-approval.

Facilities of CMOs and testing laboratories are required to comply with extensive FDA, and non-U.S. regulatory authority requirements, including ensuring that quality control and manufacturing procedures conform to cGMP, and in certain cases, current Good Tissue Practices (“cGTP”), regulations. As a result, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in any NDA, other marketing application, and previous responses to inspection observations. Accordingly, we and others with whom we work with must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control.

Additionally, the FDA strictly regulates marketing, labeling, advertising and promotion of products that are placed on the market. Products may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses and a company that is found to have improperly promoted off-label uses may be subject to significant liability. The policies of the FDA and of other regulatory authorities may change and additional government regulations maybe enacted that could prevent, limit or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability.

The FDA may seek consent decrees or withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with our product candidates, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers, manufacturing processes or testing laboratories, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

•	restrictions on our products, manufacturers or manufacturing processes;

•	warning letters and untitled letters;

•	civil penalties and criminal prosecutions and penalties;

•	fines;

•	injunctions;

•	product seizures or detentions;

•	import or export bans or restrictions;

•	voluntary or mandatory product recalls and related publicity requirements;

•	suspension or withdrawal of regulatory approvals;

•	total or partial suspension of production; and

•	refusal to approve pending applications for marketing approval of new products or of supplements to approved applications.

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If third-party payors do not adequately reimburse patients for any of our drug candidates that are approved for marketing, they might not be purchased or used, and our revenues and profits will not develop or increase.

Our revenues and profits will depend significantly upon the availability of adequate reimbursement for the use of any approved drug candidates from governmental and other third-party payors, both in the U.S. and in foreign markets. Reimbursement by a third party may depend upon a number of factors, including the third-party payor’s determination that use of an approved drug candidate is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost effective; and

•	neither experimental nor investigational.

The regulations that govern marketing approvals, pricing and reimbursement for new therapeutic and diagnostic products vary widely from country to country. Some countries require approval of the sale price of a drug candidate before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain regulatory approval for a drug candidate in a particular country, but then be subject to price regulations that delay our commercial launch of the approved drug and negatively impact the revenues we are able to generate from the sale of the approved drug in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more drug candidates, even if our drug candidates obtain regulatory approval.

Obtaining reimbursement approval for an approved drug from each third-party and government payor is a time-consuming and costly process that could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of any approved drug candidates to each payor. We may not be able to provide data sufficient to gain acceptance with respect to reimbursement. There also exists substantial uncertainty concerning third-party reimbursement for the use of any approved drug incorporating new technology, and even if determined eligible, coverage may be more limited than the purposes for which the drug is approved by the FDA. Moreover, eligibility for coverage does not imply that any approved drug will be reimbursed in all cases or at a rate that allows us to make a profit or even cover our costs. Interim payments for new products, if applicable, may also be insufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the approved drugs and the clinical setting in which it is used, may be based on payments allowed for lower-cost products or combinations of products that are already reimbursed, may be incorporated into existing payments for other products or services, and may reflect budgetary constraints and/or imperfections in Medicare or Medicaid data used to calculate these rates. Net prices for products may be reduced by mandatory discounts or rebates required by government health care programs or by any future relaxation of laws that restrict imports of certain medical products from countries where they may be sold at lower prices than in the U.S.

In the U.S., at both the federal and state levels, the government regularly proposes legislation to reform health care and its cost, and such proposals have received increasing political attention. While health care reform may increase the number of patients who have insurance coverage for the use of any approved drug, it may also include changes that adversely affect reimbursement for approved drugs. In addition, there has been, and we expect that there will continue to be, federal and state proposals to constrain expenditures for medical products and services, which may affect payments for any of our drug candidates that obtain approval. The Centers for Medicare and Medicaid Services frequently change product descriptors, coverage policies, product and service codes, payment methodologies and reimbursement values. Third-party payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates and may have sufficient market power to demand significant price reductions. As a result of actions by these third-party payors, the health care industry is experiencing a trend toward containing or reducing costs through various means, including lowering reimbursement rates, limiting therapeutic class coverage and negotiating reduced payment schedules with service providers for drug products.

Our inability to promptly obtain coverage and profitable reimbursement rates from government-funded and private payors for any of our drug candidates that obtain approval could have a material adverse effect on our business and financial condition.

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Risks Related to Intellectual Property

If our patent position does not adequately protect our drug candidates, others could compete against us more directly, which would harm our business.

Our patent portfolio currently includes seven issued patents in the U.S. and 61 issued patents in foreign jurisdictions. We have three additional pending patent applications in the U.S. and five additional allowed patent application in a foreign jurisdiction. Further, we have pending patent applications in key foreign jurisdictions across our six families of applications. Our success depends in large part on our ability to obtain and maintain patent protection both in the U.S. and in other countries for our drug candidates. Our ability to protect our drug candidates from unauthorized or infringing use by third parties depends in substantial part on our ability to obtain and maintain valid and enforceable patents. Due to evolving legal standards relating to the patentability, validity and enforceability of patents covering pharmaceutical inventions and the scope of claims made under these patents, our ability to maintain, obtain and enforce patents is uncertain and involves complex legal and factual questions. Accordingly, rights under any issued patents may not provide us with sufficient protection for our drug candidates or provide sufficient protection to afford us a commercial advantage against competitive products or processes. We cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us.

Even if patents have issued or will issue, we cannot guarantee that the claims of these patents are or will be valid or enforceable or will provide us with any significant protection against competitive products or otherwise be commercially valuable to us. Patent applications in the U.S. are maintained in confidence for up to 18 months after their filing. In some cases, however, patent applications remain confidential in the USPTO for the entire time prior to issuance as a U.S. patent. Similarly, publication of discoveries in the scientific or patent literature often lags behind actual discoveries. Consequently, we cannot be certain that we or our licensors were the first to invent, or the first to file patent applications on, our drug candidates. The costs of these proceedings could be substantial and it is possible that our efforts would be unsuccessful, resulting in a loss of our U.S. patent position. Furthermore, we may not have identified all U.S. and foreign patents or published applications that affect our business either by blocking our ability to commercialize our drugs or by covering similar technologies that affect our drug market.

The claims of the issued patents that are licensed to us, and the claims of any patents which may issue in the future and be owned by or licensed to us, may not confer on us significant commercial protection against competing products. Additionally, our patents may be challenged by third parties, resulting in the patent being deemed invalid, unenforceable or narrowed in scope, or the third party may circumvent any such issued patents. Our patents might not contain claims that are sufficiently broad to prevent others from utilizing our technologies. Consequently, our competitors may independently develop competing products that do not infringe our patents or other intellectual property. To the extent a competitor can develop similar products using a different molecule, our patents may not prevent others from directly competing with us.

The laws of some foreign jurisdictions do not protect intellectual property rights to the same extent as in the U.S. and many companies have encountered significant difficulties in protecting and defending such rights in foreign jurisdictions. If we encounter such difficulties in protecting or are otherwise precluded from effectively protecting our intellectual property rights in foreign jurisdictions, our business prospects could be substantially harmed.

Because of the extensive time required for development, testing and regulatory review of a drug candidate, it is possible that, before any of our drug candidates can be commercialized, any related patent may expire or remain in force for only a short period following commercialization of our drug candidates, thereby reducing any advantages of the patent. To the extent our drug candidates based on that technology are not commercialized significantly ahead of the date of any applicable patent, or to the extent we have no other patent protection on such drug candidates, those drug candidates would not be protected by patents, and we would then rely solely on other forms of exclusivity, such as regulatory exclusivity provided by the FDCA or trade secret protection.

The Leahy-Smith America Invents Act (the “America Invents Act”) was signed into law in September 2011, and many of the substantive changes became effective in March 2013. The America Invents Act reforms U.S. patent law in part by changing the standard for patent approval from a “first to invent” standard to a “first to file” standard and developing a post-grant review system. This legislation changes U.S. patent law in a way that may weaken our ability to obtain patent protection in the U.S. for those applications filed after March 2013.

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If any third-party owners of intellectual property we may license in the future do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects will be harmed.

We may enter into licenses for third-party intellectual property in the future. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce patent protection for their intellectual property, in particular, those patents to which we have secured exclusive rights. If applicable, our licensors may not successfully prosecute the patent applications to which we are licensed. Even if patents issue in respect of any such patent applications, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. In addition, our licensors may terminate their agreements with us in the event we breach the applicable license agreement and fail to cure the breach within a specified period of time. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could materially adversely affect our competitive business position, business prospects and financial condition.

Because our research and development of drug candidates incorporates compounds and other information that is the intellectual property of third parties, we depend on continued access to such intellectual property to conduct and complete our preclinical and clinical research and commercialize the drug candidates that result from this research. We expect that future licenses would impose, numerous obligations on us. For example, under our existing and future license agreements, we may be required to pay (i) annual maintenance fees until a drug candidate is sold for the first time, (ii) running royalties on net sales of drug candidates, (iii) minimum annual royalties after a drug candidate is sold for the first time, and (iv) one-time payments upon the achievement of specified milestones. We may also be required to reimburse patent costs incurred by the licensor, or we may be obligated to pay additional royalties, at specified rates, based on net sales of our drug candidates that incorporate the licensed intellectual property rights. We may also be obligated under some of these agreements to pay a percentage of any future sublicensing revenues that we may receive. Future license agreements may also include payment obligations such as milestone payments or minimum expenditures for research and development. We expect that any future licenses would contain reporting, insurance and indemnification requirements.

If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed.

Our research, development and commercialization activities, including any drug candidates resulting from these activities, may infringe or be claimed to infringe patents or other proprietary rights owned by third parties and to which we do not hold licenses or other rights. There may be applications that have been filed but not published that, if issued, could be asserted against us. If a patent infringement suit were brought against us, we could be forced to stop or delay research, development or manufacturing of drug candidate that is the subject of the suit. Further, if we are found to have infringed a third- party patent, we could be obligated to pay royalties and/or other payments to the third party related to our drug candidates, which may be substantial, or we could be enjoined from selling our drug candidates that obtain approval.

There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. In addition to infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference proceedings declared by the USPTO and opposition proceedings in the European Patent Office, regarding intellectual property rights with respect to our drug candidates and technology. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our business and financial condition.

Litigation regarding patents, intellectual property and other proprietary rights may be expensive and time consuming. If we are involved in such litigation, it could cause delays in bringing drug candidates to market and harm our ability to operate.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. Although we are not currently aware of any litigation or other proceedings or third-party claims of intellectual property infringement related to our drug candidates, the pharmaceutical industry is characterized by extensive litigation regarding patents and other intellectual property rights. Other parties may obtain patents in the future and allege that the use of our technologies infringes these patent claims or that we are employing their proprietary technology without authorization. Likewise, third parties may challenge or infringe upon our existing or future patents. Proceedings involving our patents or patent applications or those of others could result in adverse decisions regarding:

•	the patentability of our inventions relating to our drug candidates; and/or

•	the enforceability, validity or scope of protection offered by our patents relating to our drug candidates.

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Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may:

•	incur substantial monetary damages;

•	encounter significant delays in bringing our drug candidates to market; and/or

•	be precluded from participating in the manufacture, use or sale of our drug candidates or methods of treatment requiring licenses.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If investors perceive these results to be negative, the market price for our common stock could be significantly harmed.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. In order to protect our proprietary technology and processes, we also rely in part on confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could materially adversely affect our business and financial condition.

We may be subject to claims that our employees and contractors have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the biotechnology and pharmaceutical industries, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that these employees, or we, have used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

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 Risks Related to Our Securities

Raising additional capital may cause dilution to existing stockholders, restrict our operations or require us to relinquish rights. Additionally, sales of a substantial number of shares of our common stock or other securities in the public market could cause our stock price to fall.

We expect to seek the additional capital necessary to fund our operations through public or private equity offerings, collaboration agreements, debt financings or licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing stockholders’ ownership interests will be diluted and the terms may include liquidation or other preferences that adversely affect their rights as a stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or drug candidates, or grant licenses on terms that are not favorable to us. In addition, sales of a substantial number of shares of our common stock or other securities in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

We may issue additional shares of our common stock in accordance with our equity incentive plans or upon exercise or conversion of outstanding securities that are exercisable for or convertible into shares of our common stock, which may cause dilution to existing stockholders.

As of December 31, 2025, there were 96,389  shares of common stock reserved for issuance upon the exercise of outstanding options granted under our equity incentive plans. As of December 31, 2025, there were (i) 921 additional shares of common stock reserved for future issuance of awards under the Bio-Path Holdings, Inc. 2017 Stock Incentive Plan, as amended (the “2017 Stock Incentive Plan”), and (ii) 1,200,948 additional shares of common stock reserved for future issuance of awards under the Bio-Path Holdings, Inc. 2022 Stock Incentive Plan (the “2022 Stock Incentive Plan”). In addition, as of December 31, 2025, there were 16,490,014 shares of common stock reserved for issuance upon the exercise of outstanding warrants that we have issued in connection with prior securities offerings. To the extent that outstanding stock options and warrants are exercised, existing stockholders’ ownership interests may be diluted, which may reduce the market price of our common stock.

The trading price of our common stock has been volatile and is likely to be volatile in the future.

The trading price of our common stock has been highly volatile. From January 1, 2020 through December 31, 2025, our stock price has fluctuated from a low of $0.05 to a high of $486.80, after adjustment for reverse stock splits. The market price for our common stock will be affected by a number of factors, including:

•	the denial or delay of regulatory approvals of our drug candidates or receipt of regulatory approval of competing products;

•	our ability to accomplish clinical, regulatory and other drug development milestones;

•	the ability of our drug candidates, if they receive regulatory approval, to achieve market success;

•	the performance of third-party manufacturers and suppliers;

•	developments with respect to patents and other intellectual property rights;

•	sales of common stock or other securities by us or our stockholders in the future;

•	additions or departures of key scientific or management personnel;

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•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our drug candidates;

•	trading volume of our common stock;

•	investor perceptions about us and our industry;

•	public reaction to our press releases, other public announcements and SEC and other filings;

•	the failure of analysts to cover us, or changes in analysts’ estimates or recommendations;

•	the failure by us to meet analysts’ projections or guidance;

•	general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors; and

•	the other factors described elsewhere in this “Item 1A. Risk Factors” or the section titled “Risk Factors” contained in our other public filings.

The stock prices of many companies in the biotechnology industry have experienced wide fluctuations that have often been unrelated to the operating performance of these companies. Following periods of volatility in the market price of a company’s securities, securities class action litigation often has been initiated against a company. If any class action litigation is initiated against us, we may incur substantial costs and our management’s attention may be diverted from our operations, which could materially adversely affect our business and financial condition.

Our common stock has been delisted from The Nasdaq Capital Market and there is no guarantee that our common stock will be regularly traded on the OTC Pink Limited Market or other over-the-counter markets.

On February 14, 2025, Nasdaq notified the Company that the Panel determined to delist the Company’s common stock. On February 19, 2025, trading of our common stock was suspended on The Nasdaq Capital Market and trading of our common stock commenced on the OTC Pink Market under the ticker symbol “BPTH.”

The OTC Pink Market is a significantly more limited market than The Nasdaq Capital Market, and quotation on the OTC Pink Market has resulted in a less liquid market for existing and potential holders of our common stock which could further depress the trading price of our common stock. There is no guarantee that our common stock will continue to be traded on the OTC Pink Market or on other over-the-counter markets, and accordingly, our common stock may become illiquid. We can provide no assurance as to whether broker-dealers will continue to provide public quotes of the common stock on the OTC Pink Market, or whether the trading volume of the common stock will be sufficient to provide for an efficient trading market.

Our common stock is thinly traded and in the future may continue to be thinly traded, and our stockholders may be unable to sell at or near asking prices or at all if they need to sell their shares to raise money or otherwise desire to liquidate such shares.

To date, we have a low volume of daily trades in our common stock. Our stockholders may be unable to sell their common stock at or near their asking prices or at all, which may result in substantial losses to our stockholders.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the foreseeable future. As noted above, our common stock may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction.

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Our certificate of incorporation grants our Board of Directors the power to designate and issue additional shares of common and/or preferred stock.

Our authorized capital consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our preferred stock may be designated into series pursuant to authority granted by our certificate of incorporation, and on approval from our Board of Directors (the “Board”). The Board, without any action by our stockholders, may designate and issue shares in such classes or series as the Board deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of stock that may be issued could be superior to the rights of holders of our common shares. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock.

We do not anticipate paying cash dividends, and accordingly stockholders must rely on stock appreciation for any return on their investment in us.

We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our common stock will provide a return to stockholders.

Our management is required to devote substantial time and incur additional expense to comply with public company regulations.

As a public reporting company, we are subject to the Sarbanes-Oxley Act of 2002, as well as to the information and reporting requirements of the SEC and other federal securities laws. We are also subject to the rules of the OTC Pink Market. As a result, we incur significant legal, accounting, and other expenses that we would not incur as a private company, including costs associated with our public company reporting requirements and corporate governance requirements. Compliance with these public company obligations places significant additional demands on our limited number of finance and accounting staff and on our financial, accounting and information systems.

Recent and future reverse stock splits may decrease the liquidity of our common stock and result in higher transaction costs.

Our stockholders approved a reverse stock split at our 2024 Annual Meeting which could be effected at the sole discretion of the Board of Directors, at a ratio of up to 1-for-50. The liquidity of our common stock may be negatively impacted by any such reverse stock split, given the reduced number of shares that are outstanding after such a reverse stock split, particularly if the stock price does not increase as a result of such reverse stock split. Additionally, if the reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a reverse stock split may not achieve the desired results of increasing the stock price of our common stock. On February 21, 2026 the Board of Directors and primary shareholder cancelled the previously approved 1-for-30 reverse stock split.

If securities or industry analysts do not publish research or reports about us, or if they adversely change their recommendations regarding our common stock, then our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us, our industry and our market. If no analyst elects to cover us and publish research or reports about us, the market for our common stock could be severely limited and our stock price could be adversely affected. As a small-cap company, we are more likely than our larger competitors to lack coverage from securities analysts. In addition, even if we receive analyst coverage, if one or more analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more analysts who elect to cover us issue negative reports or adversely change their recommendations regarding our common stock, our stock price could decline.

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ITEM 1C. CYBERSECURITY

Risk Management and Strategy

We maintain standard procedures to help assess, identify and manage material risk posed by cybersecurity threats and regularly evaluate how we can integrate these procedures into our overall risk management processes. For example, we require that all of our employees who have access to our internal network complete formal cybersecurity training upon hire and on a periodic basis, including training on phishing, malware, and other cybersecurity risks. We also continuously evaluate our information technology systems and our practices that relate to our information technology systems. To date, we have not engaged any assessors, consultants, auditors or other third parties in connection with these efforts but may elect to do so in the future.

To the extent we identify areas in our information systems that need improvement, we seek to timely implement and monitor such improvements. While we believe that we have taken appropriate security measures to protect our data and information technology systems, and have been informed by our third-party vendors that they have as well, there can be no assurance that our efforts will prevent breakdowns or breaches in our systems, or those of our third-party vendors, that could materially adversely affect our business and financial condition. For additional information regarding whether risks from cybersecurity threats are reasonably likely to materially affect the Company, including our business strategy, results of operations, or financial condition, see Item 1A, “Risk Factors,” in this Annual Report on Form 10-K.

Governance

One of the functions of our Board is to identify principal risks of the Company and ensure implementation of appropriate systems to manage these risks, including risks from cybersecurity threats. Our Board works with members of management to identify and manage these risks, including cybersecurity risks. We previously employed a qualified Director of Information Technology and Data Management Systems who reported to our Chief Executive Officer. This employee had over 20 years of experience with cybersecurity, information technology development and deployment and information technology risk assessment and management, including information security management.

The information technology employee regularly monitored our information technology systems and monitored the prevention, detection, mitigation and remediation of cybersecurity incidents in consultation with our Chief Executive Officer. To the extent necessary, our Chief Executive Officer reports such risks to our Board. Based on future financing and our use of IT systems, we intend to reexamine our cybersecurity risk assessment needs and may hire or engage outside consultants to fulfil our cybersecurity risk assessment needs.

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds will be $600,000. We will use these net proceeds for the following:

•	40–50% to retire or settle variable-price and high-cost convertible debt
•	15–20% for cap table cleanup, including negotiated redemptions and inducements
•	15–20% for working capital, inventory, and operating liquidity
•	5–10% for branded product expansion and sales initiatives
•	5–8% for offering expenses and transaction costs

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Shares Offered (% Sold)	20,000,000 Shares Sold (100%)	15,000,000 Shares Sold (75%)	10,000,000 Shares Sold (50%)	5,000,000 Shares Sold (25%)
Gross Offering Proceeds	$600 ,000	$450,000	$300,000	$150,000

Principal Uses of Net Proceeds(2)

Corporate Overhead	$55,000	$40,000	$25,000	$10,000

Resumption of Phase 2 Trial	$180,000	$135,000	$90,000	$45,000

Phase 2 Trial Vendors	$360,000	$270,000	$180,000	$90,000

	$595,000	$44,000	$295,000	$145,000

Offering Expenses & Transaction Costs	$5,000	$5,000	$5,000	$5,000

Total Principal Uses of Net Proceeds	600,000	450,000	300,000	150,000
Amount Unallocated	-0-	-0-	-0-	-0-

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without a working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

Disclaimer:

The allocation ranges herein represent our current estimate of how we intend to use the proceeds from this Offering. However, actual expenditures may vary depending on business needs, strategic opportunities, market conditions, or operational developments. The Company reserves the right to reallocate funds among these categories as necessary to optimize growth, enhance operational efficiency, or respond to emerging opportunities.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net book value per share of our Common Stock after this offering.

Our historical net book value (deficit) as of December 31, 2025, was $(0.89) per outstanding share of our 9,242,151 outstanding shares of Common Stock at year-end 2025. Historical net book value per share equals the amount of our total tangible assets (i.e. excluding goodwill), less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified above.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $25,000 in each case ):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this Offering	$0.03	$0.03	$0.03	$0.03

Historical net tangible book value (deficit) per share as of December 31, 2025(1)	$(0.89)	$(0.89)	$(0.89)	$(0.89)

Increase in net tangible book value per share attributable to new investors in this offering(2)	$0.61	$0.55	$0.46	$0.31

Net book value per share, after this offering	$(0.28)	$(0.34)	$(0.43)	$(0.58)

Dilution per share to new investors	$-	$-	$-	$-

Increase to pre-offering shareholders	$0.61	$0.55	$0.46	$0.31

(1)	Based on net book value, excluding non-tangible assets, (deficit) of $(0) and 9,342,151 outstanding shares of Common stock as of December 31, 2025.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the Over The Counter OTC Markets (“OTC”) under the symbol “BPTH.” On March 17, 2026, the closing price on the OTC of our Common Stock was $0.06.

Holders

As of March 18, 2026 there were 132 common shareholders holders of record of our Common Stock.

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DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products and implement our business plan. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

SECURITIES OFFERED

Current Offering

We are offering up to 20,000,000 shares of Common Stock, $0.001 par value at the offering price of $0.03 per share.

This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold, whichever is earlier (such earlier date, the “Termination Date”).

The Common Stock

We are authorized to issue 200,000,000 shares of Common Stock, $0.001 par value.

The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any pre-emptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

There are 9,342,151 issued and outstanding shares of Common stock as of March 18, 2026.

Preferred Stock

There are 10,000,000 shares of Preferred Stock authorized, including 51 shares of Series S Super Voting Preferred Stock authorized, 51 shares of Series S Super Voting Preferred Stock are issued and outstanding to Steel Giants Advisors LLC, a financial advisory firm controlled by our CEO. On January 2, 2025, we created a new class of Series S Preferred stock with 51 authorized shares each having 1% of the fully diluted voting power of the corporation and convertible into one common share. On January 3, 2026, we issued 51 shares of Series S Preferred stock to Steel Giants Advisors LLC to facilitate restructuring of our financial obligations and manage our current and planned corporate actions.

DISTRIBUTION

Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

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Pricing of the Offering

The offering price was arbitrarily determined by management, The principal factors considered in determining the initial offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold, whichever is earlier (such earlier date, the “Termination Date”).

How to Subscribe

When you decide to subscribe for Offered Shares in this Offering after it is qualified, you should contact the Company to obtain a subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. If we reject your subscription, we will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed for at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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Penny Stock Rules

Our shares of Common Stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the Nasdaq stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our Common Stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

We are a clinical and preclinical stage oncology and obesity-focused RNAi nanoparticle drug development company utilizing a novel technology that achieves systemic delivery for target-specific protein inhibition for any gene product that is over-expressed in disease. Our drug delivery and antisense technology, called DNAbilize®, is a platform that uses P-ethoxy, which is a deoxyribonucleic acid (DNA) backbone modification that is intended to protect the DNA from destruction by the body’s enzymes when circulating in vivo, incorporated inside of a lipid bilayer having neutral charge. We believe this combination allows for high efficiency loading of antisense DNA into non-toxic, cell-membrane-like structures for delivery of the antisense drug substance into cells. In vivo, the DNAbilize® delivered antisense drug substances are systemically distributed throughout the body to allow for reduction or elimination of target proteins in blood diseases and solid tumors. Through testing in numerous animal studies and dosing in clinical trials, our DNAbilize® drug candidates have demonstrated an excellent safety profile. DNAbilize® is a registered trademark of the Company.

Using DNAbilize® as a platform for drug development and manufacturing, we currently have four drug candidates in development to treat at least five different cancer disease indications. Our lead drug candidate, BP1001, or prexigebersen, which targets Grb2, initially started the efficacy portion of a Phase 2 clinical trial for untreated AML patients in combination with LDAC. However, the changing landscape of AML treatment has led to amendment of the Phase 2 clinical study by removing the combination treatment of prexigebersen and LDAC and replacing it with the combination treatment of prexigebersen and decitabine.

Venetoclax in combination with LDAC, decitabine or azacytidine (the latter two drugs are DNA hypomethylating agents) is approved as frontline therapy for newly diagnosed AML in adults who are 75 years or older, or who have comorbidities precluding intensive induction chemotherapy. We believe this approval of the frontline venetoclax and decitabine combination therapy provides an opportunity for developing prexigebersen as an addition to the combination therapy for the treatment of newly diagnosed AML patients. In preclinical efficacy studies, four AML cancer cell lines were treated with three different combinations of decitabine, venetoclax and prexigebersen. Decrease in AML cell viability was the primary measure of efficacy. The triple combination of decitabine, venetoclax and prexigebersen showed significant improvement in efficacy in three of the four AML cell lines. Based on these results, we believe that adding prexigebersen to the treatment combination of decitabine and venetoclax could lead to improved efficacy in AML patients.

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Our approved amended Phase 2 clinical trial currently has three cohorts of subjects. The first two cohorts treat patients with the triple combination of prexigebersen, decitabine and venetoclax. The first cohort includes newly diagnosed AML patients, and the second cohort includes relapsed/refractory AML patients. Finally, the third cohort treats relapsed/refractory AML patients, who are venetoclax-resistant or -intolerant, with the two-drug combination of prexigebersen and decitabine. The full trial design plans have approximately 98 evaluable patients for the first cohort having newly diagnosed AML patients with a preliminary review performed after 19 evaluable patients and a formal interim analysis after 38 evaluable patients. The full trial design plans have approximately 54 evaluable patients for each of the second cohort, having relapsed/refractory AML patients, and the third cohort, having AML patients who are venetoclax-resistant or -intolerant, in each case with a review performed after 19 evaluable patients. The study is anticipated to be conducted at up to ten clinical sites in the U.S., and Gail J. Roboz, MD, is the national coordinating Principal Investigator for the Phase 2 trial. Dr. Roboz is a professor of medicine and director of the Clinical and Translational Leukemia Program at the Weill Medical College of Cornell University (the “Weill Medical College”) and the New York-Presbyterian Hospital in New York City.

The safety run-in of the triple combination of prexigebersen, decitabine and venetoclax for the Phase 2 clinical study was successfully completed. The preliminary data, presented at the 2021 ASH Annual Meeting, showed the treatment was well-tolerated and there were no dose limiting toxicities attributed to prexigebersen.

On June 3, 2024, we announced additional interim data for the first two cohorts of the Phase 2 clinical trial. In Cohort 1, 31 newly diagnosed patients were enrolled; 20 evaluable patients with a median age of 75 years, treated with at least one cycle of prexigebersen, decitabine and venetoclax, had adverse-risk or secondary AML evolved from myelodysplastic syndromes, chronic myelomonocytic leukemia or treatment-related AML. Fifteen patients (75%) achieved CR/CRi/CRh. One patient achieved partial remission (“PR”), three patients achieved stable disease, and one patient had toxicity attributed to decitabine and venetoclax treatment. In Cohort 2, 40 relapsed/refractory patients were enrolled; 23 evaluable patients with a median age of 63 years, treated with at least one cycle of prexigebersen, decitabine and venetoclax, had adverse-risk or secondary AML. Twelve patients (55%) achieved CR/CRi/CRh, one patient achieved PR, eight patients achieved stable disease and two patients had progressive disease or treatment failure. Among the evaluable patients of both cohorts, adverse events were consistent with those expected with decitabine and venetoclax and/or AML, including fatigue (72%), anemia (60%) and neutropenia (49%), while the most frequent severe adverse events were febrile neutropenia (26%) and sepsis (5%). The interim analysis data was selected as an oral presentation in the 2024 ASCO Annual Meeting and as a poster presentation in the 2024 EHA Annual Meeting. Based on this interim data, we expect to continue enrollment of up to 98 and 54 evaluable patients for Cohorts 1 and 2, respectively and plan to pursue FDA expedited programs for Fast Track designation. We are evaluating whether to seek to expand Stage 2 of the Phase 2 clinical trial in Europe. We plan to complete enrollment in cohorts 1 and 2 in 2026.

Our second drug candidate, Liposomal Bcl-2 (“BP1002”), targets the protein Bcl-2, which is responsible for driving cell survival in up to 60% of all cancers. A Phase 1 clinical trial to evaluate the ability of BP1002 to treat refractory/relapsed lymphoma and refractory/relapsed CLL patients is being conducted at the Georgia Cancer Center, The University of Texas Southwestern and New York Medical College. A total of six evaluable patients are scheduled to be treated over two dose levels with BP1002 monotherapy in a standard 3+3 design. Enrollment has been successfully completed for both dose cohorts, 20 and 40 mg/m2. There were no dose limiting toxicities.

On December 11, 2024, we announced that the Phase 1 clinical trial evaluating BP1002 as a treatment for refractory/relapsed lymphoma and refractory/relapsed chronic lymphocytic leukemia has discontinued enrollment. This decision was based on enrollment challenges in these niche indications, particularly given the crowded development landscape that includes multiple competing trials and to reallocate resources towards advancing our metabolic program.

Additionally, preclinical studies suggest that the combination of BP1002 with decitabine is efficacious in venetoclax-resistant cells. An abstract of the preclinical study was presented at the 2021 American Association for Cancer Research (“AACR”) Annual Meeting. A Phase 1/1b clinical trial to investigate the ability of BP1002 to treat refractory/relapsed AML patients, including venetoclax-resistant patients, is being studied. A recent study found that AML patients who had relapsed from frontline venetoclax-based treatment had a very poor prognosis, with a median survival of less than three months. Since venetoclax and BP1002 utilize different mechanisms of action, we believe that BP1002 may be a potential treatment for venetoclax-relapsed AML patients. The Phase 1/1b clinical trial is being conducted at several leading cancer centers in the United States, including the Weill Medical College, MD Anderson, Scripps Health and The University of California at Los Angeles Cancer Center. On October 7, 2024, we announced that the FDA had completed its review of PK/PD data from the first two dosing cohorts (20 and 40 mg/m2) and that the enrollment for the third dosing cohort (60 mg/m2) is complete and we are now enrolling cohort four, which is the higher dose of 90 mg/m2. The approved treatment cycle is two doses per week over four weeks, resulting in eight doses administered over twenty-eight days. The Phase 1b portion of the study is expected to commence after completion of BP1002 monotherapy cohorts and will assess the safety and efficacy of BP1002 in combination with decitabine in refractory/relapsed AML patients.

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Our third drug candidate, Liposomal STAT3 (“BP1003”), targets the STAT3 protein and is currently in IND enabling studies as a potential treatment of pancreatic cancer, NSCLC and AML. Preclinical studies showing BP1003’s ability to inhibit STAT3 protein expression and cancer cell viability had been presented at AACR Annual Meetings. On September 16, 2024, we announced a publication in the peer-reviewed journal, Biomedicines, which highlights the therapeutic potential and broad anti-tumor effect of BP1003 in numerous preclinical solid tumor models, including breast, ovarian, and pancreatic cancer. The lead indication for which we intend to develop BP1003 is pancreatic cancer due to the severity of this disease and the lack of effective, life-extending treatments. For example, pancreatic adenocarcinoma is projected to be the second most lethal cancer behind lung cancer by 2030. Typical survival for a metastatic pancreatic cancer patient is about three to six months from diagnosis. We have successfully completed several IND enabling studies of BP1003 and have one additional IND enabling study to complete. Once the additional study is successfully completed, our goal is to file an IND application and initiate the first-in-humans Phase 1 study of BP1003 in patients with refractory, metastatic solid tumors, including pancreatic cancer and NSCLC.

In addition, a modified product named BP1001-A, our fourth drug candidate, has shown to enhance chemotherapy efficacy in a preclinical study involving solid tumor models. Results of the preclinical study were published in the scientific journal Oncotarget in 2020. BP1001-A incorporates the same drug substance as prexigebersen but has a slightly modified formulation designed to enhance nanoparticle properties. A BP1001-A Phase 1/1b clinical trial in patients with advanced or recurrent solid tumors is being conducted at several leading cancer centers in the United States, including MD Anderson, Karmanos Cancer Institute, Mary Crowley Cancer Research and Holy Cross Hospital, Maryland. A total of nine evaluable patients are scheduled to be treated with BP1001-A monotherapy over three dose levels in a standard 3+3 dose escalation design. The first dose cohort consisted of a starting dose of 60 mg/m2 had been completed, and there were no dose limiting toxicities. Enrollment is now open for patients for the second dose cohort of 90 mg/m2 which we expect to be complete in the second quarter of 2025 in order to advance to dose level 3. The Phase 1b portion of the study is expected to commence after successful completion of BP1001-A monotherapy cohorts and is intended to assess the safety and efficacy of BP1001-A in combination with paclitaxel in patients with recurrent ovarian or endometrial tumors. Phase 1b studies are also expected to be opened in combination with gemcitabine in Stage 4 pancreatic cancer and combination therapy in breast cancer.

Development and Treatment for Obesity

Insulin resistance is a major contributor to obesity, Type 2 diabetes and other related metabolic diseases. Insulin lowers blood glucose level by activating the PI3K/AKT pathway. However, this insulin pathway is dysfunctional in obese patients who have Type 2 diabetes. Literature suggests that Grb2 is an inhibitor of the insulin/PI3K/AKT pathway. Upregulation of the Grb2 gene has been reported for patients with Type 2 diabetes. Knockdown of Grb2 expression enhanced insulin-induced AKT activity and glucose uptake in myoblast and hepatoma cells. Furthermore, insulin sensitivity was restored in Grb2 heterozygous knockout mice fed on high fat-induced diet. We are currently exploring the development of BP1001-A as a drug candidate to target insulin resistance. We hypothesize that by downregulating Grb2 expression, BP1001-A could potentially lower blood glucose level by enhancing insulin-mediated AKT activation and glucose uptake and storage and are pursuing studies to test such hypothesis.

On December 19, 2024, we announced the results of our initial preclinical work; BP1001-A, by downregulating Grb2 expression, increased the levels of phosphorylated AKT and phosphorylated FOXO-1 (a downstream AKT effector) in myoblast and hepatoma cells in the presence of insulin. Furthermore, high fat diet rich in saturated fatty acids can lead to insulin resistance. Palmitic acid, the most common saturated fatty acid in a high fat diet, has been shown to impair insulin signaling. On March 18, 2025, we announced preclinical results that BP1001-A attenuated fatty acid-induced insulin resistance and restored insulin sensitivity in muscle progenitor and skeletal muscle fiber cell models. These preliminary data confirmed that BP1001-A could affect the insulin/PI3K/AKT pathway and increase insulin sensitivity, thus validating BP1001-A as a potential candidate to target obesity in Type 2 diabetes patients. We have initiated animal studies to evaluate the efficacy of BP1001-A as a potential treatment for obesity and related metabolic diseases in Type 2 diabetes patients. If successful, we intend to initiate a first-in-human Phase 1 clinical trial in 2025 to further validate safety, measure pharmacokinetics and establish dosing for potential pivotal trials.

Our DNAbilize® technology-based products are available for out-licensing or partnering. We intend to apply our drug technology template to new disease-causing protein targets to develop new liposomal antisense drug candidates for inclusion in our pipeline that meet scientific, preclinical and commercial criteria and file new patents on these targets. We expect that these efforts will include collaboration with key scientific opinion leaders in the field of study and include developing drug candidates for diseases other than cancer. As we expand our drug development programs, we will look at indications where a systemic delivery is needed and antisense RNAi nanoparticles can be used to slow, reverse or cure a disease, either alone or in combination with another drug.

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We are developing a molecular biomarker package to accompany prexigebersen treatment, the goal of which is to identify patients with a genetic profile more likely to respond to the investigational treatment and improve the probability of success for this program as a result. The emerging role of biomarkers has been enhancing cancer development over the past decade and has become a more common companion to many cancer development programs. We expect to develop molecular biomarker packages to accompany our new programs.

We have certain intellectual property as the basis for our current drug products in clinical development, prexigebersen, BP1002, BP1003 and BP1001-A. We are developing RNAi antisense nanoparticle drug candidates based on our own patented technology to treat cancer, obesity and autoimmune disorders where targeting a single protein may be advantageous and result in reduced patient adverse effects as compared to small molecule inhibitors with off-target and non-specific effects. We have composition of matter and method of use intellectual property for the design and manufacture of antisense RNAi nanoparticle drug products.

As of December 31, 2025, we had an accumulated deficit of $126 million. Our net loss was $8.7 million and $9.9 million for the years ended December 31, 2025 and 2024, respectively. We expect to continue to incur significant operating losses, and we anticipate that our losses may increase substantially as we expand our drug development programs and commercialization efforts. To achieve profitability, we must enter into license or development agreements with third parties or successfully develop and obtain regulatory approval for one or more of our drug candidates and effectively commercialize any drug candidates we develop. In addition, if we obtain regulatory approval of one or more of our drug candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Even if we succeed in developing and commercializing one or more of our drug candidates, we may not be able to generate sufficient revenue and we may never be able to achieve or sustain profitability. We expect to finance our foreseeable cash requirements through cash on hand, cash from operations, debt financings and public or private equity offerings. We may seek to access the public or private equity markets whenever conditions are favorable; however, there can be no assurance that we will be able to raise additional capital when needed or on terms that are favorable to us, if at all. Additionally, we may seek collaborations and license arrangements for our drug candidates. We currently have no lines of credit or other arranged access to debt financing.

Financial Operations Overview

Revenue

We have not generated significant revenues to date. Our ability to generate revenues from our drug candidates will depend heavily on the successful development and eventual commercialization of our drug candidates.

In the future, we may generate revenue from a combination of product sales, third-party grants, service agreements, strategic alliances and licensing arrangements. We expect that any revenue we generate will fluctuate due to the timing and amount of services performed, milestones achieved, license fees earned and payments received upon the eventual sales of our drug candidates, in the event any are successfully commercialized. If we fail to complete the development of any of our drug candidates or obtain regulatory approval for them, our ability to generate future revenue will be adversely affected.

Research and development expenses

Research and development expenses consist of costs associated with our research activities, including the development of our drug candidates. Our research and development expenses consist of:

•	expenses related to research and development personnel, including salaries and benefits, travel and stock-based compensation;

•	external research and development expenses incurred under arrangements with third parties, such as contract research organizations, clinical investigative sites, laboratories, manufacturing organizations and consultants; and

•	costs of materials used during research and development activities.

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Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. Advance payments, including nonrefundable amounts, for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts will be recognized as an expense as the related goods are delivered or the related services are performed. If the goods will not be delivered, or services will not be rendered, then the capitalized advance payment is charged to expense.

We expect research and development expenses associated with the completion of the associated clinical trials to be substantial and to increase over time. The successful development of our drug candidates is highly uncertain. At this time, we cannot reasonably estimate or know the nature, timing and estimated costs of the efforts that will be necessary to complete development of our drug candidates or the period, if any, in which material net cash inflows from our drug candidates may commence. This is due to the numerous risks and uncertainties associated with developing drugs, including the uncertainty of:

•	the rate of progress, results and costs of completion of ongoing clinical trials of our drug candidates;

•	the size, scope, rate of progress, results and costs of completion of any potential future clinical trials and preclinical tests of our drug candidates that we may initiate;

•	competing technological and market developments;

•	the performance of third-party manufacturers and suppliers;

•	the ability of our drug candidates, if they receive regulatory approval, to achieve market success;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our drug candidates; and

•	the impact, risks and uncertainties related to global pandemics and actions taken by governmental authorities or others in connection therewith.

A change in the outcome of any of these variables with respect to the development of a drug candidate could mean a significant change in the costs and timing associated with the development of that drug candidate. For example, if the FDA or other regulatory authority were to require us to conduct clinical trials beyond those which we currently anticipate will be required for the completion of clinical development of a drug candidate or if we experience significant delays in enrollment in any clinical trials, we could be required to expend significant additional financial resources and time on the completion of clinical development.

General and administrative expenses

Our general and administrative expenses consist primarily of salaries and benefits for management and administrative personnel, professional fees for legal, accounting and other services, travel costs and facility-related costs such as rent, utilities and other general office expenses.

Recent Events

On October 22, 2025, we appointed Vikram Grover as CEO, CFO and Director. On -October 22, 2025, Doug Morris resigned as Interim CEO and Paul Aubert resigned from the Board of Directors.

On October 24, 2025, we engaged Steel Giants Advisors LLC, an entity that our CEO Vikram Grover controls, for financial advisory services. The engagement includes up to $10,000 in monthly cash payments. Additionally, we formed a new class of Series S Preferred stock with up to 51 shares authorized each holding 1% of the fully diluted voting power of the corporation. On or around January 2, 2026, we issued Steel Giants Advisors LLC 51 shares of Series S Preferred stock giving the entity voting control over any actions requiring shareholder approval.

On November 13, 2025, the Company accepted the resignation of Doug Morris from the Board of Directors.

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Results of Operations

The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, the financial statements and accompanying notes elsewhere in this prospectus.

Year Ended December 31, 2025 compared to the Year Ended December 31, 2024

Revenue. We had no revenue for each of the years ended December 31, 2025 and 2024.

Research and Development Expense. Our research and development expense for the years ended December 31, 2025 was $6.3 million, an increase of $1.0 million compared to the year ended December 31, 2024. The decrease in research and development expense was primarily due to expenses related to pausing our clinical trials for BP1001 and BP1001-A.

General and Administrative Expense. Our general and administrative expense for the year ended December 31, 2025 was $2.0 million, a decrease of $2.7 million compared to the year ended December 31, 2024. The decrease in general and administrative expense was primarily due to decreased salaries and benefits expense, professional and consulting fees and shareholder meeting expenses related to our special shareholder meeting held in the first quarter of 2024, as well as the curtailment of the Company’s activities, including the resignations and terminations of employment of corporate overhead in the 3rd Quarter of 2025.

Net Operating Loss. Our net loss from operations for the year ended December 31, 2025 was $8.3 million, a decrease of $3.7 million compared to the year ended December 31, 2024.

Other Income (Expense) The Company recognized losses of $0.3 million on interest expense and the change in value of the warrant liability and derivative liabilities, compared to gains of $2.1 for the year ended December 31, 2024 due to the gain in values on the change in derivatives.

Net Loss. Our net loss for the year ended December 31, 2025 was $8.7 million, a decrease of $1.2 million compared to the year ended December 31, 2024.

Net Loss per Share. Net loss per share, both basic and diluted, for the year ended December 31, 2025 was $1.10, compared to a loss of $4.12 for the year ended December 31, 2024. Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the applicable periods and excludes stock options and warrants because they are antidilutive.

Liquidity and Capital Resources

We have not generated significant revenues to date. Since our inception, we have funded our operations primarily through public and private offerings of our capital stock and other securities. We expect to finance our foreseeable cash requirements through cash on hand, cash from operations, debt financings and public or private equity offerings. We may seek to access the public or private equity markets whenever conditions are favorable; however, there can be no assurance that we will be able to raise additional capital when needed or on terms that are favorable to us, if at all. Additionally, we may seek collaborations and license arrangements for our drug candidates. We currently have no lines of credit or other arranged access to debt financing.

We had a cash balance of $0.0 million as of December 31, 2025, a decrease of $1.2 million compared to December 31, 2024. We do not believe that our available cash at December 31, 2025 will be sufficient to meet obligations and fund our liquidity and capital expenditure requirements for the next 12 months from the date of this Filing The Company’s ability to continue operating is dependent upon obtaining funding through one or more sources as described above to meet its planned obligations and pay its liabilities.

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Cash Flows

Operating Activities. Net cash used in operating activities for the year ended December 31, 2025 was $1.6 million. Excluding non-cash expenses of $0.6 million, net cash used in operating activities for the year ended December 31, 2025 consisted primarily of the net loss for the period of $8.4 million, an increase in accounts payable and accrued expenses of $4.6 million, a decrease in other current assets of $1.3 million and a decrease in prepaid drug product of $0.6 million.

Net cash used in operating activities for the year ended December 31, 2024 was $10.6 million. Excluding non-cash gains of $1.4 million, net cash used in operating activities for the year ended December 31, 2024 consisted primarily of the net loss for the period of $9.9 million and an increase in other current assets of $0.6 million. These are partially offset by an increase in accounts payable and accrued expenses of $1.4 million.

Financing Activities. Net cash provided by financing activities for the year ended December 31, 2025 was $0.4 million from the Warrant Exercises, the March 2025 Promissory Notes and the April Promissory Note.

Net cash provided by financing activities for the year ended December 31, 2024 was $10.7 million from the March 2024 Registered Direct Offering, the April 2024 Registered Direct Offering, the Offering Agreement (as defined below) and the June 2024 PIPE.

March 2024 Registered Direct Offering and March 2024 Private Placement

On March 25, 2024, we entered into a securities purchase agreement with a certain institutional and accredited investor pursuant to which we agreed to sell, in a registered direct offering, an aggregate of 75,000 shares of our common stock for gross proceeds of approximately $0.3 million under the base prospectus contained in the 2022 Shelf Registration Statement and a related prospectus supplement filed with the SEC on March 27, 2024 (the “March 2024 Registered Direct Offering”). In a concurrent private placement, we also agreed pursuant to the securities purchase agreement to issue to such investor warrants to purchase up to 75,000 shares of our common stock at an exercise price of $3.865 per share (the “March 2024 Private Placement”). The March 2024 Registered Direct Offering and the March 2024 Private Placement closed on March 27, 2024. The net proceeds from the offerings, after deducting the placement agent’s fees and expenses and our offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offerings, were approximately $0.2 million.

At the Market Offering

On April 4, 2024, we entered into the At The Market Offering Agreement with H.C. Wainwright & Co. (“Wainright”), as sales agent, pursuant to which we may offer and sell, from time to time, through Wainwright, shares of our common stock. Under the At The Market Offering Agreement, Wainwright may sell shares by any method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, as amended, or any other method permitted by law, including in privately negotiated transactions. We or Wainwright may suspend or terminate the offering of shares upon notice to the other party and subject to other conditions. We will pay Wainwright a commission of 3.0% of the aggregate gross proceeds from each sale of shares under the At The Market Offering Agreement and have agreed to provide Wainwright with customary indemnification and contribution rights. We have also agreed to reimburse Wainwright for certain specified expenses. We are subject to certain restrictions on our ability to offer and sell shares of our common stock under the At The Market Offering Agreement. On April 4, 2024, in connection with the execution of the At The Market Offering Agreement, we filed with the SEC a prospectus supplement (the “Initial ATM Prospectus Supplement”) to the base prospectus contained in the 2022 Shelf Registration Statement, which Initial ATM Prospectus Supplement related to the offering of up to $2.0 million of shares of the Company’s common stock under the At The Market Offering Agreement. Subsequent to entering into the Offering Agreement, we offered and sold 436,511 shares of common stock for gross proceeds of approximately $2.0 million and terminated the offering under the Initial ATM Prospectus Supplement on April 19, 2024. The net proceeds from such offering, after deducting commissions and our offering expenses, were approximately $1.8 million.

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On April 19, 2024, we determined to increase the number of shares available for sale under the At The Market Offering Agreement, up to an additional aggregate offering price of approximately $1.1 million, which shares are being offered and sold pursuant to the 2022 Shelf Registration Statement and a prospectus supplement and accompanying prospectus filed with the SEC on April 19, 2024 (the “Subsequent ATM Prospectus Supplement”). As of December 31, 2024, we had offered and sold 334,929 shares of common stock under the Subsequent ATM Prospectus Supplement for gross proceeds of approximately $1.1 million and after deducting commissions and the Company’s offering expenses, the net proceeds from such offering were approximately $1.0 million. This facility was terminated on [ ].

April 2024 Registered Direct Offering and April 2024 Private Placement

On April 18, 2024, we entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which we agreed to sell, in a registered direct offering, an aggregate of 375,000 shares of our common stock for gross proceeds of approximately $1.2 million under the base prospectus contained in the 2022 Shelf Registration Statement and a related prospectus supplement filed with the SEC on April 19, 2024 (the “April 2024 Registered Direct Offering”). In a concurrent private placement, we also agreed pursuant to the securities purchase agreement to issue to such investors warrants to purchase up to 375,000 shares of our common stock at an exercise price of $3.10 per share (the “April 2024 Private Placement”). The April 2024 Registered Direct Offering and the April 2024 Private Placement closed on April 19, 2024. The net proceeds from the offerings, after deducting the placement agent’s fees and expenses and our offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offerings, were approximately $0.9 million.

June 2024 Private Placement

On June 3, 2024, we entered into a securities purchase agreement with a certain institutional and accredited investor pursuant to which we agreed to sell, in a private placement, an aggregate of (i) 180,000 shares of our common stock, (ii) pre-funded warrants to purchase up to 1,629,955 shares of our common stock at an exercise price of $0.001 per share, (iii) series A warrants to purchase up to 1,809,955 shares of our common stock at an exercise price of $2.00 per share and (iv) series B warrants to purchase up to 1,809,955 shares of our common stock at an exercise price of $2.00 per share for gross proceeds of approximately $4.0 million (the “June 2024 Private Placement”). The June 2024 Private Placement closed on June 5, 2024. The net proceeds from the offering, after deducting the placement agent’s fees and expenses and our offering expenses, and excluding the proceeds, if any, from the exercises of the warrants issued in the offering, were approximately $3.3 million.

October 2024 Private Placement

On October 8, 2024, we entered into a securities purchase agreement with a certain institutional and accredited investor pursuant to which we agreed to sell, in a private placement, an aggregate of (i) pre-funded warrants to purchase up to 4,597,702 shares of our common stock at an exercise price of $0.001 per share, (ii) series A warrants to purchase up to 6,407,657 shares of our common stock at an exercise price of $1.00 per share and (iii) series B warrants to purchase up to 6,407,657 shares of our common stock at an exercise price of $1.00 per share for gross proceeds of approximately $4.0 million (the “October 2024 Private Placement”). The October 2024 Private Placement closed on October 10, 2024 (the “Closing Date”). In connection with the October 2024 Private Placement, the Company and the investor agreed to cancel such investor’s series A warrants to purchase 1,809,955 shares of common stock at an exercise price of $2.00 and series B warrants to purchase 1,809,955 shares of common stock at an exercise price of $2.00 issued to such investor in connection with the June 2024 Private Placement, effective as of the Closing Date. The net proceeds from the offering, after deducting the placement agent’s fees and expenses and our offering expenses, and excluding the proceeds, if any, from the exercises of the warrants issued in the offering, were approximately $3.5 million.

March 2025 Promissory Note

On March 6, 2025, we entered into a securities purchase agreement with 1800 Diagonal Lending LLC, a Virginia limited liability company (the “Lender”), an accredited investor, for the issuance and sale of a promissory note in the aggregate principal amount of $161,000 (the “Promissory Note”) for a purchase price of $140,000 after deducting the original issue discount of $21,000. The Promissory Note bears a one-time interest charge of twelve percent that is applied on the date of issuance, March 6, 2025. The Promissory Note shall be paid in five payments with the first payment of $90,160 due on August 30, 2025 and each subsequent payment shall be equal to $22,540 which are due on September 30, 2025, October 30, 2025, November 30, 2025 and December 30, 2025. Upon the occurrence and during any continuation of any Event of Default (as defined in the Promissory Note), the Promissory Note shall become immediately due and payable and the Company shall pay to the Lender, in full satisfaction, an amount equal to 150% times the sum of (i) the then outstanding principal amount of the Promissory Note plus (ii) accrued and unpaid interest on the unpaid principal amount of the Promissory Note to the date of payment plus (iii) default interest, if any, at a rate of 22% per annum on the amounts referred to in clauses (i) and/or (ii) plus (iv) any amounts owed to the Lender pursuant to the Conversion Right (as defined below). In addition, only upon an Event of Default and during any continuation thereof, the Lender may elect to convert all or any part of the outstanding principal and interest on the Promissory Note in fully paid and non-assessable shares of the Company’s Common Stock at a conversion price per share equal to 65% of the lowest closing bid price of the Common Stock for the ten trading days prior to the date of conversion (the “Conversion Right”).

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Future Capital Requirements

We expect to continue to incur significant operating expenses in connection with our ongoing activities, including conducting clinical trials, manufacturing and seeking regulatory approval of our drug candidates, prexigebersen, BP1002, BP1003 and BP1001-A. Accordingly, we will continue to require substantial additional capital to fund our projected operating requirements. Such additional capital may not be available when needed or on terms favorable to us. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current and future operating plan. There can be no assurance that we will be able to continue to raise additional capital through the sale of our securities in the future. Our future capital requirements may change and will depend on numerous factors, which are discussed in detail in “Item 1A. Risk Factors” of this Annual Report on Form 10-K.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

Overview

The Company is a clinical and preclinical stage oncology and obesity-focused RNAi nanoparticle drug development company utilizing a novel technology that achieves systemic delivery for target-specific protein inhibition for any gene product that is over-expressed in disease. The Company’s drug delivery and antisense technology, called DNAbilize®, is a platform that uses P-ethoxy, which is a deoxyribonucleic acid (DNA) backbone modification that is intended to protect the DNA from destruction by the body’s enzymes when circulating in vivo, incorporated inside of a lipid bilayer having neutral charge. The Company believes this combination allows for high efficiency loading of antisense DNA into non-toxic, cell-membrane-like structures for delivery of the antisense drug substance into cells. In vivo, the DNAbilize® delivered antisense drug substances are systemically distributed throughout the body to allow for reduction or elimination of target proteins in blood diseases and solid tumors. Through testing in numerous animal studies and dosing in clinical trials, the Company’s DNAbilize® drug candidates have demonstrated an excellent safety profile. DNAbilize® is a registered trademark of the Company. Using DNAbilize® as a platform for drug development and manufacturing, the Company currently has four antisense drug candidates in development to treat at least five different cancer disease indications and one indication in obesity.

The Company was incorporated in May 2000 as a Utah corporation. In February 2008, Bio-Path Subsidiary completed a reverse merger with the Company, which at the time was traded over the counter and had no current operations. The prior name of the Company was changed to Bio-Path Holdings, Inc. and the directors and officers of Bio-Path Subsidiary became the directors and officers of Bio-Path Holdings, Inc. Effective December 31, 2014, the Company changed its state of incorporation from Utah to Delaware through a statutory conversion pursuant to the Utah Revised Business Corporation Act and the Delaware General Corporation Law. Effective March 5, 2026 the Company re-domesticated to the State of Wyoming, which was approved by the Wyoming Secretary of State.

The Company’s operations to date have been limited to organizing and staffing the Company, acquiring, developing and securing its technology and undertaking product development for a limited number of product candidates. As the Company has not begun its planned principal operations of commercializing a product candidate, the Company’s activities are subject to significant risks and uncertainties, including the potential requirement to secure additional funding, the outcome of the Company’s clinical trials and failing to operationalize the Company’s current drug candidates before another company develops similar products.

Employees

As of March 10, 2026, we had 1 full time employee, no part time employees and utilizes independent contractors for support. We believe that our future success will depend, in part, on our ability to attract, hire and retain qualified personnel and engage medical, academia and business professionals to join our Advisory Board as we reengage our trial partners for drug development.

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Description of Property

In April 2014, we entered into a lease agreement for approximately 3,000 square feet of office space for general and administrative purposes in Bellaire, Texas, which is part of the Houston metropolitan area. The term of the lease began on August 1, 2014 and was scheduled to terminate on July 31, 2019. In May 2019, we entered into an amendment to the lease agreement to extend the term of the lease to October 31, 2024. In October 2024, we entered into a second amendment to the lease agreement to extend the term of the lease to October 31, 2025. The lease was terminated in 2025.

In April 2016, we entered into a lease agreement for approximately 2,100 square feet of lab space located in Bellaire, Texas for research and development purposes. The term of the lease began on May 1, 2016 and was scheduled to terminate on April 30, 2019. In December 2018, we entered into an amendment to the lease agreement to extend the term of the lease to April 30, 2022. In January 2022, we exercised an option in the lease agreement amendment to extend the term of the lease to April 30, 2025. The lease was terminated in 2025.

We do not own or lease any other real property that is materially important to our business. We believe that our current facilities are adequate for our current needs and that additional space will be available when and as needed.

Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and any judgments or injunctions material to the evaluation of the ability and integrity of any director or executive officer during the last ten years.

MANAGEMENT

Executive officers and directors

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Position	Date Appointed
Vikram Grover	56	Chief Executive Officer, Chief Financial Officer, Chairman of the Board	October 22, 2025

Our current directors will serve until the next annual meeting of stockholders or until their successors are elected or appointed and qualified.

Background Information

Vikram Grover. President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board

Vikram Grover was named Chairman and CEO of Bio-Path Holdings in October 2025 to effect a turnaround of the public company and reengage the Company’s Phase 1 and Phase 2 trials. He is currently CEO of Himalaya Technologies, Inc., owner and operator of a crypto social network, CEO of Everest Networks, Inc., owner and operator of health and wellness social sites, and works as an independent investment banker. He previously worked as a Senior Managing Director of investment banking for Source Capital Group, Inc. and MCF Corp and as a Senior Research Analyst and/or Director of Research for several Wall Street firms including Thomas Weisel Partners, Needham & Co., Kaufman Bros. LP, and Sterne Agee & Leach, Inc. He has a Masters in Science Management (“MSM”) from Georgia Institute of Technology, a B.A. from University of California San Diego, and has passed the CFA Level 3 exam.

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Former Officers and Directors who served and resigned during 2025:

Peter H. Nielsen. Former President, Chief Executive Officer, Chief Financial Officer/Treasurer and Chairman of the Board (Resigned June 20, 2025)

Mr. Nielsen co-founded Bio-Path and served as Bio-Path’s President, Chief Executive Officer, Chief Financial Officer/Treasurer and Chairman of the Board from 2008 until his resignation on June 20, 2025. At the time of Bio-Path’s establishment in 2007, Mr. Nielsen licensed technology and targets from The University of Texas, MD Anderson Cancer Center and coordinated preclinical development, optimization and manufacturing of Bio-Path’s lead drug candidate, prexigebersen. Since that time, Mr. Nielsen has led the clinical advancement of prexigebersen into Phase 2 studies, the introduction of additional pipeline candidates and the Company’s public market debut. Prior to co-founding Bio-Path, Mr. Nielsen worked with several other companies, leading turnarounds and developing and executing on strategies for growth. Mr. Nielsen previously served as a director of Synthecon, Inc., a company developing 3D cell culture technology. Before entering the biotechnology sector, Mr. Nielsen was a lieutenant in the U.S. Naval Nuclear Power program where he was director of the physics department and was employed at Ford Motor Company in product development. Mr. Nielsen has a broad background in senior management and has significant negotiating experience. He holds engineering, mathematics and M.B.A. finance degrees from the University of California at Berkeley.

Heath W. Cleaver, CPA. Former Director. Mr. Cleaver served as a director of Bio-Path from 2014 until his resignation on June 20, 2025. Since February 2020, Mr. Cleaver has served as the President and Chief Financial Officer of Compressor Engineering Corporation (“CECO”), a privately-held independent manufacturer of engine and compressor replacement parts. Prior to his current roles, Mr. Cleaver served as Chief Financial Officer of CECO from July 2017 to February 2020. Mr. Cleaver was previously a consultant providing turn-around management and capital raising services to companies in the oil and gas service sector from 2016 to 2017. From 2015 to 2016, Mr. Cleaver served as the Chief Financial Officer of Global Fabrication Services, Inc. In 2014, Mr. Cleaver served as Chief Financial Officer at Tarka Resources, Inc. From 2011 until 2014, Mr. Cleaver served as Chief Financial Officer of Porto Energy Corp. From 2010 until 2011, Mr. Cleaver served as Chief Accounting Officer of Porto Energy Corp. Mr. Cleaver served as Corporate Controller and then as Vice President and Chief Accounting Officer for BPZ Energy from 2006 to 2010. Beginning in 1997 through 2004, Mr. Cleaver served in various accounting roles, including Financial Controller, at Horizon Offshore Contractors, Inc. Mr. Cleaver is a Certified Public Accountant in the state of Texas and holds a Bachelor’s Degree in Business Administration - Accounting from Texas A&M University.

Paul D. Aubert. Former Director. Mr. Aubert was appointed to the Board on February 1, 2018 and served until his resignation on October 22, 2025. Mr. Aubert is currently Of Counsel with The Mussalli Law Firm in The Woodlands, Texas, a position he has held since April 2022. Prior to that, from March 2018 to March 2023, he served as Senior Vice President & General Counsel of Anthem Holdings Company and its subsidiaries. From June 2014 to March 2018, he practiced law in a solo law practice and also served as part-time General Counsel to his former employers. From February 2012 through May 2014, Mr. Aubert served as General Counsel of Pernix Therapeutics Holdings, Inc., a Nasdaq-listed specialty pharmaceutical company. Before that, he was a Shareholder in the Corporate and Securities practice group at Winstead PC, a national law firm headquartered in Dallas, Texas, from 2007 to 2012. Mr. Aubert also served as an attorney in the Corporate and Securities practice groups of several national and international law firms prior to joining Winstead in 2004, including at Andrews Kurth LLP from 1999 to 2004, Weil, Gotshal & Manges LLP from 1998 to 1999 and Jones Walker LLP from 1996 to 1998. Mr. Aubert holds a Juris Doctor and an M.B.A. from Tulane University in New Orleans, Louisiana and a B.A. in History from Louisiana State University - Baton Rouge.

Aline B. Sherwood. Former Director. Ms. Sherwood was appointed to the Board on March 31, 2022 and served until her resignation on June 21, 2025. Ms. Sherwood is currently the senior director of strategic communications at Cognition Therapeutics, Inc. Prior to joining Cognition in October 2023, she provided tactical support and strategic counsel to pre-commercial, public and private life sciences companies through Scienta Communications, LLC, an independent communications consultancy established in 2010. Previously, Ms. Sherwood worked at a series of global and boutique public and investor relations agencies where she provided support for companies developing therapeutics in a variety of indications. Earlier in her career, she managed corporate communications for The Liposome Company, which had developed and commercialized a liposomal formulation of amphotericin B. Before transitioning to industry, Ms. Sherwood worked in research laboratories at Princeton University and Thomas Jefferson University. She earned a Bachelor of Science in biochemistry and classical civilizations from Beloit College.

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Douglas P. Morris. Former Director. Mr. Morris is a co-founder of Bio-Path served as an officer from 2007 to June 2014 and as a director from 2007 until his resignation on October 22, 2025 . Mr. Morris also previously served as the Director of Investor Relations and the Secretary of Bio-Path. Mr. Morris serves as an officer and director of two publicly traded companies seeking business merger combinations: Spirits Time International, Inc. (OTC Markets: SRSG) and Bioethics, LTD. (OTC Markets: BOTH). Mr. Morris previously served as a co-founder, Managing Member, and Secretary of nCAP Holdings, LLC (nCAP), a privately held technology based company from September 2013 to January 2016. Between 1993 and 2010, Mr. Morris was an officer and director of Celtic Investment, Inc., a financial services company. Mr. Morris owned and operated Hyacinth Resources, LLC (“Hyacinth”), a business-consulting firm, from 1990 until September 2018, and is also a Managing Member of Sycamore Ventures, LLC, a privately held consulting firm. Mr. Morris has a B.A. from Brigham Young University, and attended the University of Southern California Master’s program in public administration.

Board of Directors

Our operations are managed under the broad supervision of the Board, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies. Our Board is currently comprised of three independent directors and two non-independent directors. Although our common stock is not currently listed on Nasdaq, we have chosen to apply Nasdaq’s definition of independence. The Board has determined that current directors Heath W. Cleaver, Paul D. Aubert and Aline B. Sherwood are “independent” as independence is defined under the listing standards for The Nasdaq Stock Market. The Board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

Codes of Ethics

We have adopted the Employee Code of Business Conduct and Ethics, which applies to all of our employees, including our executive officers, and the Code of Business Conduct and Ethics for Members of the Board, which applies to members of the Board.

Board Committees

The Board has a standing audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”) and nominating/corporate governance committee (the “Nominating/Corporate Governance Committee”), each of which is governed by a charter. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company. In 2020, the Board formed a business development committee (the “Business Development Committee”) that assists the Board by advising management on its plans for business development, licensing opportunities and business partnership opportunities. In addition to these committees, we also have a Scientific Advisory Board that serves an advisory role to management and the Board. The information below summarizes the functions of each of the committees and the Scientific Advisory Board.

Audit Committee

The Audit Committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act. The Board has determined that the Audit Committee members have the appropriate level of financial understanding and industry specific knowledge to be able to perform the duties of the position and are financially literate and have the requisite financial sophistication as required by the applicable listing standards of The Nasdaq Stock Market. Although our common stock is not currently listed on Nasdaq, the Audit Committee satisfies the audit committee listing standards of Nasdaq.

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The Audit Committee, as permitted by, and in accordance with, its charter, is responsible to periodically assess the adequacy of procedures for the public disclosure of financial information and review on behalf of the Board, and report to the Board, the results of its review and its recommendation regarding all material matters of a financial reporting and audit nature, including, but not limited to, the following main subject areas:

•	financial statements, including management’s discussion and analysis thereof;

•	financial information in any annual information form, proxy statement, prospectus or other offering document, material change report, or business acquisition report;

•	press releases regarding annual and interim financial results or containing earnings guidance;

•	internal controls;

•	audits and reviews our financial statements; and

•	filings with securities regulators containing financial information, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The Audit Committee appoints and sets the compensation for the independent registered public accounting firm annually and reviews and evaluates such external auditor. This external auditor reports directly to the Audit Committee. The Audit Committee establishes our hiring policies regarding current and former partners and employees of the external auditor. In addition, the Audit Committee pre-approves all audit and non-audit services undertaken by the external auditor.

The Audit Committee has direct responsibility for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services, including the resolution of disagreements between the external auditor and management.

The Audit Committee was previously comprised of Messrs. Cleaver and Aubert and Ms. Sherwood. With the resignations of Aubert, Cleaver and Sherwood, all positions in the Audit Committee are currently vacant.

Compensation Committee

The Compensation Committee’s role is to assist the Board in fulfilling its responsibilities relating to all forms of compensation of the Company’s executive officers, administering the Company’s incentive compensation plan and other benefits plans, including a deferred compensation plan, if applicable, and producing any required report on executive compensation for use in the Company’s proxy statement or other public disclosure. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee periodically assesses compensation of our executive officers in relation to companies of comparable size, industry and complexity, taking the performance of the Company and such other companies into consideration. All decisions with respect to the compensation of our Chief Executive Officer are determined and approved either solely by the Compensation Committee or together with other independent directors, as directed by the Board. All decisions with respect to non-CEO executive compensation, and incentive-compensation and equity-based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval. In addition, the Compensation Committee will, as appropriate, review and approve public or regulatory disclosure respecting compensation, including required disclosures regarding executive compensation under Item 402 of Regulation S-K, and the basis on which performance is measured. The Compensation Committee has the authority to retain and compensate any outside adviser as it determines necessary to permit it to carry out its duties. The Compensation Committee has not to date engaged the services of any executive compensation consultant. The Compensation Committee may not form or delegate authority to subcommittees without the prior approval of the Board.

The Compensation Committee was previously comprised of Messrs. Aubert and Cleaver and Ms. Sherwood, each of whom were independent under the rules of The Nasdaq Stock Market. The Compensation Committee meets as necessary. Mr. Aubert previously served as the chair of the Compensation Committee. With the resignations of Aubert, Cleaver and Sherwood, all positions in the Compensation Committee are currently vacant.

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Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee’s charter provides that the responsibilities of such committee include:

•	evaluating, identifying and recommending nominees to the Board;

•	considering written recommendations from our stockholders for nominees to the Board;

•	recommending directors to serve as committee members and chairs;

•	reviewing and developing corporate governance guidelines, policies and procedures for the Board;

•	reviewing disclosure by the Company of matters within the Nominating/Corporate Governance Committee’s mandate; and

•	reviewing and evaluating the Nominating/Corporate Governance Committee’s charter and efficacy.

The Nominating/Corporate Governance Committee is responsible for, among other things, identifying and recommending potential candidates for nomination to the Board. The Nominating/Corporate Governance Committee receives advice from the Board and will consider written recommendations from the stockholders of the Company respecting individuals best suited to serve as directors, and, when necessary, develops its own list of appropriate candidates for directorships. For a description of the procedures to be followed by stockholders of the Company in submitting recommendations to be considered by the Nominating/Corporate Governance Committee, see the discussion set forth below under the heading titled, “Stockholder Nominations for Directors.”

The Nominating/Corporate Governance Committee was previously comprised of Messrs. Cleaver and Aubert and Ms. Sherwood, each of whom were independent under the rules of The Nasdaq Stock Market. Mr. Cleaver currently serves as the chair of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee meets at least annually, and otherwise as necessary. With the resignations of Aubert, Cleaver and Sherwood, all positions in the Nominating/Corporate Governance Committee are currently vacant.

Business Development Committee

The Business Development Committee assists the Board by advising management on its plans for business development, licensing opportunities and business partnership opportunities. The Business Development Committee also performs other duties as directed by the Board from time to time and operates under a written charter adopted by the Board. The Business Development Committee was previously comprised of Ms. Sherwood and Messrs. Nielsen and Morris. Ms. Sherwood previously served as the chair of the Business Development Committee. With the resignations of Sherwood, Nielson and Morris, all positions in the Audit Committee are currently vacant.

Scientific Advisory Board

The Scientific Advisory Board assists management and the Board on an advisory basis with respect to the research, development, clinical, regulatory and commercial plans and activities relating to research, manufacture, use and/or sale of our drug candidates and products. The Scientific Advisory Board meets on an ad hoc basis and may attend meetings of the Board at the Board’s request. The previous members of the Scientific Advisory Board were Jorge Cortes, M.D, who serves as chairman, D. Craig Hooper, Ph.D., and Jason Fleming, M.D. A new Advisory Board was approved by the Company on February 10, 2026 and subsequently added two individuals with substantial biotech, blockchain and clinical data experience - Dr. Wendy Charles and Michael Hickey - as Scientific Advisory Board Members.

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Insider Trading Policy

The Company has adopted an insider trading policy (the “Insider Trading Policy”) governing policies and procedures for the purchase, sale and any other disposition of our securities by our directors, officers, employees and the Company itself.

Availability of Committee Charters and Other Information

The charters for our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, as well as our Corporate Governance Guidelines, Employee Code of Business Conduct and Ethics and Code of Business Conduct and Ethics for Members of the Board, are available under the section titled “Corporate Governance” on the Investors page of the Company’s website, www.biopathholdings.com. We intend to disclose any changes to or waivers from the Employee Code of Business Conduct and Ethics that would otherwise be required to be disclosed under Item 5.05 of Form 8-K on our website. The information on our website is not, and shall not be deemed to be, a part of this Annual Report on Form 10-K or incorporated into any other filings we make with the SEC.

Nomination Process

It is our Board’s responsibility to nominate members for election to the Board and to fill vacancies on the Board that may occur between annual meetings of stockholders. The Nominating/Corporate Governance Committee assists the Board by identifying and reviewing potential candidates for Board membership consistent with criteria approved by the Board. The Nominating/Corporate Governance Committee also annually recommends qualified candidates (which may include existing directors) for approval by the Board of a slate of nominees to be proposed for election to the Board at the annual meeting of stockholders.

In the event of a vacancy on the Board between annual meetings of our stockholders, the Board may request that the Nominating/Corporate Governance Committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies, if the Board determines that such vacancies will be filled. Our First Amended and Restated Bylaws (as amended, the “Bylaws”) allow for up to fifteen directors. The Board is permitted by the Bylaws to change the number of directors by a resolution adopted by the Board.

When formulating its recommendations for potential Board nominees, the Nominating/Corporate Governance Committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants or other advisors as the Nominating/Corporate Governance committee or the Board may deem appropriate.

Board membership criteria are determined by the Board, with input from the Nominating/Corporate Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences and characteristics required of Board candidates, taking into account our needs and current make-up of the Board. This assessment should include appropriate knowledge, experience, and skills in areas deemed critical to understanding the Company and our business; personal characteristics, such as integrity and judgment; and the candidate’s commitments to the boards of other companies. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

Stockholder Nominations for Directors

The Nominating/Corporate Governance Committee will consider candidates for director nominees that are recommended by our stockholders in the same manner as Board recommended nominees, in accordance with the procedures set forth in our Bylaws.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with in a timely manner.

Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

The Compensation Committee oversees our compensation programs for executives and all employees. The Compensation Committee understands that for the Company and its stockholders to achieve long-term success, the compensation programs need to attract, retain, develop and motivate a strong leadership team. As a result, our executive compensation programs are designed to pay for performance, enable talent attraction, retain top talent and closely align the interests of our executives with those of our stockholders. All decisions with respect to the compensation of our Chief Executive Officer are determined and approved either solely by the Compensation Committee or together with other independent directors, as directed by the Board. All decisions with respect to non-CEO executive compensation, incentive-compensation and equity-based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval.

This section provides important information on our executive compensation programs and explains the compensation decisions made during 2024 by the Compensation Committee for our named executive officers (“NEOs”). In the fiscal year ended December 31, 2024, our only NEO was Peter H. Nielsen, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and President. Subsequently, in June 2025, Doug Morris was named Interim CEO. On October 22, 2025, Mr. Morris resigned as Interim CEO and we named Vikram Grover Chairman, CEO and CFO.

Compensation Philosophy

Our primary objective with respect to executive compensation is to design a reward system that will align executive compensation with our overall business strategies and attract and retain highly qualified executives. We intend to stay competitive in the marketplace with companies of comparable size, industry and complexity. Our compensation philosophy for executives is guided by the following principles:

•	Pay for Performance. In making compensation decisions, we consider annual and long-term Company performance and consider the compensation of our executive officers in relation to companies of comparable size, industry and complexity, taking the performance of the Company into consideration.

•	Reviewed Annually. The Compensation Committee annually reviews compensation levels to ensure we remain competitive and continue to attract, retain and motivate top-tier talent.

•	Alignment with Stockholder Interests. Our compensation is intended to closely align the interests of our NEOs with those of our stockholders in an effort to create long-term stockholder value. In developing our compensation philosophy, the Compensation Committee has considered the most recent stockholder advisory vote on executive compensation in which an overwhelmingly positive percentage of the votes cast were in favor of our executive compensation. The Compensation Committee is continuously mindful of stockholders’ views on executive compensation and remains focused on ensuring proper alignment with stockholder interests.

Our compensation philosophy rewards demonstrated performance and encourages behavior that is in the long-term best interests of the Company and its stockholders.

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Elements and Mix of our 2024-2025 Compensation Program

The following elements made up the fiscal year 2024-2025 compensation program for our NEOs:

Element	Form of Compensation	Purpose, Basis and Performance Criteria
Base Salary	Cash

●

Base salary is intended to provide a market competitive level of fixed compensation in recognition of responsibilities, skills, capabilities, experience and leadership.

●

Base salary is not generally performance based, but reflective of competencies and experience.

Annual Performance Incentive Awards (considered “at-risk” compensation)	Cash	● Annual cash performance incentive awards are intended to motivate and reward performance achievement. ● Payments are discretionary and approved annually by the Compensation Committee.

Long-Term Incentive Awards (considered “at-risk” compensation)	Stock Options

●

Long-term incentive awards are intended to recognize and reward the achievement of long-term corporate goals and objectives, recognize promotions, motivate retention of our leadership talent and align executives’ interests with our stockholders.

●

The Compensation Committee determines the amount of long-term incentive awards to be granted to each NEO. The Compensation Committee also may make isolated awards to recognize promotions, new hires or individual performance achievements.

●

In 2024, the long-term incentive awards included time-vested equity awards that vest over a four-year period.

●

The Compensation Committee provides time-vested long-term incentives (i) to build a consistent ownership stake and retention incentive, (ii) to create a meaningful tie to the Company’s relative long-term stockholder returns and (iii) to motivate consistent improvement over a longer-term horizon.

Change of Control Severance	Eligible to receive severance payments and post-termination health benefits in connection with involuntary termination within three months before or twelve months after a change of control

●

Employment agreements are intended to provide financial security and an industry-competitive compensation package for NEOs. This additional security helps ensure that NEOs remain focused on our performance and the continued creation of stockholder value throughout any change of control transaction rather than on the potential uncertainties associated with their own employment.

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DIRECTOR COMPENSATION

The following table sets forth information  with respect to the compensation of our sole NEO for the fiscal years ended December 31, 2025 and 2024.

						Option	All Other
						Awards	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		($)(1)	($)		Total ($)
Viikram Grover, CEO, CFO, President, Chairman, Director	2025	$-		$-		$-	$$3,000		$$3,000
(Appointed October 22, 2025)	2024	$-		$-		$-	$-		$-
Doug Morris, Interim CEO, Interim CFO (Appointed June 22, 2025, Resigned October 22, 2025)	2025	$-		$-		$-	$-		$-
Peter H. Nielsen, Former CEO,	2025	$440,000		$150,000		$35,617	$13,090	(2)	$638,707
CFO, President, Chairman, Director (Resigned June 20, 2025)	2024	$575,000	(3)	$110,000	(4)	$130,880	$11,237	(5)	$827,117

(1)	The amounts reported in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in this Annual Report on Form 10-K for assumptions made by us in such valuation.

(2)	The amounts reported include Medicare premiums of $5,347, insurance copayments of $6,387 and certain other benefits including life insurance premiums paid by the Company for Mr. Nielsen.

(3)	Mr. Nielsen voluntarily reduced his base salary for 2023 to $400,000.

(4)	Mr. Nielsen voluntarily elected to forego the entire $110,000 bonus.

(5)	The amounts reported include Medicare premiums of $7,855, insurance copayments of $1,990 and certain other benefits including life insurance premiums paid by the Company for Mr. Nielsen.

(6) Steel Giants Advisors LLC, an entity controlled by our CEO, Vikram Grover, was issued 51 shares of Series S Preferred stock with each share holding 1% of the diluted votes of the Company and convertible into 1 common share, valued at $3 .

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Grants of Plan-Based Awards Table

The following table contains information about grants of plan-based stock options to our sole NEO during fiscal years 2024 and 2025:

Estimated Future Payouts Under Non-Equity
Incentive Plan Awards
					All Other	All Other
					Stock	Option	Exercise or	Grant Date
					Awards:	Awards:	Base	Fair Value
					Number of	Number of	Price of	of
					Shares of	Securities	Option	Stock
	Grant	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)	($)	Units (#)	Options (#)	($/Sh)	($)(2)
Mr. Nielsen (1)	7/30/2024					25,000	$1.55	$1.42

(1)	Reflects time-vested stock options awarded under the 2022 Stock Incentive Plan. The options vest over a four-year period from the date of grant, with one-fourth (1/4) of the options vesting on the first anniversary of such grant, and the remaining options vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the options over the next three years.

(2)	The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in this Annual Report on Form 10-K for assumptions made by us in such valuation.

Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table

Please see the discussion under the heading “2024 Performance Analysis and Compensation Decisions” in this Annual Report on Form 10-K, above.

Outstanding Equity Awards at December 31, 2025

The following table sets forth certain information with respect to outstanding stock option awards of our sole CEO for the fiscal year ended December 31, 2025.

			Equity Incentive
	Number of Securities	Number of Securities	Plan Awards:
	Underlying Unexercised	Underlying Unexercised	Number of Securities	Option	Option
	Options Exercisable	Options Unexercisable	Underlying Unexercised	Exercise	Expiration
Name	(#)	(#)	Unearned Options (#)	Price ($)	Date
Mr. Nielsen (1)	138	—	—	$11,000.00	April 2026
Mr. Nielsen (1)	325	—	—	$736.00	April 2028
Mr. Nielsen (1)	750	—	—	$368.00	March 2029
Mr. Nielsen (1)	750	—	—	$65.00	March 2030
Mr. Nielsen (1)	4,250	—	—	$104.20	June 2030
Mr. Nielsen (2)	4,688	312	—	$140.40	March 2031
Mr. Nielsen (3)	3,096	1,404	—	$72.20	March 2032
Mr. Nielsen (4)	2,082	3,168	—	$27.80	May 2033
Mr. Nielsen (5)	—	25,000	—	$1.55	July 2034

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(1)	All of these options granted are fully vested.

(2)	This option vests over a four-year period from the date of grant, March 31, 2021, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.

(3)	This option vests over a four-year period from the date of grant, March 23, 2022, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.

(4)	This option vests over a four-year period from the date of grant, May 2, 2023, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.

(5)	This option vests over a four-year period from the date of grant, July 30, 2024, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.

Director Compensation Table

The following table presents summary information for the years ended December 31, 2025 and December 31, 2024 regarding the compensation of the members of our Board (other than Mr. Nielsen).

		Fees
		Earned
	Year	or Paid		Option		All Other
Name		in Cash		Awards		Compensation		Total
Vikram Grover (Appointed October 22, 2025)	2025	$—		$—		$—		$—
	2024	$—		$—		$—		$—
Heath W. Cleaver (Former Director)	2025		$(1)		$(2)	$—		$
Resigned June 20, 2025	2024	$73,000	(1)	$2,467	(2)	$—			$75,467
Paul D. Aubert (Former Director)	2025		$(1)		$(2)	$—		$
Resigned October 22, 2025	2024	$61,500	(1)	$2,467	(2)	$—			$63,967
Aline B. Sherwood (Former Director)	2025		$(1)		$(2)	$—		$
Resigned June 21, 2025	2024	$64,500	(1)	$2,467	(2)	$—			$66,967
Douglas P. Morris (3) (Former Director)	2025	$—			$(4)		$(5)	$
Resigned November 13, 2025	2024	$—		$5,044	(4)	$76,731	(5)		$81,775

(1)	These amounts reflect cash fees paid to or earned by our non-employee directors for attending Board or committee meetings during the years ended December 31, 2025 and 2024.
(2)	In July 2024, our non-employee directors who were eligible at such time earned or received an annual grant of an option to purchase 2,000 shares of our common stock, which was the only grant received by such directors during 2024. The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included elsewhere in this Annual Report on Form 10-K for assumptions made by us in such valuation.

(3)	Mr. Morris was hired by the Company in 2016 as the Company’s Director of Investor Relations. Accordingly, Mr. Morris was not considered a non-employee director and did not receive compensation for his services as a member of the Board. On November 13, 2025, Mr. Morris resigned from the Board of Directors.

(4)	Option awards granted to Mr. Morris reflect compensation received by Mr. Morris in his capacity as the Company’s Director of Investor Relations.

(5)	This amount reflects compensation received by Mr. Morris in his capacity as the Company’s Director of Investor Relations, which includes base salary and certain other benefits.

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The following table reflects the aggregate number of outstanding options (including unexercisable options) held by our directors (other than Mr. Nielsen) as of December 31, 2025:

Number of
shares underlying
Director	outstanding options
Vikram Grover(3)	2,000,000
Heath W. Cleaver(2)	4,121
Paul D. Aubert(2)	4,101
Aline B. Sherwood(2)	3,000
Douglas P. Morris (1)(2)	6,158

(1) (2)

Mr. Morris was hired by the Company in 2016 as the Company’s Director of Investor Relations. Accordingly, Mr. Morris was not considered a non-employee director.

Mr. Cleaver resigned from the Board of Directors on June 20, 2025. Mr. Aubert resigned from the Board of Directors on October 22, 2025. Ms. Sherwood resigned from the Board of Directors on June 21, 2025. Mr. Morris resigned from the Board of Directors on November 13, 2025.

(3)	Mr. Grover was appointed to the Board of Directors on October 22, 2025. Steel Giants Advisors LLC, an entity controlled by Mr. Grover, holds 2,000,000 comon stock purchase warrants in the Company.

Narrative to Director Compensation Table

In 2024 and 2025, our non -employee directors received cash and equity compensation in accordance with our non-employee director compensation structure. Directors who were also employed by the Company did not receive compensation for services as directors. During 2024-2025, our compensation structure for all non-employee directors was as follows:

Cash Compensation Program

Non-employee directors received as compensation an annual cash retainer in the amount of $40,000.

The chairs of the respective Board committees also received as compensation the following amounts: (i) an annual cash retainer in the amount of $20,000 to the chair of the Audit Committee; (ii) an annual cash retainer in the amount of $10,000 to the chair of the Compensation Committee; (iii) an annual cash retainer in the amount of $8,000 to the chair of the Nominating/Corporate Governance Committee; and (iv) an annual cash retainer in the amount of $8,000 to the chair of the Business Development Committee.

Non-chair members of the respective Board committees also received as compensation the following amounts: (i) an annual cash retainer in the amount of $7,500 to each member of the Audit Committee; (ii) an annual cash retainer in the amount of $5,000 to each member of the Compensation Committee; and (iii) an annual cash retainer in the amount of $4,000 to each member of the Nominating/Corporate Governance Committee.

In addition to the foregoing cash compensation for Board and committee members, non-employee directors of the Board who spent significant time performing Board or committee service beyond the normal scope of their Board or committee responsibilities could receive up to $2,500 per diem at the discretion of the Chief Executive Officer of the Company.

Equity Compensation Program

Each non-employee director of the Board also received as compensation an annual stock option grant (a “Grant”) of 2,000 shares of our common stock (the “Option Shares”). The exercise price of the Option Shares was determined by the Board, and the Option Shares vest over a one-year period from the date of the Grant, with the Option Shares vesting in equal monthly increments equal to one-twelfth (1/12) of the Option Shares, based on continuing service to the Company.

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Director Service Agreements

On December 19, 2024, the Company entered into new one-year director service agreements (which replaced the agreements entered into in April 2022) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $60,000 annual stock grant and for serving on a committee of the Board, an additional $20,000 annual stock grant, both based upon the closing sales price of the Common Stock on the last trading day of the calendar year. Each director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $50,000, $40,000 and $30,000 annual stock grant, respectively. Since the former Board of Directors resigned, these director service agreements were terminated on their respective dates of resignation.

We have not entered into a director service agreement with Vikram Grover, who is our sole remaining director, since his appointment on October 22, 2025.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Wyoming law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends in violation of the Wyoming General Corporation Law; or

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Wyoming law and provide for the advancement of expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any director or officer for any liability arising out of his, her or its actions in that capacity.

We believe that these provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 18, 2026, the number of shares of Common Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock; (ii) each of the Company’s directors (iii) each Named Executive Officer and (iv) all of the Company’s executive officers and directors as a group. The information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Bio-Path Holdings, Inc., 625 Stanwix St. #2407, Pittsburgh, PA 15222.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class
Vikram Grover(1)	2,000,051	17.6%
Peter H. Nielsen (2) (3)	18,612	* %
Douglas P. Morris (2) (4)	2,576	*
Heath W. Cleaver (2) (5)	3,614	*
Aline B. Sherwood (2) (6)	2,500	*
Paul D. Aubert (2) (7)	3,601	*
All officers and directors as a group (8)	2,030,954	17.6%

*Less than 1%

(1)	Includes 2,000,000 shares issuable upon the exercise of 2,000,000 options and 51 shares of Series S Preferred stock convertible into 51 common shares held by Steel Giants Advisors LLC, an entity controlled by Vikram Grover, currently our sole Director.
(2)	These are our former NEOs and directors. Vikram Grover was appointed President, Chief Executive Officer, Chief Financial Officer and Director on October 22, 2025. As of February 10, 2026, Mr. Grover is our sole executive officer and director. On June 20, 2025, Mr. Nielsen resigned from all officer and director positions. On June 20, 2025, Mr. Cleaver resigned from the Board of Directors. On June 21, 2025, Ms. Sherwood resigned from the Board of Directors. On October 22, 2025, Mr. Aubert resigned from the Board of Directors. On November 13, 2025, Mr. Morris resigned from the Board of Directors.
(3)	Includes 1,292 shares owned of record and 17,320 shares issuable upon the exercise of options that are exercisable within 60 days.
(4)	Includes 403 shares held by Hyacinth Resources, LLC and 7 shares held by Sycamore Ventures, LLC. Mr. Morris disclaims beneficial ownership of the shares held by Sycamore Ventures, LLC except to the extent of his pecuniary interest therein. Also includes 2,166 shares issuable upon the exercise of options that are exercisable within 60 days.
(5)	All 3,614 shares are issuable upon the exercise of options that are exercisable within 60 days.
(6)	All 2,500 shares are issuable upon the exercise of options that are exercisable within 60 days.
(7)	All 3,601 shares are issuable upon the exercise of options that are exercisable within 60 days.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Related Party Transactions

It is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest. All related party transactions shall be disclosed in our filings with the SEC as required under SEC rules.

In addition, pursuant to our codes of ethics, all employees, officers and directors of ours and our subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with us without approval. Employees and officers are required to provide written disclosure to their supervisors as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one. Directors are required to disclose such information to the Board or as otherwise required by law.

For our last two fiscal years, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at the end of our last two fiscal years, and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this Annual Report on Form 10-K and (ii) the transactions described in the following paragraph.

We have entered into indemnity agreements with certain of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law, our Certificate of Incorporation and our Bylaws.

Director Independence

The following members of the Board were previously identified as independent under the standards of The Nasdaq Stock Market: Heath W. Cleaver, Paul D. Aubert and Aline B. Sherwood. Presently, there are no directors on our Audit Committee, Nominating/Corporate Governance Committee or Compensation Committee who are not independent under the standards of The Nasdaq Stock Market. Although our common stock is not currently listed on Nasdaq, we have chosen to apply Nasdaq’s definition of independence.

DESCRIPTION OF SECURITIES

General

The following description summarizes important terms of our capital stock, the rights of such stock, certain provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, certain provisions of Wyoming General Corporation Law, and issued and outstanding options and warrants. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and applicable provisions of the Wyoming General Corporation Law.

Authorized Capital

We have authorized capital stock consisting of 200,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

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Market, Symbol and Transfer Agent

Our Common Stock is listed for trading on the Over The Counter Pink Market under the symbol “BPTH”. The transfer agent and registrar for our Common Stock is Transhare Corporation at Bayside Center 1, 17755 US Highway 19 N Suite 140, Clearwater FL 33764 and its telephone number is (303) 662-1112.

Preferred Stock

Our Board of Directors has authorized 10,000,000 shares of preferred stock, and we may issue preferred stock in one or more series without stockholder approval. Our Board of Directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Our Board of Directors has designated 51 shares of preferred stock as Series S Super-Voting Preferred Stock” (the “Series S Preferred Stock”). As of March 18, 2026, 51 shares of Series A Stock are held by Steel Giants Advisors LLC, an entity controlled by our CEO Vikram Grover.

The Series S Preferred Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

Ranking. The Series S Preferred Stock is entitled to trivial economic participation in the Company and is intended primarily to provide voting rights. The Series A Preferred Stock is junior to all indebtedness and does not have priority over Common Stock with respect to dividends or liquidation rights.

Dividends. The Series S Preferred Stock does not have dividend rights and is not entitled to receive any dividends unless expressly declared by the Board of Directors.

Liquidation Preference. The Series S Preferred Stock does not have any liquidation preference and does not entitle the holder to receive any distribution of assets upon liquidation, dissolution, or winding up of the Company beyond the rights of holders of Common Stock, if any, on an as-converted or equivalent basis as determined by the Board of Directors.

Conversion. The Series S Preferred Stock is convertible into Common Stock of the Company on a 1-1 basis (i.e., 51 shares of Series S Preferred stock are convertible into 51 common shares).

Share Reservation. Not applicable.

Voting. Each share of Series S Preferred Stock entitles the holder to vote the equivalent of 1% of the issued and outstanding shares of Common Stock for each share of Series S Preferred Stock held, on all matters submitted to stockholders for approval. Holders of Series S Preferred Stock vote together with the holders of Common Stock as a single class on all matters, except as otherwise required by law. Because of the voting power of the Series A Preferred Stock, the holder of such shares may be able to exert significant influence or control over matters requiring stockholder approval, including the election of directors and approval of corporate transactions. The Wyoming General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our Common Stock.

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Stock Options

The 2022 Plan – On December 15, 2022, the Company’s stockholders approved the Bio-Path Holdings, Inc. 2022 Stock Incentive Plan (the “2022 Plan”), which replaced the 2017 Stock Incentive Plan, as amended (the “2017 Plan,” and together with the 2022 Plan, the “Plans”). As of stockholder approval of the 2022 Plan on December 15, 2022, no further awards will be made under the 2017 Plan. The 2022 Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Restricted Share Units, Stock Appreciation Rights and other stock-based awards, or any combination of the foregoing, to the Company’s employees, non-employee directors and consultants. As of December 31, 2024, there were 1,200,948 shares of common stock reserved for future issuance of awards under the 2022 Plan. Under the 2022 Plan, the exercise price of awards is determined by the Board of Directors or the compensation committee of the Board of Directors, and for options, may not be less than the fair market value as determined by the closing stock price at the date of the grant. Each option and award under the 2022 Plan shall vest and expire as determined by the Board of Directors or the compensation committee. Options expire no later than ten years from the date of grant. All grants provide for accelerated vesting if there is a change in control, as defined in the 2022 Plan.

Warrants

On January 2, 2026, we issued two (2) million common stock purchase warrants to Steel Giants Advisors LLC with a cashless exercise feature, a $0.0001 exercise price, a five (5) year expiration  and anti-dilution rights.

If at any time the Company subdivides its outstanding shares of Common Stock into a larger number of shares of common stock or combines its outstanding shares of common stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock for which the warrants are exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the warrants are exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. Further, the exercise price for each warrant will be adjusted to equal (x) the current exercise price immediately prior to the adjustment multiplied by the number of shares of Common Stock for which the warrants are exercisable into immediately prior to the adjustment divided by (y) the number of shares of Common Stock for which the warrants are exercisable into immediately after such adjustment.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

A special meeting of the stockholders of the Corporation may be called at any time by the Chairman of the Board, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors of the Corporation, pursuant to a resolution adopted by a majority of the whole Board of Directors, and must be called by the Chief Executive Officer upon written request of the holders of not less than  a majority of the issued and outstanding shares entitled to vote at such special meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our certificate of incorporation and bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

The provisions of the Wyoming General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Recent Sales of Unregistered Securities.

In the two years preceding the filing of this offering statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

On June 3, 2024, the Company entered into a securities purchase agreement with a certain institutional and accredited investor pursuant to which the Company agreed to sell, in a private placement, an aggregate of (i) 180,000 shares of its common stock, (ii) pre-funded warrants to purchase up to 1,629,955 shares of its common stock at an exercise price of $0.001 per share, (iii) series A warrants to purchase up to 1,809,955 shares of its common stock at an exercise price of $2.00 per share and (iv) series B warrants to purchase up to 1,809,955 shares of its common stock at an exercise price of $2.00 per share for gross proceeds of approximately $4.0 million (the “June 2024 PIPE”). The June 2024 PIPE closed on June 5, 2024. The net proceeds from the offering, after deducting the placement agent’s fees and expenses and the Company’s offering expenses, and excluding the proceeds, if any, from the exercises of the warrants issued in the offering, were approximately $3.3 million.

On October 8, 2024, the Company entered into a securities purchase agreement with a certain institutional and accredited investor pursuant to which the Company agreed to sell, in a private placement, an aggregate of (i) pre-funded warrants to purchase up to 4,597,702 shares of its common stock at an exercise price of $0.001 per share, (ii) series A warrants to purchase up to 6,407,657 shares of its common stock at an exercise price of $1.00 per share and (iii) series B warrants to purchase up to 6,407,657 shares of its common stock at an exercise price of $1.00 per share for gross proceeds of approximately $4.0 million (the “October 2024 Private Placement”). The October 2024 Private Placement closed on October 10, 2024 (the “Closing Date”). In connection with the October 2024 Private Placement, the Company and the investor agreed to cancel such investor’s series A warrants to purchase 1,809,955 shares of common stock at an exercise price of $2.00 and series B warrants to purchase 1,809,955 shares of common stock at an exercise price of $2.00 issued to such investor in connection with the June 2024 Private Placement, effective as of the Closing Date. The net proceeds from the offering, after deducting the placement agent’s fees and expenses and the Company’s offering expenses, and excluding the proceeds, if any, from the exercises of the warrants issued in the offering, were approximately $3.5 million.

During the nine months ended September 30, 2025, convertible debt of $0.1 million was converted into 1,395,000 shares of common stock, of which 461,000 shares have yet to be issued.

During the year ended December 31, 2025, the Company issued an aggregate of 2,540,000 shares of its common stock pursuant to the exercise of pre-funded warrants at a weighted average exercise price of approximately $0.001 per share. The Company did not issue any common stock pursuant to the exercise of warrants during the year ended December 31, 2024.

These transactions were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act, as transactions by an issuer not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the qualification date of the offering statement of which this Prospectus is a part, all of the shares qualified in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

67

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “Risk Factors.”

RULE 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of Common Stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by this prospectus will be passed upon for us by Capital Markets Law Group, LLP, New York, New York.

EXPERTS

The financial statements of Bio-Path Holdings, Inc. for the years ended December 31, 2025 and December 31, 2024, and appearing elsewhere in this Offering Circular are being presented as unaudited, have been prepared by management and have not been reviewed by an independent certified public accountant.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, an offering statement on Form 1-A under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement of which this prospectus forms a part. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

Our website address is https://biopathholdings.com /. You may access our annual reports on Forms 10-K, quarterly reports on Forms 10-Q, current reports on Forms 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. Our code of ethics and the charters of our Audit Committee, Compensation Committee and Nominating Committee are available through the “Governance” portion of our website.

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PART III — EXHIBITS

Exhibit Number
10.1	Bio-Path Holdings, Inc. Domestication to Wyoming 02/05-2026 (Incorporated by reference to Form 8-K filed March 20, 2026)
10.2	Amendment to Bio-Path Holdings, Inc. Articles of Incorporation: Creation of Series S Preferred Stock 01-02-2026 (Incorporated by reference to Form 8-K filed March 20, 2026)
10.3	Vanquish Funding Group Inc. Promissory Note: 12/29/2025
10.4	Quick Capital LLC Promissory Note: 01/02/2026
10.5	Bio-Path Holdings, Inc. Steel Giants Advisors LLC Consulting Agreement: 10/24/2025
10.6	Steel Giants Advisors LLC Warrant: 01/02/2026
12.1	Legal Opinion of Capital Markets Law Group, LLP*

69

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania on March 25, 2026.

BIO-PATH HOLDINGS, INC.

By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of Regulation A, this offering statement has been signed by the following persons in the capacities and on the dates indicated.

March 25, 2026	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

70

INDEX TO UNAUDTIED FINANCIAL STATEMENTS

The Accompanying Unaudited Consolidated Financial Statements for the Fiscal Years ended December 31, 2024 and December 31, 2025 have been prepared from the books and records of the Company and have not been subject to independent review and audit. The financials reflect all adjustments known to management necessary to fairly reflect the results of operations and financial position of the Company for the periods presented.

F-1

BIO-PATH HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	As of December 31,	As of December 31,
	2025	2024

Assets

Current assets
Cash	$—	$1,173
Prepaid drug product	474	1,074
Other current assets	193	1,529
Total current assets	667	3,776

Fixed assets
Furniture, fixtures & equipment	1,010	1,077
Less accumulated depreciation	(1,010)	(1,054)
	—	23

Right of use operating assets	11	84

Total Assets	$678	$3,883

Liabilities & Shareholders' (Deficit) Equity
Current liabilities
Accounts payable	$4,910	$1,274
Notes payable	452	—
Accrued expenses	3,004	1,938
Derivative liabilities	508	—
Lease liabilities	11	83
Total current liabilities	8,885	3,295

Warrant liability	14	434

Total Liabilities	8,899	3,729

Shareholders' (deficit) equity
Preferred stock, $.001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.001 par value; 200,000 shares authorized; 9,242 and 5,768 shares issued and outstanding, respectively	9	6
Common stock to be issued	1	—
Additional paid in capital	117,944	117,649
Accumulated deficit	(126,175)	(117,501)
Total shareholders' (deficit) equity	(8,221)	154
Total Liabilities & Shareholders' (Deficit) Equity	$678	$3,883

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-2

BIO-PATH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except par value)

(Unaudited)

	Year Ended
	December 31,
	2025	2024

Operating expenses

Research and development	6,300	7,295
General and administrative	2,032	4,697

Total operating expenses	8,332	11,992

Net operating income (loss)	(8,332)	(11,992)

Other income (expense)
Change in fair value of derivatives	(88)	2,084
Loss on debt conversions	(43)	—
Interest expense	(211)	14

Total other income (expense)	(342)	2,098

Net loss	$(8,674)	$(9,894)

Net loss per share, basic and diluted	$(1.10)	$(4.12)

Basic and diluted weighted average number of common shares outstanding	7,906	2,401

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-3

BIO-PATH HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except par value)

(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flow from operating activities

Net loss	$(8,674)	$(9,894)

Adjustments to reconcile net loss to net cash used in operating activities

Stock-based compensation	195	566
Amortization of debt issuance costs	80	—
Amortization of right of use assets	73	106
Default interest on convertible notes	90	—
Loss on debt conversions	43	—
Depreciation	23	53
Change in fair value of warrant liability	(420)	(2,084)
Change in fair value of derivaitve liability	508	—
(Increase) decrease in operating assets
Prepaid drug product	600	(442)
Other current assets	1,336	(171)
Increase (decrease) in operating liabilities
Accounts payable and accrued expenses	4,622	1,409
Interest payable	—	—
Lease liabilities	(72)	(118)

Net cash used in operating activities	(1,596)	(10,575)

Cash flow from financing activities

Net proceeds from sale of common stock	—	10,696
Net proceeds from exercise of pre-funded warrants	1	—
Proceeds from promissory notes	422	—

Net cash provided by financing activities	423	10,696

Net increase (decrease) in cash	(1,173)	121

Cash, beginning of period	1,173	1,052

Cash, end of period	$—	$1,173

Supplemental disclosure of non-cash activities

Right of use asset recognized in exchange for lease obligation	$73	$88

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-4

BIO-PATH HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ (DEFICIT) EQUITY

(In thousands, except par value)

(Unaudited)

			Common	Additional
	Common Stock		Stock	Paid in	Accumulated
Description	Shares	Amount	To Be Issued	Capital	Deficit	Total

Balance at December 31, 2023	618	$ 1	$ -	108,047	$ (107,607)	$ 441

Issuance of common stock and warrants, net of fees and warrant liability	5,150	5	-	9,036	-	9,041
Stock-based compensation	-	-	-	566	-	566
Net loss	-	-	-	-	(9,894)	(9,894)

Balance at December 31, 2024	5,768	$ 6	$ -	$ 117,649	$ (117,501)	$ 154

Exercise of pre-funded warrants, net of fees	2,540	2	-	(1)	-	1
Stock-based compensation	-	-	-	195	-	195
Conversion of convertible debt to common stock	934	1	1	101	-	103
Net loss	-	-	-	-	(8,674)	(8,674)

Balance at December 31, 2025	9,242	$ 9	$ 1	$ 117,944	$ (126,175)	$ (8,221)

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-5

Bio-Path Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(Unaudited)

Unless the context requires otherwise, references in these Notes to the Consolidated Financial Statements to “we,” “our,” “us,” “the Company” and “Bio-Path” refer to Bio-Path Holdings, Inc. and its subsidiary. Bio-Path Holdings, Inc.’s wholly-owned subsidiary, Bio-Path, Inc., is sometimes referred to herein as “Bio-Path Subsidiary.”

1.	Organization and Business

The Company is a clinical and preclinical stage oncology and obesity-focused RNAi nanoparticle drug development company utilizing a novel technology that achieves systemic delivery for target specific protein inhibition for any gene product that is over-expressed in disease. The Company’s drug delivery and antisense technology, called DNAbilize®, is a platform that uses P-ethoxy, which is a deoxyribonucleic acid (DNA) backbone modification that is intended to protect the DNA from destruction by the body’s enzymes when circulating in vivo, incorporated inside of a lipid bilayer having neutral charge. The Company believes this combination allows for high efficiency loading of antisense DNA into non-toxic, cell-membrane-like structures for delivery of the antisense drug substance into cells. In vivo, the DNAbilize® delivered antisense drug substances are systemically distributed throughout the body to allow for reduction or elimination of target proteins in blood diseases and solid tumors. Through testing in numerous animal studies and dosing in clinical trials, the Company's DNAbilize® drug candidates have demonstrated an excellent safety profile. DNAbilize® is a registered trademark of the Company. Using DNAbilize® as a platform for drug development and manufacturing, the Company currently has four antisense drug candidates in development to treat at least five different cancer disease indications.

The Company was incorporated in May 2000 as a Utah corporation. In February 2008, Bio-Path Subsidiary completed a reverse merger with the Company, which at the time was traded over the counter and had no current operations. The prior name of the Company was changed to Bio-Path Holdings, Inc. and the directors and officers of Bio-Path Subsidiary became the directors and officers of Bio-Path Holdings, Inc. Effective December 31, 2014, the Company changed its state of incorporation from Utah to Delaware through a statutory conversion pursuant to the Utah Revised Business Corporation Act and the Delaware General Corporation Law. Effective March 5, 2026 the Company re-domesticated to the State of Wyoming, which was approved by the Wyoming Secretary of State.

On February 22, 2024, the Company effected a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-20, and its common stock began trading on the spilt-adjusted basis on the Nasdaq Capital Market at the commencement of trading on February 23, 2024. All common stock share and per share amounts in this Annual Report on Form 10-K have been adjusted to give effect to the 1-for-20 reverse stock split.

The Company’s operations to date have been limited to organizing and staffing the Company, acquiring, developing and securing its technology and undertaking product development for a limited number of product candidates. As the Company has not begun its planned principal operations of commercializing a product candidate, the Company’s activities are subject to significant risks and uncertainties, including the potential requirement to secure additional funding, the outcome of the Company’s clinical trials and failing to operationalize the Company’s current drug candidates before another company develops similar products.

OTCQB Venture Market – On February 14, 2025, the Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that the Nasdaq Hearings Panel (the “Panel”) determined to delist the Company’s common stock, par value $0.001 per share. On February 19, 2025, trading of our common stock was suspended on The Nasdaq Capital Market and trading of our common stock commenced on the OTCQB Venture Market under the ticker symbol “BPTH.” In connection with the Nasdaq delisting notice, Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC after applicable appeal periods have lapsed.

F-6

On October 22, 2025, the Board of Directors (the “Board”) of the Company elected and appointed Vikram Grover as President, Chief Executive Officer, Chief Financial Officer, and member of the Board.

On October 22, 2025, the Board of the Company accepted the resignation of Douglas Morris as Interim Chief Executive Officer and Interim Chief Financial Officer.

On October 22, 2025, the Board of the Company accepted the resignation of Paul Aubert as Director.

On November 13, 2025, the Board of the Company accepted the resignation of Douglas Morris as member of the Board of Directors which was provided electronically to us on November 4, 2025.

2.	Summary of Significant Accounting Policies

Principles of Consolidation — The consolidated financial statements include the accounts of Bio-Path Holdings, Inc. and its wholly owned subsidiary Bio-Path, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents — The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a significant concentration of credit risk consist of cash. The Company maintains its cash balances with one major commercial bank, JPMorgan Chase Bank. The balances are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to $250,000. As a result, as of December 31, 2025 and 2024, approximately $0.0 million and $0.9 million, respectively, of its cash balance was not covered by the FDIC.

Furniture, fixtures and equipment — Furniture, fixtures and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Depreciation expense was $0.1 million for each of the years ended December 31, 2025 and 2024, respectively.

The estimated useful lives are as follows:

Computers and equipment – 3 years

Furniture and fixtures – 7 years

Scientific equipment –7 years

Leasehold improvements – Lesser of useful life or lease term

Major additions and improvements are capitalized, while costs for minor replacements, maintenance and repairs that do not increase the useful life of an asset are expensed as incurred.

Long-Lived Assets — The Company’s long-lived assets consist of furniture, fixtures and equipment, leasehold improvements and right-of-use operating assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the asset is measured by a comparison of the asset’s carrying amount to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Research and Development Costs — Costs and expenses that can be clearly identified as research and development are charged to expense. Advance payments, including nonrefundable amounts, for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts will be recognized as an expense as the related goods are delivered or the related services are performed. If the goods will not be delivered, or services will not be rendered, then the capitalized advance payment is charged to expense.

F-7

The Company estimates its clinical trial expense each period based on a cost per patient calculation which is derived from estimated start-up costs, clinical trial costs based on the number of patients and length of treatment and clinical study report costs. These services are performed by the Company’s third-party clinical research organizations, laboratories and clinical investigative sites. The expense is recorded in research and development expense each period. Amounts that have been prepaid in advance of work performed are recorded in other current assets.

Stock-Based Compensation — The Company records stock-based compensation expense measured using the fair value method. The Company uses the Black-Scholes option valuation model to calculate stock-based compensation at the date of grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. The Company's policy is to estimate forfeitures at the grant date and revise, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Changes in these assumptions can materially affect the fair value estimate.

Warrants — The Company determines whether warrants should be classified as a liability or equity. For warrants classified as liabilities, the Company estimates the fair value of the warrants at each reporting period using Level 3 inputs with changes in fair value recorded in the Consolidated Statement of Operations as change in fair value of warrant liability. The estimates in valuation models are based, in part, on subjective assumptions, including but not limited to stock price volatility, the expected life of the warrants, the risk-free interest rate and the fair value of the common stock underlying the warrants, and could differ materially in the future. The Company will continue to adjust the fair value of the warrant liability at the end of each reporting period for changes in fair value from the prior period until the earlier of the exercise or expiration of the applicable warrant.

Net Loss Per Share — Basic net loss per common share is computed by dividing net loss attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period. Although there were warrants and stock options outstanding during 2025 and 2024, they were not included in the computation of any diluted per-share amount when a loss exists, as it would be anti-dilutive. Consequently, diluted net loss per share as presented in the financial statements is equal to basic net loss per share for the years 2025 and 2024.

Use of Estimates — The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States (“U.S.”) requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and accompanying notes. On an ongoing basis, the Company evaluates its estimates and judgments, which are based on historical and anticipated results and trends as well as on various other assumptions that the Company believes to be reasonable under the circumstances. By their nature, estimates are subject to an inherent degree of uncertainty and, as such, actual results may differ from the Company’s estimates. These estimates include prepaid and accrued clinical trial costs, stock-based compensation expense, valuation of warrants and valuation of deferred tax assets.

Income Taxes — Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Liquidity — Since its inception, the Company has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not generated significant revenues from its planned principal operations. The Company does not anticipate generating significant revenues for the foreseeable future. The Company’s activities are subject to significant risks and uncertainties.

The Company has experienced significant losses since its inception, including net losses of $8.7 million and $9.9 million for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, the Company had an accumulated deficit of $126.2 million and $0.0 million in cash and cash equivalents. The Company has debt commitments of $452 million, which is in default. Substantially all of the Company’s net losses have resulted from costs incurred in connection with its research and development activities and its general and administrative expenses to support operations. The Company’s net losses may fluctuate significantly from quarter to quarter and year to year.

F-8

The Company’s available cash at December 31, 2025 will not be sufficient to fund current liabilities and capital expenditure requirements. Therefore, substantial doubt exists about the Company’s ability to continue operating. The Company expects to continue to incur significant operating expenses for the foreseeable future in connection with its ongoing activities, including conducting clinical trials, manufacturing development and seeking regulatory approval of its drug candidates, prexigebersen, BP1002, BP1003 and BP1001-A. Accordingly, the Company will continue to require substantial additional capital to fund its projected operating requirements. Such additional capital may not be available when needed or on terms favorable to the Company. In addition, the Company may seek additional capital due to favorable market conditions or strategic considerations, even if it believes it has sufficient funds for its current and future operating plan. There can be no assurance that the Company will be able to continue to raise additional capital through the sale of securities in the future. If the Company is not able to secure adequate additional funding, the Company may be forced to make reductions in spending, extend payment terms with suppliers and/or suspend or curtail planned programs. Any of these actions could materially harm the Company’s business, results of operations, financial condition and future prospects.

Recent Accounting Pronouncements — From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) that are adopted by the Company as of the specified effective date. There are no recent accounting pronouncements that have a material impact on the Company’s consolidated financial statements.

3.	Prepaid Drug Product

Advance payments, including nonrefundable amounts, for goods or services that will be used or rendered for future clinical development activities are deferred and capitalized. Such amounts will be recognized as an expense as the related goods are delivered or the related services are performed. The Company recognized certain expenses and incurred installment costs for its contract drug manufacturing and raw material suppliers with prepayments totaling $0.5 million and $1.1 million, respectively, as of December 31, 2025 and 2024 pursuant to drug supply contracts for the manufacture and delivery of prexigebersen for testing in a Phase 2 clinical trial and BP1001-A for testing in a Phase 1 clinical trial.

4.	Other Current Assets

As of December 31, 2025, other current assets included prepaid insurance and other current assets of $0.3 million. As of December 31, 2024, other current assets included prepaid expenses of $1.5 million, comprised primarily of prepayments of $1.2 million made for the Company’s clinical trials for BP1001-A in solid tumors and BP1002 in AML as well as prepaid insurance of $0.3 million.

5.	Property and Equipment

The following table summarizes property and equipment as of December 31, 2025 and 2024:

		December 31,
	Estimated Useful
	Lives	2024	2023

	(in years)	(in thousands)
Leasehold improvements	2 to 5	$463	$463
Computers and office equipment	3	83	83
Furniture and fixtures	7	50	50
Scientific equipment	7	481	481
Total		1,077	1,077
Less: Accumulated depreciation		(1,077)	(1,054)
Net property and equipment		$-	$23

F-9

6.	Accounts Payable

As of December 31, 2024, current liabilities included accounts payable of $4.9 million, comprised primarily of expenses related to the Company’s clinical trials of $3.3 million, drug manufacturing development and testing services of $0.4 million and legal and patent fees of $0.6 million. As of December 31, 2024, current liabilities included accounts payable of $1.3 million, comprised primarily of expenses related to the Company’s clinical trials of $0.8 million, drug manufacturing development and testing services of $0.4 million and legal and patent fees of $0.1 million.

7.	Accrued Expense

As of December 31, 2025, current liabilities included accrued expenses of $3.0 million, comprised primarily of expenses related to the Company’s clinical trial for prexigebersen in AML of $2.9 million, and other accrued expenses of $0.1 million. As of December 31, 2024, current liabilities included accrued expenses of $1.9 million, comprised primarily of expenses related to the Company’s clinical trial for prexigebersen in AML of $1.5 million, accrued employee vacation of $0.1 million, professional and consulting fees of $0.1 million, legal and patent fees of $0.1 million and other accrued expenses of $0.1 million.

8.    Notes Payable

As of December 31, 2025, current liabilities included notes payable of $0.4 million related to the March 2025 Promissory Notes and the April 2025 Promissory Note (each as defined below). As of December 31, 2024, the Company did not have any notes payable.

On March 6, 2025, the Company entered into a securities purchase agreement with 1800 Diagonal Lending LLC, a Virginia limited liability company (the “First Lender”), an accredited investor, for the issuance and sale of a promissory note in the aggregate principal amount of $161,000 (the “First Promissory Note”) for a purchase price of $140,000 after deducting the original issue discount of $21,000. The First Promissory Note bears a one-time interest charge of twelve percent that was applied on the date of issuance, March 6, 2025. The First Promissory Note shall be paid in five payments with the first payment of $90,160 due on August 30, 2025 and subsequent payments of $22,540 due on September 30, 2025, October 30, 2025, November 30, 2025 and December 30, 2025.

On March 28, 2025, the Company entered into a securities purchase agreement with the First Lender, an accredited investor, for the issuance and sale of a promissory note in the aggregate principal amount of $100,050 (the “Second Promissory Note” and together, with the First Promissory Note, the “March 2025 Promissory Notes”) for a purchase price of $87,000 after deducting the original issue discount of $13,050. The Second Promissory Note bears a one-time interest charge of twelve percent that was applied on the date of issuance, March 28, 2025. The Second Promissory Note shall be paid in five payments with the first payment of $56,028 due on September 30, 2025 and subsequent payments of $14,007 due on October 30, 2025, November 30, 2025, December 30, 2025 and January 30, 2026.

On April 28, 2025, the Company entered into a securities purchase agreement with Quick Capital, LLC, a Wyoming limited liability company (the “Second Lender” and together with the First Lender, the “Lenders”), an accredited investor, for the issuance and sale of a promissory note in the aggregate principal amount of $161,000 (the “April 2025 Promissory Note” and together with the March 2025 Promissory Notes, the “Promissory Notes”) for a purchase price of $140,000 after deducting the original issue discount of $21,000. The April 2025 Promissory Note bears a one-time interest charge of twelve percent that was applied on the date of issuance, April 28, 2025. The April 2025 Promissory Note shall be paid in five payments with the first payment of $90,160 due on October 15, 2025 and subsequent payments of $22,540 due on November 15, 2025, December 15, 2025, January 15, 2026 and February 15, 2026.

Upon the occurrence and during any continuation of any Event of Default (as defined in the Promissory Notes), the Promissory Notes shall become immediately due and payable and, with respect to each Promissory note, the Company shall pay to the Lenders, in full satisfaction of such Promissory Note, an amount equal to 150% times the sum of (i) the then outstanding principal amount of such applicable Promissory Notes plus (ii) accrued and unpaid interest on the unpaid principal amount of such applicable Promissory Notes to the date of payment plus (iii) default interest, if any, at a rate of 22% per annum on the amounts referred to in clauses (i) and/or (ii) plus (iv) any amounts owed to the Lenders, as applicable, pursuant to the Conversion Right (as defined below). In addition, only upon an Event of Default and during any continuation thereof, the Lenders may elect to convert all or any part of the outstanding principal and interest on the Promissory Notes, as applicable, in fully paid and non-assessable shares of the Company’s common stock at a conversion price per share equal to 65% of the lowest closing bid price of the Company’s common stock for the ten trading days prior to the date of conversion (the “Conversion Right”). The Lenders, together with their affiliates, may not convert any portion of such Promissory Notes to the extent that the Lenders would own more than 4.99% of the Company’s outstanding common stock immediately after the conversion.

F-10

As of December 31, 2025, the Promissory Notes were in default and became convertible under the default provisions. As a result, the Company incurred a default penalty of $.1 million. As such, The Company analyzed the conversion option for derivative accounting consideration under ASC 815, "Derivatives and Hedging," and determined that the convertible notes should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company accounted for conversion feature of the March 2025 Promissory Notes as a derivative liability due to there being no explicit limit to the number of shares to be delivered upon settlement of all conversion options. The conversion features of the March 2025 Promissory Notes were recorded at fair value using the Black-Scholes valuation model. At December 31, 2025, the Derivative liabilities related to the Promissory Notes were $0.5 million.

9. Warrant Liability

In connection with the 2023 Public Offering, the 2024 March Registered Direct Offering and the 2024 April Registered Direct Offering (each as defined in Note 10), the Company issued the 2023 Warrants (as defined in Note 10) as well as warrants under the 2024 March Private Placement and the 2024 April Private Placement (each as defined in Note 10 and collectively the “2024 Warrants”). The 2023 and 2024 Warrants contain a provision applicable in the event of a fundamental transaction whereby the volatility used to calculate the warrant exercise terms is fixed and meets the definition of a derivative.

Due to this provision and in accordance with Accounting Standard Codification (“ASC 815”) Derivatives and Hedging, the 2023 and 2024 Warrants were classified as a liability and recorded at fair value using the Black-Scholes valuation model. The estimated fair value of the warrant liability for the 2024 Warrants on the closing dates of the 2024 March Registered Direct Offering and 2024 April Registered Direct Offering, March 27, 2024 and April 19, 2024, respectively, was $1.7 million. As of December 31, 2025, the fair value of the warrant liability was $0.1 million. The net change in fair value during the year of $0.4 million, comprised of a decrease in fair value of the warrant liability for the 2023 and 2024 Warrants. As of December 31, 2024, the fair value of the warrant liability was $0.4 million. The net change in fair value during the year of $2.1 million, comprised of an increase in fair value of the warrant liability for the 2023 and 2024 Warrants is shown as other income on the Company’s Consolidated Statements of Operations. The Company will continue to measure the fair value of the 2023 and 2024 Warrants each quarter until they are exercised or expire, and any change will be adjusted accordingly on the Company’s financial statements.

10. Fair Value Measurements

In accordance with ASC 820 Fair Value Measurement, the Company uses various inputs to measure the 2023 and 2024 Warrants on a recurring basis to determine the fair value of the liability. ASC 820 also establishes a hierarchy categorizing inputs into three levels used to measure and disclose fair value. The hierarchy gives the highest priority to quoted prices available in active markets and the lowest priority to unobservable inputs. An explanation of each level in the hierarchy is described below:

Level 1 – Unadjusted quoted prices in active markets for identical instruments that are accessible by the Company on the measurement date.

Level 2 – Quoted prices in markets that are not active or inputs which are either directly or indirectly observable.

Level 3 – Unobservable inputs for the instrument requiring the development of assumptions by the Company.

The following table summarizes the Company’s Warrants measured at fair value within the hierarchy on a recurring basis as of December 31, 2025:

	Fair Value Measurements at
	December 31, 2025
	(In thousands)
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$—	$14	$14
Derivative liability	—	—	508	508
	$—	$—	$522	$522

F-11

The following table summarizes the Company’s 2023 and 2024 Warrants measured at fair value within the hierarchy on a recurring basis as of December 31, 2024:

The following table summarizes changes to the fair value of the Level 3 2023 and 2024 Warrants for the year ended December 31, 2024:

	Fair Value Measurements at
	December 31, 2024
	(In thousands)
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$—	$434	$434

The following table summarizes changes to the fair value of the Level 3 Warrants for the nine months ended September 30, 2025:

Fair Value of
Warrant
Liability
(In thousands)
Balance at December 31, 2024	$434
Change in fair value	(420
Balance at December 31, 2025	$14

Fair Value of Warrant Liability
(in thousands)
Balance at December 31, 2023	$863
Issuance	1,655
Exercises	—
Change in fair value	(2,084)
Balance at December 31, 2024	$434

The Company utilized the Black-Scholes valuation model for estimating the fair value of the 2024 and 2025 Warrants using the following assumptions:

	2025	2024
Risk-free interest rate	3.92%	4.37%
Expected volatility	152 – 180%	117%
Expected term in years	1 - 3.9	4.1
Dividend yield	—%	—%

F-12

11.	Stockholders’ Equity

Issuances of Common Stock – On August 3, 2023, the Company entered into a placement agency agreement with Roth Capital Partners, LLC relating to a best efforts public offering of an aggregate of 175,000 shares of our common stock, together with warrants to purchase up to 175,000 shares of the Company’s common stock (“the 2023 Warrants”), for gross proceeds of approximately $2.1 million (the “2023 Public Offering”). The 2023 Public Offering was made pursuant to a registration statement on Form S-1, as amended (File No. 333-272879), which was declared effective by the Securities and Exchange Commission (“SEC”) on August 2, 2023. The 2023 Public Offering closed on August 7, 2023. The net proceeds from the offering, after deducting the placement agent’s fees and expenses and the Company’s offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, were approximately $1.7 million.

On March 25, 2024, the Company entered into a securities purchase agreement with a certain institutional and accredited investor pursuant to which the Company agreed to sell, in a registered direct offering, an aggregate of 75,000 shares of its common stock for gross proceeds of approximately $0.3 million under the base prospectus contained in the 2022 Shelf Registration Statement and a related prospectus supplement filed with the SEC on March 27, 2024 (the “March 2024 Registered Direct Offering”). In a concurrent private placement, the Company also agreed pursuant to the securities purchase agreement to issue to such investor warrants to purchase up to 75,000 shares of its common stock at an exercise price of $3.865 per share (the “March 2024 Private Placement”). The March 2024 Registered Direct Offering and the March 2024 Private Placement closed on March 27, 2024. The net proceeds from the offerings, after deducting the placement agent’s fees and expenses and the Company’s offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offerings, were approximately $0.2 million.

On April 4, 2024, the Company entered into the At The Market Offering Agreement with H.C. Wainwright & Co., as sales agent, pursuant to which the Company may offer and sell, from time to time, through Wainwright, shares of its common stock. Under the At The Market Offering Agreement, Wainwright may sell shares by any method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, as amended, or any other method permitted by law, including in privately negotiated transactions. The Company or Wainwright may suspend or terminate the offering of shares upon notice to the other party and subject to other conditions. The Company will pay Wainwright a commission of 3.0% of the aggregate gross proceeds from each sale of shares under the At The Market Offering Agreement and have agreed to provide Wainwright with customary indemnification and contribution rights. The Company has also agreed to reimburse Wainwright for certain specified expenses. The Company is subject to certain restrictions on its ability to offer and sell shares of its common stock under the At The Market Offering Agreement. On April 4, 2024, in connection with the execution of the At The Market Offering Agreement, the Company filed with the SEC a prospectus supplement (the “Initial ATM Prospectus Supplement”) to the base prospectus contained in the 2022 Shelf Registration Statement, which Initial ATM Prospectus Supplement related to the offering of up to $2.0 million of shares of the Company’s common stock under the At The Market Offering Agreement. Subsequent to entering into the Offering Agreement, the Company offered and sold 436,511 shares of common stock for gross proceeds of approximately $2.0 million and terminated the offering under the Initial ATM Prospectus Supplement on April 19, 2024. The net proceeds from such offering, after deducting commissions and the Company’s offering expenses, were approximately $1.8 million. The ATM Offering Agreement was terminated on [ ].

On April 18, 2024, the Company entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which the Company agreed to sell, in a registered direct offering, an aggregate of 375,000 shares of its common stock for gross proceeds of approximately $1.2 million under the base prospectus contained in the 2022 Shelf Registration Statement and a related prospectus supplement filed with the SEC on April 19, 2024 (the “April 2024 Registered Direct Offering”). In a concurrent private placement, the Company also agreed pursuant to the securities purchase agreement to issue to such investors warrants to purchase up to 375,000 shares of its common stock at an exercise price of $3.10 per share (the “April 2024 Private Placement”). The April 2024 Registered Direct Offering and the April 2024 Private Placement closed on April 19, 2024. The net proceeds from the offerings, after deducting the placement agent’s fees and expenses and the Company’s offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offerings, were approximately $0.9 million.

F-13

On April 19, 2024, the Company determined to increase the number of shares available for sale under the At The Market Offering Agreement, up to an additional aggregate offering price of approximately $1.1 million, which shares were being offered and sold pursuant to the 2022 Shelf Registration Statement and a prospectus supplement and accompanying prospectus filed with the SEC on April 19, 2024 (the “Subsequent ATM Prospectus Supplement”). As of December 31, 2024, the Company has offered and sold 334,929 shares of common stock under the Subsequent ATM Prospectus Supplement for gross proceeds of approximately $1.1 million and after deducting commissions and the Company’s offering expenses, the net proceeds from such offering were approximately $1.0 million.

On June 3, 2024, the Company entered into a securities purchase agreement with a certain institutional and accredited investor pursuant to which the Company agreed to sell, in a private placement, an aggregate of (i) 180,000 shares of its common stock, (ii) pre-funded warrants to purchase up to 1,629,955 shares of its common stock at an exercise price of $0.001 per share, (iii) Series A warrants to purchase up to 1,809,955 shares of its common stock at an exercise price of $2.00 per share and (iv) Series B warrants to purchase up to 1,809,955 shares of its common stock at an exercise price of $2.00 per share for gross proceeds of approximately $4.0 million (the “June 2024 Private Placement”). The June 2024 Private Placement closed on June 5, 2024. The net proceeds from the offering, after deducting the placement agent’s fees and expenses and the Company’s offering expenses, and excluding the proceeds, if any, from the exercises of the warrants issued in the offering, were approximately $3.3 million.

On October 8, 2024, the Company entered into a securities purchase agreement with a certain institutional and accredited investor pursuant to which the Company agreed to sell, in a private placement, an aggregate of (i) pre-funded warrants to purchase up to 4,597,702 shares of its common stock at an exercise price of $0.001 per share, (ii) Series A warrants to purchase up to 6,407,657 shares of its common stock at an exercise price of $1.00 per share and (iii) Series B warrants to purchase up to 6,407,657 shares of its common stock at an exercise price of $1.00 per share for gross proceeds of approximately $4.0 million (the “October 2024 Private Placement”). The October 2024 Private Placement closed on October 10, 2024 (the “Closing Date”). In connection with the October 2024 Private Placement, the Company and the investor agreed to cancel such investor’s Series A warrants to purchase 1,809,955 shares of common stock at an exercise price of $2.00 and Series B warrants to purchase 1,809,955 shares of common stock at an exercise price of $2.00 issued to such investor in connection with the June 2024 Private Placement, effective as of the Closing Date. The net proceeds from the offering, after deducting the placement agent’s fees and expenses and the Company’s offering expenses, and excluding the proceeds, if any, from the exercises of the warrants issued in the offering, were approximately $3.5 million.

During the year ended December 31, 2025, the Company issued an aggregate of 2,540,000 shares of its common stock pursuant to the exercise of pre-funded warrants at a weighted average exercise price of approximately $0.001 per share. The Company did not issue any common stock pursuant to the exercise of warrants during the year ended December 31, 2024.

During the year ended December 31, 2025, convertible debt of $0.1 million was converted into 1,395,000 shares of common stock, of which 461,000 shares have yet to be issued.

Stockholders’ (Deficit) Equity totaled ($8.2) million as of December 31, 2025 compared to $0.2 million as of December 31, 2024. There were 9,242,151 shares of common stock issued and outstanding as of December 31, 2025. There were no shares of preferred stock issued and outstanding as of December 31, 2025.

12.	Stock-Based Compensation Plan

The 2022 Plan – On December 15, 2022, the Company’s stockholders approved the Bio-Path Holdings, Inc. 2022 Stock Incentive Plan (the “2022 Plan”), which replaced the 2017 Stock Incentive Plan, as amended (the “2017 Plan,” and together with the 2022 Plan, the “Plans”). As of stockholder approval of the 2022 Plan on December 15, 2022, no further awards will be made under the 2017 Plan. The 2022 Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Restricted Share Units, Stock Appreciation Rights and other stock-based awards, or any combination of the foregoing, to the Company’s employees, non-employee directors and consultants. As of December 31, 2024, there were 1,200,948 shares of common stock reserved for future issuance of awards under the 2022 Plan. Under the 2022 Plan, the exercise price of awards is determined by the Board of Directors or the compensation committee of the Board of Directors, and for options, may not be less than the fair market value as determined by the closing stock price at the date of the grant. Each option and award under the 2022 Plan shall vest and expire as determined by the Board of Directors or the compensation committee. Options expire no later than ten years from the date of grant. All grants provide for accelerated vesting if there is a change in control, as defined in the 2022 Plan.

F-14

The Company did not issue and stock options in 2025. Stock option awards granted for the year 2024were estimated to have a weighted average fair value per share of $1.55. The fair value calculation is based on stock options granted during the year using the Black-Scholes option-pricing model on the date of grant. In addition, for all stock options granted, exercise price was determined based on the fair value as determined by the closing stock price at the date of the grant. For stock options granted during 2024 the following weighted average assumptions were used in determining fair value:

2024
Risk-free interest rate	4.00%
Expected volatility	134%
Expected term in years	6.0
Dividend yield	—%

The Company determines the expected term of its stock option awards using the simplified method based on the weighted average of the length of the vesting period and the term of the exercise period. Expected volatility is determined by the volatility of the Company’s historical stock price over the expected term of the grant. The risk-free interest rate for the expected term of each option granted is based on the U.S. Treasury yield curve in effect at the time of grant.

The following summary represents option activity under the Company’s stock-based compensation plans for the year ended December 31, 2025:

		Weighted-
		Average
		Exercise
	Options	Price
	(In thousands)
Outstanding at December 31, 2024	96	$71.40
Forfeited	(36)	5.99
Outstanding at December 31, 2025	60	$107.50
Vested and expected to vest December 31, 2025	60	$108.18
Exercisable at December 31, 2025	42	$150.44

Option activity under the Plans for the year ended December 31, 2024 was as follows (in thousands, except as noted):

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
	(in thousands)
Outstanding at December 31, 2023	43	$161.20	7.6	$—
Granted	53	$1.55	9.6
Outstanding at December 31, 2024	96	$71.40	8.2	$—
Vested and expected to vest December 31, 2024	95	$72.57	8.2	$—
Exercisable at December 31, 2024	37	$172.06	6.5	$—

F-15

The aggregate intrinsic value represents the total pretax intrinsic value (the difference between the Company’s closing stock price on December 31, 2024 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2024. This amount changes based on the fair value of the Company’s stock.

Stock-Based Compensation Expense – Total stock-based compensation expense for the year ended December 31, 2025 was $0.2 million, which consisted of research and development expense of $0.1 million and general and administrative expense of $0.1 million. Total stock-based compensation expense for the year ended December 31, 2024 was $0.6 million, which consisted of research and development expense of $0.2 million and general and administrative expense of $0.4 million. As of December 31, 2025, unamortized stock-based compensation expense for all outstanding options was $0.2 million, which is expected to be recognized over a weighted average vesting period of 1.4 years.

13.	Warrants

A summary of warrants outstanding and exercisable as of December 31, 2024 is as follows (in thousands, except as noted):

	Warrants Outstanding			Warrants Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Year Issued	Outstanding	Life	Price	Exercisable	Price
		(in years)	(per share)		(per share)
2022	40	3.4	15.20	40	15.20
2023	130	3.6	12.00	130	12.00
2024	13,780	3.5	1.10	13,780	1.10
	13,950	3.5	$1.24	13,950	$1.24

In addition to the warrants listed in the table above, the Company had 2,540,000 pre-funded warrants outstanding and exercisable with a weighted average exercise price of $0.001 and no expiration date as of December 31, 2024.

On October 24, 2025, the Company engaged Steel Giants Advisors LLC (“SGA”) to advise it on restructuring its’ operations, raise capital, and updating financial statements and maintaining books and records for a period of one year. As part of the engagement, the Company agreed to pay SGA $10,000 cash per month and issue SGA two million common stock purchase warrants with a cashless exercise price of $0.0001 and a five-year expiration and anti-dilution rights. The warrants were valued utilizing the Black-Scholes option pricing model at $0.2 million.

14.	Commitments and Contingencies

Drug Supplier Project Plan – Total commitments for the Company’s drug supplier project plan were $0.2 million as of December 31, 2024, comprised of $0.1 million for the manufacture of prexigebersen and BP1001-A drug product as well as $0.1 million for testing services. The Company expects to incur $0.1 million of these commitments over the next 12 months.

15.	Leases

In April 2014, the Company entered into a five-year lease agreement for administrative office space located in Bellaire, Texas. The term of the lease began on August 1, 2014 and was set to expire on July 31, 2019; however, in May 2019, the Company entered into an amendment to the lease agreement to extend the term of the lease for a period of five years, beginning on August 1, 2019 and ending on October 31, 2024. On October 23, 2024, the Company entered into a second amendment to the lease agreement to extend the term of the lease for a period of one year, beginning on November 1, 2024 and ending on October 31, 2025.

F-16

In April 2016, the Company entered into a three-year lease agreement for lab space located in Bellaire, Texas. The term of lease began on May 1, 2016 and was set to expire on April 30, 2019; however, in December 2018, the Company entered into an amendment to the lease agreement to extend the term for a period of three years, beginning on May 1, 2019 and ending on April 30, 2022. In January 2022, the Company exercised an option in the lease agreement amendment to extend the term of the lease to April 30, 2025.

At the inception of an agreement, the Company determines if the agreement is a lease based on the unique facts and circumstances in each agreement. Lease classification, recognition, and measurement are then determined at the lease commencement date. For agreements that contain a lease, the Company identifies lease and non-lease components, determines the consideration in the contract, determines whether the lease is an operating or financing lease and recognizes right of use (“ROU”) assets and lease liabilities. Lease liabilities and their corresponding ROU assets are recorded based on the present value of lease payments over the expected lease term. The interest rate implicit in lease contracts is typically not readily determinable so the Company uses an incremental borrowing rate based on the information available at the lease commencement date, which represents an estimated rate that would be incurred to borrow over a similar term in a similar economic environment. The weighted average incremental borrowing rate utilized on its lease liabilities as of December 31, 2024 was 8.0%.

The Company’s current leases include options to renew which can impact the lease term. The exercise of these options is at its discretion and the Company does not include any of these options within the expected lease term as there is no reasonable certainty these options will be exercised. Fixed lease payments on operating leases are recognized over the expected term of the lease on a straight-line basis within its consolidated financial statements. The Company’s leases are included in ROU assets, current portion of lease liabilities and noncurrent lease liabilities in its consolidated balance sheet for the year ended December 31, 2025 and 2024.

The following table summarizes the Company’s operating lease assets and liabilities:

	December 31,
	2025	2024

	(in thousands)
Assets:
Operating lease assets	$11	$84

Liabilities:
Current portion of lease liabilities	11	83
Noncurrent lease liabilities	—	10
Total operating lease liabilities	$11	$83

The following table summarizes the Company's lease related costs:

	December 31,
	2025	2024

	(in thousands)
Operating lease costs	$73	$123
Variable lease costs	—	8
Total lease costs	$73	$131

F-17

The Company made cash payments for its operating leases of $0.1 million for the year ended December 31, 2024.

The following table summarizes the Company's expected minimum lease payments:

As of December 31, 2025
(in thousands)
2025	$11
Future minimum lease payments	11
Less: Interest	—
Present value of operating lease liabilities	$11

As of December 31, 2025, the weighted average remaining lease term was 0.3 years.

16.	Benefit Plan

The Company initiated a contribution savings plan under Section 401(k) of the Internal Revenue Code in 2016. Under the plan, all eligible employees may contribute up to the statutory allowable amount governed by the Internal Revenue Service for any calendar year. The Company makes matching contributions equal to 100% of the first 3% and 50% of the next 2% of each employee’s base salary up to the allowable amount, which is fully vested on the date the matching contributions are made. For the years ended December 31, 2025 and 2024, matching contributions totaled $14,000 and $34,000, respectively.

17.	Income Taxes

At December 31, 2025, the Company had a net operating loss carryforward for federal income tax purposes of $100.8 million, $35.8 million of which begins to expire in varying amounts in tax years 2026 through 2037. Approximately $64.9 million of net operating losses, incurred after December 31, 2017, carryforward indefinitely. Additionally, the Company has a research and development tax credit carryforward of $7.8 million for federal income tax purposes that begins to expire in varying amounts in tax year 2028. In connection with the Company’s equity transactions in 2007 and 2019, the Company determined that the utilization of net operating losses in future years may be subject to limitations by reason of an “ownership change” as defined under Section 382 of the Internal Revenue Code (IRC) (“Section 382 Limitation”). As a result of the Section 382 Limitation, the Company may not be able to fully utilize its net operating loss carry forwards and other tax credit carry forwards to offset future taxable income. Based on the Company’s estimated impact of the ownership change and Section 382 Limitation as of December 31, 2024, the net operating loss was reduced to $91.7 million, and the tax credits were reduced to $6.0 million for credits earned after the 2019 ownership change. During the year ended December 31, 2024, the Company raised additional equity capital and has yet to determine whether an ownership change occurred. If an ownership change is determined to have occurred in 2024, additional limitations on the Company’s net operating losses incurred prior to the ownership change may apply. Based on operations through December 31, 2024, the Company has estimated that the net operating loss and tax credits should be further reduced by providing a full valuation allowance against both.

In assessing the ability to realize its deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers evidence such as the reversal of deferred tax liabilities, projected future results of operations, and tax planning strategies in making this assessment. Based upon the level of historical taxable income, significant book losses during the current and prior periods, and projections for future results of operations over the periods in which the deferred tax assets are deductible, among other factors, management continues to conclude that the Company does not meet the “more likely than not” requirement of ASC 740 Income Taxes in order to recognize deferred tax assets. As such, a valuation allowance has been recorded to offset the Company’s net deferred tax assets at December 31, 2025 and 202. The Company recorded an increase in the valuation allowance of $0.1 and $3.5 million, respectively.

F-18

Due to the uncertainty surrounding the realization of the benefits of its deferred assets, including NOL carryforwards, the Company has provided a 100% valuation allowance on its net deferred tax assets at December 31, 2025 and 2024. The valuation allowance was $27.7 million and $27.6 million as of December 31, 2025 and 2024, respectively.

The components of the Company’s deferred tax asset are as follows:

	December 31,
	2025	2024

	(in thousands)
Deferred tax assets – non-current

Accrued bonuses	$—	$—
Accrued vacation	24	24
Net operating loss (NOL) carryover	19,263	19,263
Capitalized research expenses	1,440	1,440
Research & development tax credits	6,035	6,035
Share based expense	808	808
Other	3	3
Right of use lease liability	3	18
Fixed asset depreciation	52	52
Total deferred tax asset	27,628	27,643
Less: valuation allowance	(27,626)	(27,626)
Net deferred tax asset	2	17
Right of use asset	(2)	(17)
Net deferred tax asset	$—	$—

Reconciliation between income taxes at the statutory tax rate (21%) and the actual income tax provision for continuing operations follows:

	December 31,
	2025	2024

	(in thousands)
Loss before income taxes	$(8,674)	$(9,894)
Tax (benefit) at statutory tax rate	(1,822)	(2,078)
Effects of:
Exclusion of incentive stock option expense	163	61
R&D tax credits	(1,266)	(1,266)
Increase in valuation allowance	3097	3,455
FMV of warrants	—	(438)
Other	—	266
Provision for income taxes	$—	$—

As of December 31, 2025, the Company had no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded as of the year ended December 31, 2025, and no interest or penalties have been accrued as of December 31, 2025 and 2024, respectively.

F-19

The Company’s open years for Internal Revenue Service (IRS) examination purposes due to normal statute of limitation are 2021, 2022 and 2023. However, since the Company has operating loss carryforwards, the IRS has the ability to make adjustments to items that originate in a year otherwise barred by the statute of limitations under Section 6501 of the IRC of 1986, as amended, in order to redetermine tax for an open year to which those items are carried. Therefore, in a year in which a net operating loss deduction was claimed, the IRS may examine the year in which the net operating loss was generated and adjust it accordingly for purposes of assessing additional tax in the year the net operating loss was claimed. The Company is not currently under examination by the IRS or any other taxing authorities.

18.	Subsequent Events

On January 2, 2026, we issued Steel Giants Advisors LLC two million common stock purchase warrants with a cashless exercise price of $0.0001 and a five-year expiration and anti-dilution rights. under a previously signed advisory agreement

On January 2, 2026, we created a new class of Series S Preferred stock with 51 authorized shares each having 1% of the fully diluted voting power of the corporation and convertible into one common share. On January 3, 2026, we issued 51 shares of Series S Preferred stock to Steel Giants Advisors LLC to facilitate restructuring of our financial obligations and manage our current and planned corporate actions including domestication of our corporation in Wyoming.

On January 8, 2026, the Company entered into a securities purchase agreement with the First Lender, an accredited investor, for the issuance and sale of a promissory note in the aggregate principal amount of $38,400 for a purchase price of $32,000 after deducting the original issue discount of $7,000. The Promissory Note bears a one-time interest charge of fifteen percent that was applied on the date of issuance, The Promissory Note shall be paid in five payments with the first payment of $22,080 due on June 30 2026 and subsequent payments of $7,360 due on July 30, 2026, August 30, 2026, and September 30, 2026.

On January 8, 2026, the Company entered into a securities purchase agreement with the Second Lender, an accredited investor, for the issuance and sale of a promissory note in the aggregate principal amount of $38,400 for a purchase price of $32,000 after deducting the original issue discount of $7,000. The Promissory Note bears a one-time interest charge of fifteen percent that was applied on the date of issuance, The Promissory Note shall be paid in five payments with the first payment of $22,080 due on June 30, 2026, and subsequent payments of $7,360 due on July 30, 2026, August 30, 2026, and September 30, 2026.

On January 24, 2026 the Company engaged Farrington Capital Group, Inc. to enhance its online and technological platforms, make introductions to strategic advisors, and review operations. As compensation, Farrington Capital Group received $1,000 in cash and 100,000 restricted common shares.

On February 10, 2026, we created a Scientific Advisory Board to guide the Company through its planned restarts of clinical trials for treatments and cures for AML, solid cancer tumors, and other rare diseases. To support this effort, we have approved the issuance of up to 1.5 million stock options to be issued at or above market prices over the next three years. As of today, we have made bonafide offers to four professionals with significant experience in the medical research, academia and business fields. These candidates need their respective employers’ approval to join our Advisory Board. At this time, two individuals – Wendy Charles , PhD, a digital health scientists and Global Speaker University of Colorado Anschutz Medical Campus, and Michael Hickey, V.P. of Clinical Operations to Processa Pharmaceuticals and our former V.P. of Clinical Operations - have accepted and been appointed to our Scientific Advisory Board. Two other candidates’ acceptances are pending reviews by their respective employers.

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